Exhibit 4.1

EXECUTION VERSION

BRUNSWICK CORPORATION,

as Issuer

THE SUBSIDIARY GUARANTORS PARTIES

HERETO

11.250% Senior Secured Notes due 2016

INDENTURE

Dated as of August 14, 2009

THE BANK OF NEW YORK MELLON TRUST

COMPANY, N.A.

as Trustee

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EXHIBITS

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EXHIBIT A	Form of Note
EXHIBIT B	Form of Indenture Supplement to Add Subsidiary Guarantors
EXHIBIT C	Form of Intercreditor Agreement

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INDENTURE, dated as of August 14, 2009 (this “Indenture”), among BRUNSWICK CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), certain subsidiaries of the Company from time to time parties hereto (the “Subsidiary Guarantors”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”).

Recitals Of The Company

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of (i) $350,000,000 aggregate principal amount of the Company’s 11.250% Senior Secured Notes due 2016, issued on the date hereof (the “Initial Notes”), (ii) if and when issued, an unlimited principal amount of additional notes having identical terms and conditions as the Initial Notes other than issue date, issue price and the first interest payment date (the “Additional Notes” and, together with the Initial Notes, the “Securities”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Securities:

ARTICLE I

Definitions and Incorporation by Reference

SECTION 1.1. Definitions.

“1987 Indenture” means the indenture, dated as of March 15, 1987, between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee, as amended and supplemented.

“1987 Restricted Subsidiaries” means Brunswick Family Boat Co., Inc., Brunswick Bowling and Billiards Corporation and Sea Ray Boats, Inc.

“2013 Notes” means the 11.75% Senior Notes due 2013 of the Company.

“ABL Agent” means the administrative agent under the ABL Facility.

“ABL Collateral” means the assets that secure the ABL Obligations, certain hedging obligations and all banking services obligations incurred with any lender or its affiliates under the ABL Facility, including, subject to certain exceptions, without limitation the existing and future accounts receivable, inventory, equipment, intellectual property, cash, deposit accounts, chattel paper, investment property, financial instruments, general intangibles, other personal property, future-acquired real properties and the Capital Stock and other equity interests in substantially all directly-held domestic subsidiaries and 65% of the Capital Stock in certain foreign subsidiaries and the proceeds and products of the foregoing of the Company and its domestic subsidiaries that guarantee the ABL Facility, except for the First-Priority Collateral, Excluded Assets, any real property that is owned by the Company or any 1987 Restricted

Subsidiary (with respect to the Company and 1987 Restricted Subsidiaries, to the extent the 1987 Indenture remains in existence) or any real property that has a fair market value less than $10.0 million in an aggregate amount not to exceed $50.0 million. In addition, for as long as the 1987 Indenture remains in effect, the ABL Obligations, certain hedging obligations and all banking services obligations Incurred with any lender or its affiliates under the ABL Facility secured by Liens on any “Principal Property” or shares of Capital Stock of a “Restricted Subsidiary”, in each case as defined under the 1987 Indenture, shall not exceed the difference between (i) the maximum amount of obligations that can be secured without requiring any securities issued under such indenture to be ratably secured and (ii) the sum of (A) the amount of debt secured by the Headquarters (and permitted to be so secured under the ABL Facility) to the extent it constitutes “Principal Property” under such indenture and (B) the amount of debt secured by a Lien on the Fond du Lac Facility or the Stillwater Facility (and permitted to be so secured under the ABL Facility) to the extent either such asset subject to such a Lien constitutes “Principal Property” under the 1987 Indenture. The 1987 Indenture defines “Principal Property” to mean any manufacturing plant or other facility of the Company or any Restricted Subsidiary (as defined in the 1987 Indenture), whether now owned or hereafter acquired, which, in the opinion of the Board of Directors of the Company, is of material importance to the business conducted by the Company and its Restricted Subsidiaries (as defined in the 1987 Indenture) as a whole. At any time there are no ABL Obligations outstanding, “ABL Collateral” means the assets that secured the ABL Obligations last outstanding (and any after acquired assets that would have been ABL Collateral had the ABL Obligations remained outstanding).

“ABL Facility” means the Amended and Restated Credit Agreement dated as of April 29, 2005, as amended and restated as of December 19, 2008, among the Company, the subsidiary borrowers party thereto, the guarantors party thereto, the lenders parties thereto and JPMorgan Chase Bank, N.A., as administrative agent (or its successor in such capacity), and as it may be amended, supplemented or modified from time to time and any renewal, increase, extension, refunding, restructuring, replacement or refinancing thereof in whole or in part (whether with the original administrative agent and lenders or another administrative agent or agents or one or more other lenders and whether provided under the original ABL Facility or one or more other credit or other agreements or indentures entered into from time to time).

“ABL Obligations” means Indebtedness outstanding under the ABL Facility that is secured by a Permitted Lien described under clause (1) of the definition thereof, and all other Obligations (not constituting Indebtedness) of the Company or any Subsidiary Guarantor under the ABL Facility.

“Acquired Indebtedness” means, with respect to any Person, Indebtedness (i) of a Person or any of its Subsidiaries existing at the time such Person is merged with or becomes a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, and Indebtedness secured by a Lien encumbering any asset acquired by such specified Person. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (i) of the preceding sentence, on the date such Person is merged with or becomes a

Restricted Subsidiary and, with respect to clause (ii) of the preceding sentence, on the date of consummation of such acquisition of assets.

“Additional Assets” means:

(1) any property, plant, equipment or other asset (excluding working capital or current assets for the avoidance of doubt) to be used by the Company or a Restricted Subsidiary in a Related Business;

(2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary; or

(3) Capital Stock constituting a minority interest in any Person that at such time is or shall thereupon become a Restricted Subsidiary; provided, however, that, in the case of clauses (2) and (3) such Restricted Subsidiary is primarily engaged in a Related Business.

“Affiliate” of any specified Person means (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person, (ii) any Person who is a director or officer (a) of such Person, (b) of any Subsidiary of such Person or (c) of any Person described in clause (i) above and (iii) any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to clauses (i) and (ii). For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Notwithstanding the foregoing, no Person (other than the Company or any Subsidiary of the Company) in whom a Receivables Entity makes an Investment in connection with a Qualified Receivables Transaction shall be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment.

“Applicable Premium” means with respect to any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such Security; and

(2) the excess, if any, of (a) the present value as of such Redemption Date of (i) $1,056.25 per $1,000 principal amount of such Security on November 1, 2013 plus (ii) all required interest payments due on such Security through November 1, 2013 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points, over (b) the then-outstanding principal of such Security, in each case as calculated by the Company or on behalf of the Company by such Person as the Company shall designate; provided that such calculation shall not be a duty or obligation of the applicable Trustee.

“Asset Disposition” means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares), property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

(1) a disposition of assets by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly-Owned Subsidiary (other than a Receivables Entity); provided that a disposition of assets that are not First-Priority Collateral may be transferred by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary; provided, further, that in the case of a transfer of Collateral to a Subsidiary Guarantor, the transferee shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral pledged by or transferred to the transferee, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions;

(2) the sale of Cash Equivalents in the ordinary course of business;

(3) a disposition of inventory in the ordinary course of business;

(4) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

(5) the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to Section 4.1 or any disposition that constitutes a Change of Control pursuant to this Indenture;

(6) an issuance of Capital Stock by a Restricted Subsidiary to the Company or to a Wholly-Owned Subsidiary (other than a Receivables Entity);

(7) for purposes of Section 3.8 only, the making of a Permitted Investment or a disposition subject to Section 3.4;

(8) sales of accounts receivable and related assets or an interest therein of the type specified in the definition of “Qualified Receivables Transaction” to a Receivables

Entity and transfers of accounts receivable and related assets or an interest therein of the type specified in the definition of “Qualified Receivables Transaction” by a Receivables Entity in a Qualified Receivables Transaction;

(9) dispositions of assets in a single transaction or a series of related transactions with an aggregate fair market value of less than $1.0 million;

(10) the creation of a Permitted Lien and dispositions in connection with Permitted Liens;

(11) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(12) the issuance by a Restricted Subsidiary of Preferred Stock that is permitted by Section 3.3;

(13) the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries;

(14) to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Related Business;

(15) foreclosure on assets;

(16) any sale of Capital Stock, Indebtedness or other securities of, an Unrestricted Subsidiary; and

(17) solely for the purposes of Section 3.8(b)(3), dispositions of up to $50.0 million of net book value of assets in a single transaction or a series of related transactions pursuant to restructuring plans that have been initiated or commenced prior to December 31, 2009.

“Attributable Indebtedness” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in the transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended), determined in accordance with GAAP; provided, however, that if such Sale/Leaseback Transaction constitutes a Capitalized Lease Obligation, the amount of Indebtedness represented thereby shall be determined in accordance with the definition of “Capitalized Lease Obligations.”

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

“BAC Joint Venture” means Brunswick Acceptance Company, LLC, a joint venture company (a majority of the equity interests of which is owned on the Issue Date by General Electric Commercial Finance or one of its Subsidiaries and the remainder thereof by the Company and/or any Subsidiary of the Company). The BAC Joint Venture existing on the Issue Date may be replaced by a joint venture between the Company or one of its Subsidiaries and a financing party without the consent of the Holders if the terms of such joint venture and the related agreements and arrangements shall not materially adversely affect the Company’s or any Subsidiary Guarantor’s ability to make anticipated principal or interest payments on the Securities or Subsidiary Guarantees, as the case may be (as determined in Good Faith by the Company). In such event, then “BAC Joint Venture” shall mean such replacement joint venture from and after its inception and the terms “BAC Joint Venture Obligations” and “BAC LLC Agreement” shall have correlative meanings in respect of the organizational documents and contractual obligations of such replacement joint venture.

“BAC Joint Venture Obligations” means any and all agreements, undertakings, arrangements and other obligations of the Company and its Restricted Subsidiaries to make loans or advances, or guarantee the obligations of or purchase or otherwise acquire any Capital Stock, Obligations or other securities of, make any capital contribution to, or otherwise invest in, the BAC Joint Venture.

“BAC LLC Agreement” means that certain limited liability company agreement, dated as of October 24, 2002, between Brunswick Financial Services Corporation and CDF Ventures, LLC, as amended through the Issue Date and as further amended, supplemented or otherwise modified in accordance with this Indenture.

“Bank Lender” means the lenders or holders of Indebtedness issued under the ABL Facility or any replacement thereof.

“Board of Directors” means:

(1) with respect to a corporation, the Board of Directors of the corporation or (other than for purposes of determining Change of Control) any committee thereof duly authorized to act on behalf of the Board of Directors with respect to the relevant matter;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of a company to have been duly adopted by the Board of Directors of such company and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Borrowing Base” means, as of the date of determination, an amount equal to the sum, without duplication of (1) 80% of the net book value of the Company’s and its Restricted Subsidiaries’ accounts receivable at such date and (2) 60% of the net book value of the Company’s and its Restricted Subsidiaries’ inventories at such date. Net book value shall be determined in accordance with GAAP and shall be calculated using amounts reflected on the most recent available balance sheet (it being understood that the accounts receivable and inventories of an acquired business may be included if such acquisition has been completed on or prior to the date of determination); provided, however, that (x) the net book value of accounts receivable of any Receivables Entity that secures Indebtedness Incurred under Section 3.3 shall be included; provided that to the extent such accounts receivable are treated as off-balance sheet for accounting purposes, the related Indebtedness is also treated as off-balance sheet and (y) the Floorplan Borrowing Base shall specifically be excluded from calculations of the Borrowing Base.

“Bowling Assets” means all the retail bowling centers of the bowling retail business of the Company and its Subsidiaries that are owned by the Company and its Restricted Subsidiaries that have a Gross PPE of $0.3 million or more and (2) are located in the United States; provided that a retail bowling center under development shall not constitute a “Bowling Asset” until such retail bowling center is in operation.

“Business Day” means each day that is not a Saturday, Sunday or other day on which commercial banking institutions in New York, New York are authorized or required by law or regulation to close.

“Capital Stock” of any Person means (i) with respect to any Person that is a corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Common Stock or Preferred Stock, and (ii) with respect to any Person that is not a corporation, any and all partnership, limited liability company, membership or other equity interests of such Person but in each case excluding any debt securities convertible into such equity.

“Capitalized Lease Obligation” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Cash Equivalents” means:

(1) U.S. dollars, or in the case of any Foreign Subsidiary, such currencies held by it from time to time in the ordinary course of business;

(2) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

(3) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a credit rating of “A” or better from either Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc.;

(4) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least “A” or the equivalent thereof by Standard & Poor’s Ratings Group, Inc., or “A” or the equivalent thereof by Moody’s Investors Service, Inc., and having combined capital and surplus in excess of $500 million;

(5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4), entered into with any bank meeting the qualifications specified in clause (4) above;

(6) commercial paper rated at the time of acquisition thereof at least “A-1” or the equivalent thereof by Standard & Poor’s Ratings Group, Inc. or “P-1” or the equivalent thereof by Moody’s Investors Service, Inc., or carrying an equivalent rating by a nationally recognized Rating Agency, if both of the two named Rating Agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof;

(7) instruments equivalent to those referred to in clauses (1) through (6) of this definition denominated in euros or any foreign currency comparable in credit quality and tenor to those referred to in such clauses and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction; and

(8) interests in any investment company or money market fund that invests 95% or more of its assets in instruments of the type specified in clauses (1) through (7) above.

“Change of Control” means:

(1) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent entities (or their successors by merger, consolidation or purchase of all or substantially all of their assets);

(2) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors;

(3) the sale, assignment, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act); or

(4) the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company.

“Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearing agency.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all property and assets, whether now owned or hereafter acquired, in which Liens are, from time to time, purported to be granted to secure the Securities and the Subsidiary Guarantees pursuant to the Collateral Documents.

“Collateral Accounts” means any segregated account under the sole control of the Collateral Agent that is free from all other Liens, and includes all cash and Cash Equivalents received by the Trustee or the Collateral Agent from Asset Dispositions of First-Priority Collateral, Recovery Events, foreclosures on or sales of First-Priority Collateral or any other awards or proceeds pursuant to the Collateral Documents, including earnings, revenues, rents, issues, profits and income from the Collateral received pursuant to the Collateral Documents, and interest earned thereon.

“Collateral Agent” means The Bank of New York Mellon Trust Company, N.A., acting in its capacity as collateral agent under the Collateral Documents, or any successor thereto.

“Collateral Documents” means the mortgages, deeds of trust, deeds to secure debt, security agreements, pledge agreements, agency agreements and other instruments and documents executed and delivered pursuant to this Indenture or any of the foregoing, as the same may be amended, supplemented or otherwise modified from time to time and pursuant to which

Collateral is pledged, assigned or granted to or on behalf of the Collateral Agent for the ratable benefit of the Holders and the Trustee or notice of such pledge, assignment or grant is given.

“Commodity Agreement” means any commodity futures contract, commodity option, commodity swap agreement, commodity collar agreement, commodity cap agreement or other similar agreement or arrangement entered into by the Company or any Restricted Subsidiary designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in the price of commodities actually used in the ordinary course of business of the Company and its Restricted Subsidiaries.

“Common Stock” means with respect to any Person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Company” means Brunswick Corporation until a successor replaces it and, thereafter, means such successor.

“Consolidated Coverage Ratio” means as of any date of determination, with respect to any Person, the ratio of (x) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements prepared on a consolidated basis in accordance with GAAP are available to (y) Consolidated Interest Expense for such four consecutive fiscal quarters, provided, however, that:

(i)	if the Company or any Restricted Subsidiary:

(a) has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is or includes an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving Debt Facility outstanding on the date of such calculation shall be deemed to be (x) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (y) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

(b) has repaid, repurchased, redeemed, retired, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio includes a discharge of Indebtedness (in each case, other than Indebtedness Incurred under any revolving Debt Facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

(ii) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition or disposed of or discontinued (as defined under GAAP) any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio includes such a transaction:

(a) the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets that are the subject of such disposition or discontinuation for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

(b) Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, redeemed, retired, defeased or otherwise discharged (to the extent the related commitment is permanently reduced) with respect to the Company and its continuing Restricted Subsidiaries in connection with such transaction for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale),

(iii) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary or is merged with or into the Company or a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any

Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(iv) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have Incurred any Indebtedness or discharged any Indebtedness, made any disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (i), (ii) or (iii) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Company, the interest rate shall be calculated by applying such optional rate chosen by the Company. For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company; provided that such calculations are set forth in an Officers’ Certificate signed by such Officer stating (i) that such calculations are based on the reasonable good faith beliefs of such Officer executing such Officers’ Certificate at the time of such execution and (ii) any related Incurrence of Indebtedness is permitted pursuant to this Indenture.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(1) increased (without duplication) by the following items to the extent deducted in calculating such Consolidated Net Income:

(a) Consolidated Interest Expense; plus

(b) Consolidated Income Taxes; plus

(c) consolidated depreciation expense; plus

(d) consolidated amortization expense or impairment charges recorded in connection with the application of Financial Accounting Standard No. 142 “Goodwill and Other Intangibles” and Financial Accounting Standard No. 144 “Accounting for the Impairment or Disposal of Long Lived Assets;” plus

(e) other non-cash charges reducing Consolidated Net Income, including any write-offs or write-downs (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation); plus

(f) any non-cash compensation expense realized for grants of restricted stock, performance shares, stock options or other rights to officers, directors and employees of the Company or any Restricted Subsidiary; provided that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock of the Company (other than Disqualified Stock); plus

(g) any non-recurring fees, charges or other expenses made or Incurred in connection with the Transactions; plus

(h) any non-recurring, non-cash severance and relocation costs and expenses;

(2) decreased (without duplication) by non-cash items increasing Consolidated Net Income of such Person for such period (excluding any items which represent the reversal of any accrual of, or reserve for, anticipated cash charges that reduced EBITDA in any prior period), and

(3) increased or decreased (without duplication) to eliminate the following items reflected in Consolidated Net Income:

(a) any net gain or loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133;

(b) all unrealized gains and losses relating to financial instruments to which fair market value accounting is applied;

(c) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk); and

(d) effects of adjustments (including the effects of such adjustments pushed down to the Company and its Restricted Subsidiaries) in any line item in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to any completed acquisition.

Notwithstanding the foregoing, clauses (1)(b) through (e) relating to amounts of a Restricted Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (1)(b) through (e) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

“Consolidated Income Taxes” means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits or capital of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), including, without limitation, state, franchise and similar taxes and foreign withholding taxes regardless of whether such taxes or payments are required to be remitted to any governmental authority.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, whether paid or accrued (other than (i) non-cash interest expense attributable to convertible Indebtedness under Accounting Practices Bulletin 14-1 or any successor provision, (ii) the upfront costs associated with refinancing the 2011 Notes to the extent such payments constitute interest expense in accordance with GAAP, (iii) any gain or loss realized with respect to the termination in August 2008 of Swap Agreements that hedged interest rates on the potential issuance of Indebtedness and (iv) fees and expenses associated with commitments and loans under the ABL Facility), plus, to the extent not included in such interest expense (other than by reason of the foregoing parenthetical):

(1) interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP and the interest component of any deferred payment obligations;

(2) amortization of debt discount (including the amortization of original issue discount resulting from the issuance of Indebtedness at less than par) and debt issuance cost; provided, however, that any amortization of bond premium shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense;

(3) non-cash interest expense; provided any non-cash interest expense or income attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP shall be excluded from the calculation of Consolidated Interest Expense);

(4) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(5) the interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries; provided, however, that such interest shall only be included in “Consolidated Interest Expense” if the Company or any Restricted Subsidiary has ever previously made a payment of interest or principal or other Obligations in respect of such Indebtedness;

(6) costs associated with entering into Interest Rate Agreements (including amortization of fees);

(7) the Consolidated Interest Expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

(8) the product of (a) all dividends paid or payable, in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on Preferred Stock of its Restricted Subsidiaries that are not Subsidiary Guarantors payable to a party other than the Company or a Wholly-Owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP;

(9) Receivables Fees; and

(10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company and its Restricted Subsidiaries) in connection with Indebtedness Incurred by such plan or trust.

For purposes of the foregoing, total interest expense shall be determined (i) after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Interest Rate Agreements and (ii) exclusive of amounts classified as other comprehensive income in the balance sheet of the Company.

“Consolidated Net Income” means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income:

(1) any net income (loss) of any Person if such Person is not a Restricted Subsidiary or that is accounted for by the equity method of accounting, except that:

(a) subject to the limitations contained in clauses (3) through (6) below, the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

(b) the Company’s equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;

(2) solely for the purpose of determining the amount available for Restricted Payments under Section 3.4(a)(3)(A), any net income (but not loss) of any Restricted Subsidiary (other than a Subsidiary Guarantor) if such Restricted Subsidiary is subject to prior government approval or other restrictions due to the operation of its charter or any agreement, instrument, judgment, decree, order statute, rule or government regulation (which have not been waived), directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

(a) subject to the limitations contained in clauses (3) through (6) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

(b) the Company’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

(3) any after-tax effect of gain or loss (less all fees and expenses relating thereto) realized upon sales or other dispositions of any assets of the Company or such Restricted Subsidiary, other than in the ordinary course of business, as determined in Good Faith by the Company;

(4) any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments;

(5) the after-tax effect of extraordinary gain or loss;

(6) the after-tax effect of the cumulative effect of a change in accounting principles; and

(7) any after-tax effect of non-cash impairment charges recorded in connection with the application of Financial Accounting Standard No. 142 “Goodwill and Other

Intangibles” and Financial Accounting Standard No. 144 “Accounting for the Impairment or Disposal of Long Lived Assets.”

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who: (1) was a member of such Board of Directors on the Issue Date; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

“Corporate Trust Office” means the designated office of the Trustee at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof is located at 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602, or such other address as the Trustee may designate from time to time by notice to the Company or the principal corporate office of any successor trustee (or such other address as a successor trustee may designate from time to time by notice to the Company).

“Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary.

“Customer Finance Program Obligations” means inventory repurchase and recourse obligations, including any obligation of the Company or any Restricted Subsidiary to repurchase products of the Company and its Restricted Subsidiaries or to purchase or repurchase receivables created in connection with the sale of products or related services of the Company and its Restricted Subsidiaries under any customer finance program, in each case incurred in the ordinary course of business and as described in the Company’s annual audited financial statements.

“Debt Facility” or “Debt Facilities” means, with respect to the Company or any Subsidiary Guarantor, one or more debt facilities (including, without limitation, the Initial Notes, the Additional Notes, this Indenture, the ABL Facility and the Mercury Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or issuances of debt securities evidenced by notes, debentures, bonds or similar instruments, in each case, as amended, restated, supplemented, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time (and whether or not with the original trustee, administrative agent, Holders and lenders or another trustee, administrative agent or agents or other holders or lenders and whether provided under this Indenture, the ABL Facility or any other credit agreement or other agreement or indenture).

“Default” means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Interest” shall have the meaning set forth in Section 2.13.

“Depositary” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company.

“Designated Non-cash Consideration” means the noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Disposition. Any such noncash consideration shall be designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate setting forth the fair market value of such Designated Non-cash Consideration and the basis of such valuation, executed by the principal financial officer of the Company, less the amount of cash or Cash Equivalents received in connection with a subsequent sale, redemption or payment of, on or with respect to such Designated Non-cash Consideration.

“Disposition” means any sale, lease, license, transfer, assignment or other disposition of all or any portion of the business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible, of the Company or any of its Restricted Subsidiaries (including any equity interests owned by the Company or any of its Restricted Subsidiaries).

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event: (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (2) is convertible into or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary (it being understood that upon such conversion or exchange it shall be an Incurrence of such Indebtedness or Disqualified Stock)); or (3) is redeemable at the option of the holder of Capital Stock, in whole or in part, in each case on or prior to the date 91 days after the earlier of the final maturity date of the Securities or the date the Securities are no longer outstanding; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or Asset Disposition (each defined in a substantially identical manner to the corresponding definitions in this Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the Company may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Company with Section 3.8 and Section 3.10 and such repurchase or redemption complies with Section 3.4.

“Euroclear” means Euroclear Bank S.A./N.V. or any successor securities clearing agency.

“Equity Offering” means a public offering for cash by the Company of its Common Stock, or options, warrants or rights with respect to its Common Stock, other than (x) public offerings with respect to the Company’s Common Stock, or options, warrants or rights, registered on Form S-4 or S-8, (y) an issuance to any Subsidiary or (z) any offering of Common Stock issued in connection with a transaction that constitutes a Change of Control.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Assets” means (i) any property to the extent that such grant of a security interest is prohibited by any requirement of law of a governmental authority, requires a consent not obtained of any governmental authority pursuant to such requirement of law or is prohibited by, or constitutes a breach or default under or results in the termination of or gives rise to a right on the part of the parties thereto other than the Company and its Subsidiaries to terminate (or materially modify) or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any investment property, pledged stock or pledged note, any applicable shareholder or similar agreement, except to the extent that such requirement of law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or right of termination or modification or requiring such consent is ineffective under applicable law, (ii) all receivables of the Mercury-Marine division that are owed by account debtors that are organized under any applicable law of the United States, any state of the United States or the District of Columbia and all related rights, security interests and proceeds, (iii) any property owned by the Company or a Restricted Subsidiary acquired after the date of the ABL Facility that is subject to a Lien securing a purchase money, project financing or capital or finance lease obligation permitted to be incurred pursuant to this Indenture and the ABL Facility if the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money, project financing or capital or finance lease obligation) prohibits the creation of any other Lien on such property, (iv) any aircraft or any trucks, trailers, tractors, service vehicles, automobiles, rolling stock or other registered mobile equipment or equipment covered by certificates of title or ownership of the Company or any Restricted Subsidiary, (v) deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments, (vi) any property (including deposit accounts) located outside of the United States of America, (vii) any equity interest in (1) BAC Joint Venture, (2) Brunswick Financial Services Corporation and (3) Brunswick Product Protection Corp., (viii) any equity interest of the following Foreign Subsidiaries: Brunswick China Limited, Brunswick Intl Trading (Shanghai) Co., Ltd., Centennial Assurance Company, Ltd., Cummins Mercruiser Diesel South Pacific Pty Limited, HJ Askviks Sonner A/S, Marine Power Australia Pty Ltd, Mercury Marine Sdn Bhd, Suzhou Taihu Mercury Club & Marina Co and Tohatsu Marine Corporation, (ix) more than 65% of the total outstanding voting Capital Stock of any Foreign Subsidiary, (x) any Foreign Receivables, and (xi) any property that the Collateral Agent shall determine in its sole discretion in which the cost (including adverse tax consequences) of obtaining a security interest would be excessive in relation to the value of the security to be afforded thereby and (xii) the Fond du Lac Facility or the Stillwater Facility to the

extent such assets are subject to a Lien permitted by the ABL Facility; provided, however, that Excluded Assets referred to above shall not include any proceeds (in respect of clauses (i), (iv), (v) and (vii)), substitutions or replacements of any Excluded Assets referred to above (unless such proceeds, substitutions or replacements would constitute Excluded Assets referred to above).

“First-Priority Collateral” means (A) prior to the termination of the ABL Facility, the Bowling Assets and the Headquarters and (B) after the termination of the ABL Facility (without any replacement thereof), the assets listed in clause (A) above and the Second-Priority Collateral; provided that for purposes of clauses (1) and (24) of the definition of Permitted Liens, First-Priority Collateral shall exclude property and assets that become First-Priority Collateral due to the retirement or cancellation of the ABL Facility without a replacement facility.

“Floorplan Borrowing Base” means, as of the date of determination, and solely in the event of the termination of the BAC Joint Venture, an amount equal to 90% of the net book value of secured floorplan loans and similar financing arrangements made by the Company or a Restricted Subsidiary to boat and engine dealers to finance the sale of inventory to such Persons.

“Fond du Lac Facility” means the manufacturing plants and facilities, distribution and warehouse facilities and executive offices of the Mercury Marine division located in or adjacent to Fond du Lac, Wisconsin, including all fixtures thereon and equipment and manufacturing-related tangible assets located therein from time to time, but excluding Inventory, raw materials and all production components thereof.

“Foreign Assets” means the aggregate assets held by, or related to, the Foreign Subsidiaries of the Company determined in accordance with GAAP as disclosed in the financial statements or in the footnotes to the financial statements of the Company most recently made available in accordance with this Indenture.

“Foreign Receivables” means (a) each account receivable owned by any Subsidiary of the Company that is not organized under the laws of any jurisdiction within the United States of America or Brunswick International Ltd., Marine Power International Limited, Marine Power New Zealand Limited, Life Fitness International Sales Inc., Marine Power International Pty. Ltd., Brunswick Marine in EMEA, Inc. and each other Subsidiary of the Company organized under the laws of any jurisdiction within the United States of America the business of which consists substantially entirely in holding Capital Stock in Subsidiaries of the Company that are not organized under the laws of any jurisdiction within the United States of America and/or conducting operations through foreign branches and (b) each account receivable owned by the Company or any of the Subsidiary of the Company that guarantees the Indebtedness under the ABL Facility that is owed by a Person that is not organized under any applicable law of the United States, any state of the United States or the District of Columbia, Canada, or any province of Canada.

“Foreign Subsidiary” means any Restricted Subsidiary that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and any Subsidiary of such Restricted Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP, except that in the event the Company is acquired in a transaction that is accounted for using purchase accounting, the effects of the application of purchase accounting shall be disregarded in the calculation of such ratios and other computations contained in this Indenture.

“Good Faith by the Company” means the decision in good faith by a responsible financial officer of the Company; provided that (a) if such decision involves a determination of fair market value in excess of $2.5 million, the decision is made in good faith by the Senior Management of the Company and (b) if such decision involves a determination of fair market value in excess of $25.0 million, the decision is made in good faith by the Board of Directors of Company.

“Guarantee” means any obligation, contingent or otherwise, of any Person, directly or indirectly, guaranteeing any Indebtedness or other nonfinancial obligations of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” shall not include (a) endorsements for collection or deposit in the ordinary course of business, (b) Customer Finance Program Obligations or (c) the BAC Joint Venture Obligations. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor Subordinated Obligation” means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is expressly subordinated in right of payment to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee pursuant to a written agreement.

“Headquarters” means the real property located at 1 N. Field Court, Lake Forest, Illinois 60045.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.

“Holder” means a Person in whose name a Security is registered on the Registrar’s books.

“Incur” means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) the principal component of all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a Trade Payable or similar obligation to a trade creditor in each case incurred in the ordinary course of business and such obligation is satisfied within 30 days of Incurrence) other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) and (2) above and clause (5) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, to the extent drawn upon, such drawing is reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit;

(4) the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except Trade Payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligation until the amount of such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP;

(5) Capitalized Lease Obligations and all Attributable Indebtedness of such Person (whether or not such items would appear on the balance sheet of the guarantor or obligor);

(6) the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary that is not a Subsidiary Guarantor, any Preferred Stock (but excluding, in each case, any accrued dividends);

(7) the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

(8) the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person (whether or not such items would appear on the balance sheet of the guarantor or obligor);

(9) to the extent not otherwise included in this definition, net Hedging Obligations of such Person (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time); and

(10) to the extent not otherwise included in this definition, the Receivables Transaction Amount outstanding relating to a Qualified Receivables Transaction.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided that contingent obligations arising in the ordinary course of business and not with respect to borrowed money of such Person or other Persons shall not be deemed to constitute Indebtedness. Notwithstanding the foregoing, money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to pre-fund the payment of interest on such Indebtedness shall not be deemed to be “Indebtedness” provided that such money is held to secure the payment of such interest.

The term “Indebtedness” shall not include Customer Finance Program Obligations.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant to Persons engaged in a Permitted Business of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged.

“Intercreditor Agreement” means the Intercreditor Agreement to be entered into among the Company, the Subsidiary Guarantors, the Collateral Agent, on behalf of itself, the Holders and the ABL Agent, on behalf of itself and the lenders thereunder, substantially in the form attached hereto as Exhibit C, as the same may be amended, supplemented or otherwise modified from time to time.

“Interest Payment Date” means May 1 and November 1 of each year to stated maturity.

“Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Investment” in any Person means any direct or indirect advance, loan (other than advances or extensions of credit to customers in the ordinary course of business that are in conformity with GAAP recorded as accounts receivable on the balance sheet of the Company or its Restricted Subsidiaries) or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following shall be deemed to be an Investment:

(1) Hedging Obligations entered into in the ordinary course of business and in compliance with this Indenture;

(2) endorsements of negotiable instruments and documents in the ordinary course of business; and

(3) an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of Common Stock of the Company.

For purposes of Section 3.4, (1) “Investment” shall include the portion (proportionate to the Company’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company’s aggregate “Investment” in such Subsidiary as of the time of such redesignation less (b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined in Good Faith by the Company) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in Good Faith by the Company.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s Investors Service, Inc. and BBB- (or the equivalent) by Standard & Poor’s Ratings Group, Inc., in each case, with a stable or better outlook; provided that a change in outlook shall not by itself cause the Company to lose its Investment Grade Rating.

“Issue Date” means August 14, 2009.

“Junior Lien Collateral Indebtedness” means any Indebtedness of the Company or any Subsidiary Guarantor which (x) is or shall be secured by a Lien on the Collateral on a basis that is junior to the Securities and the Subsidiary Guarantees and (y) has a Stated Maturity date after the Stated Maturity of the Securities.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Mercury Facility” means the Business Financing Agreement, dated as of May 29, 2009, between the Company and GE Commercial Distribution Finance Corporation, as amended and supplemented and otherwise modified from time to time or any other working capital facility designed to replace such Business Financing Agreement and secured only by Mercury-Marine division receivables that are owed by account debtors that are organized under any applicable law of the United States, any state of the United States or the District of Columbia and related assets but no other assets.

“Mortgage Permitted Exceptions” means the encumbrances and exceptions to title expressly permitted in the Mortgages or Indenture (including Permitted Liens) or expressly set forth as an exception to the policies of title insurance obtained to insure the lien of each Mortgage with respect to each of the Premises subject to a Mortgage.

“Mortgages” means the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents securing Liens on the Premises, as well as the other Collateral secured by and described in the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents.

“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities or other assets received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of (i) all brokerage, legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or that must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, (iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition and (v) any portion of the purchase price from an Asset Disposition placed in escrow (whether as a reserve for adjustment of the purchase price, or for satisfaction of indemnities in respect of such Asset Disposition); provided, however, that, in the cases of clauses (iv) and (v), upon reversal of any such reserve or the termination of any such escrow, Net Available Cash shall be increased by the amount of such reversal or any portion of funds released from escrow to the Company or any Restricted Subsidiary.

“Net Award” means any awards or proceeds in respect of any condemnation or other eminent domain proceeding relating to any First-Priority Collateral deposited in any Collateral Account pursuant to the Collateral Documents.

“Net Cash Proceeds” means, with respect to any issuance or sale of Capital Stock or Indebtedness, the cash proceeds of such issuance or sale, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Net Insurance Proceeds” means any awards or proceeds in respect of any casualty insurance or title insurance claim relating to any First-Priority Collateral deposited in any Collateral Account pursuant to the Collateral Documents.

“Non-Guarantor Subsidiary” means any Restricted Subsidiary that is not a Subsidiary Guarantor.

“Non-Recourse Debt” means Indebtedness of a Person:

(1) as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, Guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

(2) no default with respect to which (including any rights that the Holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and

(3) the explicit terms of which provide there is no recourse against any of the assets of the Company or its Restricted Subsidiaries, except that Standard Securitization Undertakings shall not be considered recourse.

“Note Register” means the register of Securities, maintained by the Trustee, pursuant to Section 2.3.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foregoing law), penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, feels, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness; provided that Obligations with respect to the Securities shall not include fees or indemnifications in favor of the Trustee and other third parties other than the Holders of the Securities.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company or, in the event that a Person is a partnership or a limited liability company that has no such officers, a person duly authorized under applicable law by the general partner, managers, members or a similar body to act on behalf of such Person. Officer of any Subsidiary Guarantor has a correlative meaning.

“Officers’ Certificate” means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, a Subsidiary Guarantor.

“Pari Passu Indebtedness” means Indebtedness that ranks equally in right of payment to the Securities (without giving effect to collateral arrangements).

“Pari Passu Lien Indebtedness” means Indebtedness that ranks equally in right of payment to the Securities after giving effect to collateral arrangements.

“Permitted Convertible Notes Offering” means any offering by the Company or any of its Subsidiary Guarantors after the Issue Date of unsecured convertible notes; provided that such notes are permitted pursuant to Section 3.3.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:

(1) a Restricted Subsidiary (other than a Receivables Entity), including through the purchase of Capital Stock of a Restricted Subsidiary;

(2) any Investment by the Company or any of its Restricted Subsidiaries in a Person that is engaged in a Related Business if as a result of such Investment:

a. such Person becomes a Restricted Subsidiary; or

b. such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided, that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(3) cash and Cash Equivalents;

(4) receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6) loans or advances to employees, officers or directors of the Company or any Restricted Subsidiary in the ordinary course of business consistent with past practices in an aggregate amount outstanding at any time not in excess of $10.0 million with respect to all loans or advances made since the Issue Date (without giving effect to the forgiveness of any such loan);

(7) any Investment acquired by the Company or any of its Restricted Subsidiaries:

(a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable;

(b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; or

(c) in the form of Securities payable, or stock or other securities issued by account debtors to the Company or any Restricted Subsidiary pursuant to negotiated agreements with respect to the settlement of such account debtor’s accounts, and other Investments arising in connection with the compromise, settlement or collection of accounts receivable, in each case in the ordinary course of business and consistent with past practices;

(8) Investments made as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with Section 3.8 or any other disposition of assets not constituting an Asset Disposition;

(9) Investments in existence on the Issue Date;

(10) Currency Agreements, Interest Rate Agreements, Commodity Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with Section 3.3;

(11) Guarantees issued in accordance with Section 3.3;

(12) Investments made in connection with the funding of contributions under any non-qualified retirement plan or similar employee compensation plan including, without limitation, split-dollar insurance policies, in an amount not to exceed the amount of compensation expense recognized by the Company and its Restricted Subsidiaries in connection with such plans;

(13) Investments by the Company or a Restricted Subsidiary in a Receivables Entity or any Investment by a Receivables Entity in any other Person, in each case, in connection with a Qualified Receivables Transaction, provided, however, that any Investment in any such Person is in the form of a Purchase Money Note, or any equity interest or interests in Receivables and related assets generated by the Company or a Restricted Subsidiary and transferred to any Person in connection with a Qualified Receivables Transaction or any such Person owning such Receivables;

(14) Investments in the BAC Joint Venture (a) existing on the Issue Date and (b) made after the Issue Date pursuant to the BAC Joint Venture Obligations in accordance with the BAC LLC Agreement as in effect on the Issue Date (or as amended after the Issue Date in accordance with the terms of this Indenture); and Investments made in Brunswick Financial Services Corporation to the extent the proceeds thereof are applied to make any such Investment in the BAC Joint Venture;

(15) Investments (i) acquired as a result of the performance of Customer Finance Program Obligations and other Investments arising in connection with the compromise, settlement or collection of such Investments in the ordinary course of business and consistent with past practices, (ii) consisting of Indebtedness of customers held pending Disposition pursuant to a customer finance program in the ordinary course of business and consistent with past practices and (iii) consisting of Indebtedness of retail customers held until funded by a retail finance lender;

(16) Investments by the Company or any of its Restricted Subsidiaries in Permitted Joint Ventures in an aggregate amount at the time of such Investment not to exceed $50.0 million outstanding at any one time (with the fair market value of such Investment being measured at the time made and without giving effect to subsequent changes in value); provided that no more than $15.0 million may be used for Permitted Joint Ventures that are neither (a) in existence on the Issue Date nor (b) a replacement for any Permitted Joint Venture in existence on the Issue Date;

(17) hedge and warrant option transactions entered into or performed by the Company in connection with a Permitted Convertible Notes Offering;

(18) Investments by the Company or any of its Restricted Subsidiaries in the form of loans or advances or guarantees of working capital facilities to customers, suppliers and distributors not to exceed $50.0 million outstanding at any one time;

(19) Investments in unaffiliated third parties in the ordinary course of business in an amount not to exceed $30.0 million outstanding at any one time solely for the purpose of facilitating development of properties that, upon completion, if acquired by the Company or a Restricted Subsidiary, would constitute Bowling Assets on behalf of the Company or a Restricted Subsidiary; provided that such Investments are secured by a Lien in favor of the Company or such Restricted Subsidiary on the property being developed; and

(20) Investments by the Company or any of its Restricted Subsidiaries, together with all other Investments pursuant to this clause (20), in an aggregate amount at the time of such Investment not to exceed $20.0 million outstanding at any one time (with the fair market value of such Investment being measured at the time made and without giving effect to subsequent changes in value).

“Permitted Joint Venture” means, with respect to any Person, (1) any corporation, association, or other business entity (other than a partnership) of which 50% or less of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof and (2) any partnership, joint venture, limited liability company or similar entity of which 50% or less of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Restricted Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise.

“Permitted Liens” means, with respect to any Person:

(1) Liens securing Indebtedness Incurred pursuant to Section 3.3(b)(i) and Section 3.3(b)(ii)(x)(A) and related Hedging Obligations and banking services management obligations; provided that First-Priority Collateral shall only secure Indebtedness on a first-lien priority basis in an aggregate principal amount not to exceed $375.0 million;

(2) pledges or deposits by such Person under workers’ compensation laws, unemployment, general insurance and other insurance laws and old age pensions and other social security or retirement benefits or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(3) Liens imposed by law, including carriers’, warehousemen’s, mechanics’, materialmen’s and repairmen’s Liens, Incurred in the ordinary course of business;

(4) Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or that are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

(5) Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances or similar obligations issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such instruments do not secure the payment of Indebtedness;

(6) encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(7) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligation;

(8) leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) that do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries; provided that such leases, licenses, subleases and sublicenses do not secure Indebtedness;

(9) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(10) Liens for the purpose of securing (A) any Attributable Indebtedness in respect of a Sale/Leaseback Transaction Incurred pursuant to Section 3.3(b)(viii) or (B) the payment of all or a part of the purchase price of, or Capitalized Lease Obligations, mortgage financings, purchase money obligations or other payments Incurred to finance assets or property (other than Capital Stock or other Investments) acquired, constructed, improved or leased in the ordinary course of business; provided that, in the case of this clause (10)(B):

(a) the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under this Indenture and does not exceed the cost of the assets or property so acquired, constructed or improved; and

(b) such Liens are created within 180 days of construction, acquisition or improvement of such assets or property and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

(11) Liens that constitute banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution, whether arising by operation of law or pursuant to contract;

(12) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(13) Liens existing on the Issue Date (other than Liens permitted under clause (1));

(14) Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created,

Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary;

(15) Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(16) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary (other than a Receivables Entity);

(17) Liens securing Indebtedness incurred after the Issue Date and any Refinancing Indebtedness relating thereto (excluding any Liens securing any other Indebtedness Incurred after the Issue Date permitted under other clauses hereof) in an aggregate principal amount at any one time outstanding not to exceed $10.0 million;

(18) Liens securing Refinancing Indebtedness Incurred to refinance, refund, replace, amend, extend or modify, as a whole or in part, Indebtedness that was previously so secured pursuant to clauses (10), (13), (14), (15) and (18) of this definition, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

(19) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

(20) Liens under industrial revenue, municipal or similar bonds;

(21) Liens in favor of the Company or any Subsidiary Guarantor;

(22) Liens on assets transferred to a Receivables Entity or on assets of a Receivables Entity, in either case Incurred in connection with a Qualified Receivables Transaction;

(23) Liens on assets of Foreign Subsidiaries securing Indebtedness Incurred by Foreign Subsidiaries under Section 3.3;

(24) Liens exclusively securing Indebtedness Incurred under Section 3.3(b)(ii)(x)(A) or Section 3.3(b)(v) to refinance the 2013 Notes; provided that (x) Second-Priority Collateral shall only secure such Indebtedness on a third-lien priority basis unless the ABL Agent has released the relevant ABL Collateral (other than in connection with termination of the ABL Facility pursuant to a release described in Section 11.6(iv)(C)), in which case the ABL Collateral may secure such Indebtedness on a first-lien priority basis so long as the Securities and the Subsidiary Guarantees continue to be secured on a second-lien priority basis by any such assets that would constitute Second-Priority Collateral and (y) such Liens shall not extend to First-Priority Collateral;

(25) Liens securing Indebtedness Incurred under Section 3.3(b)(xiv); and

(26) Liens securing Indebtedness Incurred under Section 3.3(b)(xvi) to the extent of the property, plant and equipment acquired or constructed with the proceeds of such Indebtedness; provided that Liens permitted under this clause (26) shall not result in Indebtedness issued under the 1987 Indenture obtaining the benefit of a Lien on such properties; and

(27) Liens to secure Indebtedness Incurred under Section 3.3(b)(ii)(y) on notes, loans, promissory notes and other evidences of Indebtedness and related Guarantees and collateral arrangements, and the proceeds thereof, arising from floorplan financing and similar arrangements to boat and engine dealers to promote the sale of inventory.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision hereof or any other entity.

“Preferred Stock” means, as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Premises” means the Headquarters and the Bowling Assets owned by the Company or a Subsidiary Guarantor on the Issue Date, as listed on Schedule I attached hereto, or any fee interest in any real property acquired by the Company or a Subsidiary Guarantor after the Issue Date that is required to be subject to a first-priority Lien securing the Securities.

“Purchase Money Note” means a promissory note of a Receivables Entity evidencing the deferred purchase price of Receivables (and related assets) and/or a line of credit, which may be irrevocable, from the Company or any Restricted Subsidiary in connection with a Qualified Receivables Transaction with a Receivables Entity, which deferred purchase price or line is repayable from cash available to the Receivables Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts owing to such investors and amounts paid in connection with the purchase of newly generated Receivables.

“QIB” means any “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (1) a Receivables Entity (in the case of a transfer by the Company or any of its Restricted Subsidiaries) and (2) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any Receivables (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all Collateral securing such Receivables, all contracts and all Guarantees or other obligations in respect of such accounts receivable, the proceeds of such Receivables and other assets that are customarily transferred, or in respect of which security interests are customarily granted in connection with asset securitization involving Receivables.

“Rating Agencies” means Standard & Poor’s Ratings Group, Inc. and Moody’s Investors Service, Inc. or if Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc. or both shall not make a rating on the Securities publicly available, a nationally recognized statistical Rating Agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors of the Company) which shall be substituted for Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc. or both, as the case may be.

“Receivables Entity” means a Wholly-Owned Subsidiary (or another Person in which the Company or any Restricted Subsidiary makes an Investment and to which the Company or any Restricted Subsidiary transfers Receivables and related assets) that engages in no activities other than in connection with the financing of Receivables and that is designated by the Board of Directors of the Company (as provided below) as a Receivables Entity:

(1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

(a) is guaranteed by the Company or any Restricted Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

(b) is recourse to or obligates the Company or any Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings; or

(c) subjects any property or asset of the Company or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(2) with which neither the Company nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing Receivables; and

(3) to which neither the Company nor any Restricted Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

“Receivables Fees” means any fees or interest paid to purchasers or lenders providing the financing in connection with a Qualified Receivables Transaction, factoring agreement or other similar agreement, including any such amounts paid by discounting the face amount of Receivables or participations therein transferred in connection with a Qualified Receivables Transaction, factoring agreement or other similar arrangement, regardless of whether any such transaction is structured as on-balance sheet or off-balance sheet or through a Restricted Subsidiary or an Unrestricted Subsidiary.

“Record Date” for the interest and Defaulted Interest, if any, payable on any applicable Interest Payment Date means April 15 or October 15 (whether or not a Business Day) next preceding such Interest Payment Date.

“Recovery Event” means any event, occurrence, claim or proceeding that results in any Net Award or Net Insurance Proceeds being deposited into the Collateral Accounts pursuant to the Collateral Documents.

“Receivables Transaction Amount” means the amount of obligations outstanding under the legal documents entered into as part of such Qualified Receivables Transaction on any date of determination that would be characterized as principal if such Qualified Receivables Transaction were structured as a secured lending transaction rather than as a purchase.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, “refinance,” “refinances,” and “refinanced” shall each have a correlative meaning) any Indebtedness existing on the Issue Date or Incurred in compliance with this Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary (except that a Subsidiary Guarantor shall not refinance Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor)) including Indebtedness that refinances Refinancing Indebtedness, provided, however, that:

(1) (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Securities, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Securities, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Securities, (2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the

Indebtedness being refinanced, (3) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest, premiums required by the instruments governing such existing Indebtedness or premiums necessary to effectuate such refinancing and fees and expenses Incurred in connection therewith), (4) if the Indebtedness being refinanced is subordinated in right of payment to the Securities or the Subsidiary Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the Securities or the Subsidiary Guarantee on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, and (5) Refinancing Indebtedness shall not include Indebtedness of a Non-Guarantor Subsidiary that refinances Indebtedness of the Company or a Subsidiary Guarantor.

“Related Business” means any business that is the same as or related, ancillary or complementary to any of the businesses of the Company and its Restricted Subsidiaries on the Issue Date.

“Restoration” has the meaning ascribed to such term in the applicable Collateral Document.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Period” means, in relation to the Initial Notes, the 40 consecutive days beginning on and including the later of (A) the day on which the Initial Notes are offered to persons other than distributors (as defined in Regulation S under the Securities Act) and (B) the Issue Date and, in relation to any Additional Notes that are Restricted Securities, it means the comparable period of 40 consecutive days.

“Restricted Securities Legend” means the Private Placement Legend set forth in clause (A) of Section 2.1(d) or the Regulation S Legend set forth in clause (B) of Section 2.1(d), as applicable.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Sale/Leaseback Transaction” means any direct or indirect arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or such Restricted Subsidiary transfers such property to a Person (other than the Company or any of its Subsidiaries) and the Company or such Restricted Subsidiary leases it from such Person.

“SEC” means the United States Securities and Exchange Commission.

“Second-Priority Collateral” means assets constituting the ABL Collateral, except for (i) the Capital Stock or Indebtedness of the 1987 Restricted Subsidiaries and (ii) any asset that constitutes “Principal Property” under the 1987 Indenture (such clauses (i) and (ii) being ineffective upon the repayment of all Securities and other Obligations under the 1987 Indenture or upon the Lien covenant therein becoming ineffective).

“Secured Indebtedness” means any Indebtedness of the Company or any Restricted Subsidiary secured by a Lien.

“Securities” means the Securities issued under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securities Custodian” means the custodian with respect to the Global Security (as appointed by the Depositary), or any successor Person thereto and shall initially be the Trustee.

“Senior Management” means the Chief Executive Officer and the Chief Financial Officer of the Company.

“Senior Unsecured Pari Passu Indebtedness” means:

(1) with respect to the Company, any Indebtedness that ranks pari passu in right of payment to the Securities but is unsecured with a Stated Maturity date subsequent to the Stated Maturity of the Securities; and

(2) with respect to any Subsidiary Guarantor, any Indebtedness that ranks pari passu in right of payment to such Subsidiary Guarantor’s Subsidiary Guarantee but is unsecured with a Stated Maturity date subsequent to the Stated Maturity of the Securities.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary that are reasonably customary in securitization of accounts receivables transactions.

“Stated Maturity” means, with respect to any security, the date specified in the agreement governing or certificate relating to such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Stillwater Facility” means the manufacturing plants and facilities, distribution and warehouse facilities and executive offices of the Mercury Marine division located in or adjacent to Stillwater, Oklahoma, including all fixtures thereon and equipment and manufacturing-related tangible assets located therein from time to time, but excluding Inventory, raw materials and all production components thereof.

“Subordinated Obligation” means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) that is subordinated or junior in right of payment to the Securities pursuant to a written agreement.

“Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (b) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary shall refer to a Subsidiary of the Company.

“Subsidiary Guarantee” means, individually, any Guarantee of payment of the Securities by a Subsidiary Guarantor pursuant to the terms of this Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees. Each such Subsidiary Guarantee shall be in the form prescribed by this Indenture.

“Subsidiary Guarantor” means each Restricted Subsidiary in existence on the Issue Date that provides a Subsidiary Guarantee on the Issue Date (and any other Restricted Subsidiary that provides a Subsidiary Guarantee in accordance with this Indenture); provided that upon release or discharge of such Restricted Subsidiary from its Subsidiary Guarantee in accordance with this Indenture, such Restricted Subsidiary ceases to be a Subsidiary Guarantor.

“Total Tangible Assets” means total assets after deducting accumulated depreciation and amortization, allowances for doubtful accounts, other applicable reserves and other similar items of the Company and its Restricted Subsidiaries and after deducting, to the extent otherwise included therein, the amounts of (without duplication):

(1) the excess of cost over fair market value of assets or business acquired, as determined by the Company in good faith (or if such fair market value exceeds $50.0 million, in writing by an Independent Financial Advisor);

(2) any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of the Company immediately preceding the Issue Date as a result of a change in the method of valuation in accordance with GAAP;

(3) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

(4) minority interest in consolidated Subsidiaries held by Persons other than the Company or any Restricted Subsidiary;

(5) treasury stock;

(6) cash or securities set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock or Indebtedness; and

(7) Investments in and assets of Unrestricted Subsidiaries.

“Trademark Collateral” means, with respect to any Person, all of such Person’s right, title, and interest, now owned or hereafter acquired, in and to the following: (a) all trademarks (including service marks), trade names, trade dress, trade styles and other source indicators and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing throughout the world.

“Trade Payables” means, with respect to any Person, any accounts payable to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

“Transactions” means this offering of Securities and the offer and solicitation for the 5.0% Notes due 2011.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the Redemption Date to November 1, 2013; provided, however, that if the period from the Redemption Date to November 1, 2013 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to November 1, 2013 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means such successor.

“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of the Indenture.

“Uniform Commercial Code” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state.

“Unrestricted Subsidiary” means (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below and (2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

(1) such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

(2) all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and shall at all times thereafter, consist of Non-Recourse Debt;

(3) such designation and the Investment of the Company in such Subsidiary complies with Section 3.4;

(4) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries;

(5) such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:

(a) to subscribe for additional Capital Stock of such Person; or

(b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(6) on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company than those that might have been obtained from Persons who are not Affiliates of the Company.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could Incur at least $1.00 of additional Indebtedness under Section 3.3(a) on a pro forma basis taking into account such designation.

“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the Holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable of such Person.

“Wholly-Owned Subsidiary” means a Restricted Subsidiary, all of the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.

SECTION 1.2. Other Definitions.

Term	Defined in Section
“Additional Notes”	Recitals
“Affiliate Transaction”	3.9(a)
“Agent Members”	2.1(e)
“Asset Disposition Offer”	3.8(b)
“Authenticating Agent”	2.2
“Bankruptcy Law”	6.1
“Change of Control Offer”	3.10(b)
“Change of Control Payment”	3.10(b)(i)
“Change of Control Payment Date”	3.10(b)(ii)
“Collateral Disposition Offer”	3.8(a)
“Company Order”	2.2
“covenant defeasance option”	8.1(b)
“Custodian”	6.1
“Disposition Offer Amount”	3.8(c)
“Disposition Offer Period”	3.8(c)
“Disposition Purchase Date”	3.8(c)
“Event of Default”	6.1
“Excess Collateral Proceeds”	3.8(a)
“Excess Proceeds”	3.8(b)
“Global Securities”	2.1(b)
“Gross PPE”	11.5(a)(i)
“Guarantor Obligations”	10.1
“IAIs”	2.1(b)
“Initial Notes”	Recitals
“Institutional Accredited Investor Global Note”	2.1(b)
“Institutional Accredited Investor Notes”	2.1(b)
“legal defeasance option”	8.1(b)
“Note Amount”	3.8(b)
“Notice of Default”	6.1
“Pari Passu Offer”	3.8(b)
“Paying Agent”	2.3
“Private Placement Legend”	2.1(d)
“Redemption Date”	5.1(a)
“Registrar”	2.3
“Regulation S”	2.1(b)
“Regulation S Global Note”	2.1(b)
“Regulation S Legend”	2.1(d)
“Regulation S Notes”	2.1(b)
“Reinstatement Date”	3.13(b)
“Removed Premises”	11.5(b)

“Resale Restriction Termination Date”	2.6(a)
“Restricted Global Note”	2.6(e)
“Restricted Payment”	3.4(a)
“Rule 144A Global Note”	2.1(b)
“Rule 144A Notes”	2.1(b)
“Securities”	Recitals
“Special Interest Payment Date”	2.13(a)
“Special Record Date”	2.13(a)
“Successor Company”	4.1(a)
“Successor Guarantor”	4.1(b)
“Suspended Covenants”	3.13(a)
“Suspension Period”	3.13(b)
“Title Company”	11.5(a)
“Unrestricted Global Note”	2.6(e)

SECTION 1.3. Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) “including” means including without limitation;

(e) words in the singular include the plural and words in the plural include the singular;

(f) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(g) references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(h) unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture; and

(i) the words “herein,” “hereof” and “hereunder” and any other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision.

ARTICLE II

The Securities

SECTION 2.1. Form, Dating and Terms.

(a) The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Initial Notes issued on the date hereof shall be in an aggregate principal amount of $350,000,000. In addition, the Company may issue, from time to time in accordance with the provisions of this Indenture, including, without limitation, Section 3.3, Additional Notes in the form of Exhibit A hereto. Furthermore, Securities may be authenticated and delivered upon registration or transfer, or in lieu of, other Securities pursuant to Section 2.6, 2.9, 2.11, or 5.4 or in connection with a Collateral Disposition Offer, a Pari Passu Offer or an Offer pursuant to Section 3.8 or a Change of Control Offer pursuant to Section 3.10.

Notwithstanding anything to the contrary contained herein, the Company may not issue any Additional Notes, unless Immediately after giving effect to such issuance, no Default or Event of Default shall have occurred and be continuing.

The Initial Notes shall be known and designated as “11.250% Senior Secured Notes due 2016” of the Company. Additional Notes shall be known and designated as “11.250% Senior Secured Notes due 2016” of the Company.

With respect to any Additional Notes, the Company shall set forth in (a) a Board Resolution and (b)(i) an Officers’ Certificate or (ii) one or more indentures supplemental hereto, the following information:

(i) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; and

(ii) the issue price and the issue date of such Additional Notes.

In authenticating and delivering Additional Notes, the Trustee shall be entitled to receive and shall be fully protected in relying upon, in addition to the Opinion of Counsel and Officers’ Certificate required by Section 12.2, an Opinion of Counsel as to the due authorization, execution, delivery, validity and enforceability of such Additional Notes.

The Initial Notes and the Additional Notes shall be considered collectively as a single class for all purposes of this Indenture. Holders of the Initial Notes and the Additional Notes shall vote and consent together on all matters to which such Holders are entitled to vote or consent as one class, and none of the Holders of the Initial Notes or the Additional Notes shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent.

(b) The Initial Notes are being offered and sold by the Company pursuant to a Purchase Agreement, dated August 11, 2009, among the Company, the Subsidiary Guarantors,

J.P. Morgan Securities Inc., Banc of America Securities LLC and the other initial purchasers named therein. The Initial Notes and any Additional Notes shall be resold initially only to (A) QIBs and (B) Persons other than U.S. Persons (as defined in Regulation S under the Securities Act (“Regulation S”)) in reliance on Regulation S. Such Initial Notes and Additional Notes may thereafter be transferred to among others, QIBs, purchasers in reliance on Regulation S and institutional “accredited investors” (as defined in Rules 501(a)(1), (2), (3) and (7) under the Securities Act) who are not QIBs (“IAIs”) in accordance with Rule 501 of the Securities Act in accordance with the procedure described herein. Additional Notes offered after the date hereof may be offered and sold by the Company from time to time pursuant to one or more purchase agreements in accordance with applicable law.

Initial Notes and Additional Notes offered and sold to QIBs in the United States of America in reliance on Rule 144A (the “Rule 144A Notes”) shall be issued in the form of a permanent global Security substantially in the form of Exhibit A, which is hereby incorporated by reference and made a part of this Indenture, including appropriate legends as set forth in Section 2.1(d) (the “Rule 144A Global Note”), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Rule 144A Global Note may be represented by more than one certificate, if so required by the Depositary’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

Initial Notes and any Additional Notes offered and sold outside the United States of America (the “Regulation S Notes”) in reliance on Regulation S shall initially be issued in the form of a permanent global Security substantially in the form of Exhibit A including appropriate legends as set forth in Section 2.1(d) (the “Regulation S Global Note”). The Regulation S Global Note shall be deposited upon issuance with, or on behalf of, the Trustee, as custodian for the Depositary in the manner described in this Article II for credit to the respective accounts of the purchasers (or to such other accounts as they may direct) at Euroclear or Clearstream. During the Restricted Period, interests in the Regulation S Global Note may only be held through Euroclear or Clearstream (as indirect participants in the Depositary) unless exchanged for interests in a Global Security in accordance with the transfer and certification requirements described herein.

Investors may hold their interests in the Regulation S Global Note directly through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations which are participants in such systems. After the expiration of the Restricted Period (but not earlier), investors may also hold such interests through organizations other than Euroclear or Clearstream that are participants in the Depositary’s system. Euroclear and Clearstream shall hold such interests in the Regulation S Global Note on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries. Such depositaries, in turn, shall hold such interests in the applicable Regulation S Global Note in customers’ securities accounts in the depositaries’ names on the books of the Depositary. The Regulation S Global Note may be represented by more than one certificate, if so required by the Depositary’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

Initial Notes and any Additional Notes resold to IAIs (the “Institutional Accredited Investor Notes”) in the United States of America shall be issued in the form of a permanent global Security substantially in the form of Exhibit A including appropriate legends as set forth in Section 2.1(d) (the “Institutional Accredited Investor Global Note”) deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Institutional Accredited Investor Global Note may be represented by more than one certificate, if so required by the Depositary’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Institutional Accredited Investor Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

The Rule 144A Global Note, the Regulation S Global Note, and the Institutional Accredited Investor Global Note are sometimes collectively herein referred to as the “Global Securities.”

The principal of (and premium, if any) and interest on the Securities shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose pursuant to Section 2.3; provided, however, that, at the option of the Company, each installment of interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register or (ii) wire transfer to an account located in the United States maintained by the payee. Payments in respect of Securities represented by a Global Security (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Depositary. Payments in respect of Securities represented by Definitive Securities (including principal, premium, if any, and interest) held by a Holder of at least $5,000,000 aggregate principal amount of Securities represented by Definitive Securities shall be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth on Exhibit A and in Section 2.1(d). The Company and the Trustee shall approve the form of the Securities and any notation, endorsement or legend on them. Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A are part of the terms of this Indenture and, to the extent applicable, the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.

(c) Denominations. The Securities shall be issuable only in fully registered form, without coupons, and only in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

(d) Restrictive Legends. (A) Each Rule 144A Global Note and the Institutional Accredited Investor Global Note shall bear the following legend (the “Private Placement Legend”) on the face thereof:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A TRANSACTION INVOLVING A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION

REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

(B) each Regulation S Global Note shall bear the following legend (the “Regulation S Legend”) on the face thereof:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A TRANSACTION INVOLVING A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A

VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

The Global Securities, whether or not an Initial Note, shall bear the following legend on the face thereof:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”

Each Security issued hereunder that has more than a de minimis amount of original issue discount for U.S. federal income tax purposes shall bear a legend in substantially the following form:

“THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE

DATE AND YIELD TO MATURITY FOR SUCH NOTE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO: CORPORATE SECRETARY, BRUNSWICK CORPORATION, 1 N. FIELD CT., LAKE FOREST, ILLINOIS, 60045-4811, TELEPHONE NUMBER (847) 735-4700.”

(e) Book-Entry Provisions.

(i) This Section 2.1(e) shall apply only to Global Securities deposited with the Trustee, as custodian for the Depositary.

(ii) Each Global Security initially shall (x) be registered in the name of the Depositary for such Global Security or the nominee of such Depositary, (y) be delivered to the Trustee as custodian for such Depositary and (z) bear legends as set forth in Section 2.1(d).

(iii) Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a Holder of a beneficial interest in any Global Security.

(iv) The registered Holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(v) In connection with any transfer of a portion of the beneficial interest in a Global Security pursuant to subsection (f) of this Section 2.1 to beneficial owners who are required to hold Definitive Securities, the Trustee shall reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Securities of like tenor and amount.

(vi) In connection with the transfer of an entire Global Security to beneficial owners pursuant to subsection (f) of this Section, such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the

Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.

(vii) Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

(f) Definitive Securities. Except as provided below, owners of beneficial interests in Global Securities shall not be entitled to receive Definitive Securities. If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain Definitive Securities in exchange for their beneficial interests in a Global Security upon written request in accordance with the Depositary’s and the Registrar’s procedures. In addition, Definitive Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if (i) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for such Global Security or the Depositary ceases to be a clearing agency registered under the Exchange Act, at a time when the Depositary is required to be so registered in order to act as Depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice or, (ii) the Company executes and delivers to the Trustee and Registrar an Officers’ Certificate stating that such Global Security shall be so exchangeable or (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary.

(g) Any Definitive Security delivered in exchange for an interest in a Global Security pursuant to Section 2.1(e)(iv) or (v) shall, except as otherwise provided by paragraph (c) of Section 2.6, bear the applicable legend regarding transfer restrictions applicable to the Definitive Security set forth in Section 2.1(d).

(h) In connection with the exchange of a portion of a Definitive Security for a beneficial interest in a Global Security, the Trustee shall cancel such Definitive Security, and the Company shall execute, and the Trustee shall authenticate and deliver, to the transferring Holder a new Definitive Security representing the principal amount not so transferred.

SECTION 2.2. Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually authenticates the Security. The signature of the Trustee on a Security shall be conclusive evidence that such Security has been duly and validly authenticated and issued under this Indenture. A Security shall be dated the date of its authentication.

At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery: (1) Initial Notes for original issue on the Issue Date in an aggregate principal amount of $350,000,000 and (2) subject to the terms of this Indenture Additional Notes for original issue in an unlimited principal amount of an equal principal amount, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company (the “Company Order”). Such Company Order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Notes or Additional Notes.

The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

In case the Company or any Subsidiary Guarantor, pursuant to Article IV shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company or such Subsidiary Guarantor shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article IV, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the successor Person, shall authenticate and deliver Securities as specified in such order for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time outstanding for Securities authenticated and delivered in such new name.

SECTION 2.3. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”). The Company shall cause each of the Registrar and the Paying Agent to maintain an office or agency in the Borough of Manhattan, The City of New York. The Registrar shall keep a register of the Securities and of their transfer and exchange (the “Note Register”). The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent and the term “Registrar” includes any co-registrar.

The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.6. The Company or any of its domestically incorporated Wholly-Owned Subsidiaries may act as Paying Agent, Registrar or transfer agent.

The Company initially appoints the Trustee as Registrar and Paying Agent for the Securities. The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee.

SECTION 2.4. Paying Agent To Hold Money in Trust. By no later than 10:00 a.m. (New York City time) on the date on which any principal of, premium, if any, or interest on any Security is due and payable, the Company shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal, premium, if any, or interest when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of, premium, if any, or interest on the Securities and shall notify the Trustee in writing of any default by the Company or any Subsidiary Guarantor in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Securities.

SECTION 2.5. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company, on its own behalf and on behalf of each of the Subsidiary Guarantors, shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.6. Transfer and Exchange.

(a) The following provisions shall apply with respect to any proposed transfer of a Rule 144A Note or an Institutional Accredited Investor Note prior to the date which is one year after the later of the date of its original issue and the last date on which the Company or any Affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”):

(i) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee in the form as set forth on the reverse of the Security that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

(ii) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.7 hereof from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them; and

(iii) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.8 hereof from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them.

(b) The following provisions shall apply with respect to any proposed transfer of a Regulation S Note prior to the expiration of the Restricted Period:

(i) a transfer of a Regulation S Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee, in the form of assignment on the reverse of the certificate, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

(ii) a transfer of a Regulation S Note or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.7 hereof from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them; and

(iii) a transfer of a Regulation S Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.8 hereof from the proposed transferee and, if requested by the Company or the Trustee, receipt by the Trustee or its agent of an opinion of counsel, certification and/or other information satisfactory to each of them.

After the expiration of the Restricted Period, interests in the Regulation S Note may be transferred in accordance with applicable law without requiring the certification set forth in Section 2.8 or any additional certification.

(c) Restricted Securities Legend. Upon the transfer, exchange or replacement of Securities not bearing a Restricted Securities Legend, the Registrar shall deliver Securities that do not bear a Restricted Securities Legend. Upon the transfer, exchange or replacement of Securities bearing a Restricted Securities Legend, the Registrar shall deliver only Securities that bear such Restricted Securities Legend unless there is delivered to the Registrar an Opinion of Counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act. Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Securities Legend.

(d) The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.1 or this Section 2.6. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

(e) Exchange from Global Note Bearing Restricted Securities Legend to Global Note Not Bearing Restricted Securities Legend. To the extent permitted by law after the six-month anniversary of the Issue Date and upon compliance with the following procedures, beneficial interests in a Global Note bearing the Restricted Securities Legend (a “Restricted Global Note”) may, at the Company’s sole discretion, be exchanged for beneficial interests in a Global Note not bearing the Restricted Securities Legend (an “Unrestricted Global Note”). In order to effect such exchange, the Company shall provide written notice to the Trustee instructing the Trustee to (1) direct the Depositary to transfer the specified amount of the outstanding beneficial interests in a particular Restricted Global Note to an Unrestricted Global Note and provide the Depositary with all such information as is necessary for the Depositary to appropriately credit and debit the relevant Holder accounts and (2) provide prior written notice to all Holders of such exchange, which notice must include the date such exchange is proposed to occur, the CUSIP number of the relevant Restricted Global Note and the CUSIP number of the Unrestricted Global Note into which such Holders’ beneficial interests shall be exchanged. As a condition to any such exchange pursuant to this Section 2.6(e), the Trustee shall be entitled to receive from the Company, and rely upon conclusively without any liability, an Officers’ Certificate and an Opinion of Counsel to the Company, in form and in substance reasonably satisfactory to the Trustee, to the effect that such transfer of beneficial interests to the Unrestricted Global Note shall be effected in compliance with the Securities Act. The Company may request from Holders such information it reasonably determines is required in order to be able to deliver such Officers’ Certificate and Opinion of Counsel, including certification from Holders that they are not Affiliates of the Company and have not knowingly acquired their beneficial interests in the Restricted Global Note from any Affiliate of the Company. Upon such exchange of beneficial interests pursuant to this Section 2.6(e), the Registrar shall reflect on its books and records the date of such transfer and a decrease and increase, respectively, in the principal amount of the applicable Restricted Global Note and the Unrestricted Global Note, respectively, equal to the principal amount of beneficial interests transferred. Following any such transfer pursuant to this Section 2.6(e) of all of the beneficial interests in a Restricted Global Note, such Restricted Global Note shall be cancelled.

(f) Retention of Written Communications. The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.1 or this Section 2.6. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

(g) Obligations with Respect to Transfers and Exchanges of Securities.

(i) To permit registrations of transfers and exchanges, the Company shall, subject to the other terms and conditions of this Article II, execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar’s request.

(ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require the Holder to pay a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Sections 3.10 or 9.4).

(iii) The Registrar shall not be required to register the transfer of or exchange of any Security for a period beginning (1) 15 Business Days before the mailing of a notice of an offer to repurchase Securities and ending at the close of business on the day of such mailing or (2) 15 Business Days before an interest payment date and ending on such interest payment date.

(iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of, premium, if any, and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(v) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

(h) No Obligation of the Trustee. (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in, the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities, or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(i) Affiliate Holders. By accepting a beneficial interest in a Global Security, any Person that is an Affiliate of the Company agrees to give notice to the Company, the Trustee and the Registrar of the acquisition and its Affiliate status.

SECTION 2.7. Form of Certificate to be Delivered in Connection with Transfers to Institutional Accredited Investors.

[Date]

Brunswick Corporation

c/o The Bank of New York Mellon Trust Company, N.A.

2 North LaSalle Street

Suite 1020

Chicago, Illinois 60602

Attention: Corporate Trust Department

Dear Sirs:

This certificate is delivered to request a transfer of $ principal amount of the 11.250% Senior Secured Notes due 2016 (the “Notes”) of Brunswick Corporation (the “Company”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:
Address:
Taxpayer ID Number:

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)) purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and we invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction

Termination Date”) only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act (“Rule 144A”), (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a “QIB”) that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional “accredited investor,” in each case in a minimum principal amount of Notes of $250,000 or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale shall not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Notes pursuant to clauses (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

TRANSFEREE:

BY

SECTION 2.8. Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S.

[Date]

Brunswick Corporation c/o

The Bank of New York Mellon Trust Company, N.A.

2 North LaSalle Street

Suite 1020

Chicago, Illinois 60602

Attention: Corporate Trust Department

Re:	Brunswick Corporation
11.250% Senior Secured Notes due 2016 (the “Securities”)

Ladies and Gentlemen:

In connection with our proposed sale of $                     aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(a) the offer of the Securities was not made to a person in the United States;

(b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a)(2) or Rule 904(a)(2) of Regulation S, as applicable; and

(d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

In addition, if the sale is made during a restricted period and the provisions of Rule 903(b)(2), Rule 903(b)(3) or Rule 904(b)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(b)(2), Rule 903(b)(3) or Rule 904(b)(1), as the case may be.

We also hereby certify that we [are][are not] an Affiliate of the Company and, to our knowledge, the transferee of the Securities [is][is not] an Affiliate of the Company.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

SECTION 2.9. Mutilated, Destroyed, Lost or Stolen Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee, upon Company Order, shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met such that the Holder (a) notifies the Company and the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar has not registered a transfer prior to receiving such notification, (b) makes such request to the Company prior to the Company having notice that the Security has been acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Company and the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss which any of them may suffer if a Security is replaced, then, in the absence of notice to the Company, any Subsidiary Guarantor or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require that such Holder pay a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, any Subsidiary Guarantor and any other obligor upon the Securities, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 2.10. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding in the event the Company or an Affiliate of the Company holds the Security except that the Company or an Affiliate of the Company shall not obtain voting rights with respect to such Security.

If a Security is replaced pursuant to Section 2.9, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date or maturity date money sufficient to pay all principal, premium, if any, and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.11. Temporary Securities. In the event that Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities. After the preparation of Definitive Securities, the temporary Securities shall be exchangeable for Definitive Securities upon surrender of the temporary Securities at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, one or more Definitive Securities representing an equal principal amount of Securities. Until so exchanged, the Holder of temporary Securities shall in all respects be entitled to the same benefits under this Indenture as a Holder of Definitive Securities.

SECTION 2.12. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and return to the Company all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such cancellation to the Company. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation.

At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, transferred, redeemed, repurchased or canceled, such Global Security shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the Global Security and on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

SECTION 2.13. Payment of Interest; Defaulted Interest. Interest on any Security which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name such Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 2.3.

Any interest on any Security which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the regular record date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) shall be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

(a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date (not less than 30 days after such notice) of the proposed payment (the “Special Interest Payment Date”), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a record date (the “Special Record Date”) for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 12.1, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Notwithstanding the foregoing, if any such interest payment date (other than an interest payment date at maturity) would otherwise be a day that is not a Business Day, then the interest payment shall be postponed to the next succeeding Business Day (except if that Business Day falls in the next succeeding calendar month, then interest shall be paid on the immediately preceding Business Day). If the maturity date of the Securities is a day that is not a Business Day, all payments to be made on such day shall be made on the next succeeding Business Day, with the same force and effect as if made on the maturity date. In either of such cases, no additional interest shall be payable as a result of such delay in payment.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 2.14. Computation of Interest. Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 2.15. CUSIP Numbers. The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use). The Trustee shall not be responsible for the use of CUSIP numbers, and the Trustee makes no representation as to their correctness as printed on any Security or notice to Holders. The Company shall promptly notify the Trustee in writing of any change in the CUSIP numbers.

ARTICLE III

Covenants

SECTION 3.1. Payment of Securities. The Company shall promptly pay the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, premium, if any, and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

The Company shall pay interest on overdue principal at the rate specified therefor in the Securities.

Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

SECTION 3.2. SEC Reports. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, if not filed electronically with the SEC through EDGAR (or any successor system), the Company shall provide to the Trustee and the registered Holders of the Securities, within 15 days of the time periods specified in the relevant forms:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s independent registered public accounting firm; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

The requirement for the Company to provide information may be satisfied by posting such reports, documents and information on its website within the time periods specified by this Section 3.2; provided, however, that the Company shall (upon request) provide one copy of the exhibits of the foregoing to the Trustee and shall (upon request) provide additional copies of such exhibits to any Holder or prospective Holder.

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries and such Unrestricted Subsidiaries, either individually or collectively, would otherwise have been a Significant Subsidiary, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes to the financial statements and in Management’s Discussion and Analysis of Results of Operations and Financial Condition, of the financial condition and results of operations of the Company and its Restricted Subsidiaries.

In addition, the Company and the Subsidiary Guarantors shall make available to the Holders and to prospective investors, upon the request of such Holders, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Securities are not freely transferable under the Securities Act. For purposes of this Section 3.2, the Company and the Subsidiary Guarantors shall be deemed to have furnished the reports to the Trustee and the Holders of Securities as required by this Section 3.2 if it has filed such reports with the SEC via the EDGAR filing system (or any successor system) and such reports are publicly available.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Trustee shall have no duty to search for or obtain any electronic or other filings that the Company makes with the SEC, regardless of whether such filings are periodic, supplemental or otherwise.

SECTION 3.3. Limitation on Indebtedness. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Company and the Subsidiary Guarantors may Incur Indebtedness (including Acquired Indebtedness) if on the date thereof and after giving effect thereto on a pro forma basis:

(i) the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries is at least 2.00 to 1.00; and

(ii) no Default or Event of Default shall be continuing or would occur as a consequence of Incurring the Indebtedness.

(b) The provisions of Section 3.3(a) shall not apply to the Incurrence of the following Indebtedness:

(i) Indebtedness of the Company evidenced by the Initial Notes and of Subsidiary Guarantors evidenced by the Subsidiary Guarantees relating to the Initial Notes (and Refinancing Indebtedness in respect thereof);

(ii) (x)(A) Indebtedness Incurred pursuant to Debt Facilities and (B) the Incurrence by a Receivables Entity of Indebtedness in a Qualified Receivables Transaction that is nonrecourse to the Company or any of its Subsidiaries (except for Standard Securitization Undertakings) in an aggregate principal amount for Indebtedness Incurred under clauses (A) and (B) not to exceed (together with any Indebtedness Incurred under Section 3.3(b)(i)) the greater of (a) $925.0 million, less, to the extent a permanent repayment or commitment reduction is required thereunder as a result of such application, the aggregate principal amount of all principal repayments actually made under the ABL Facility since the Issue Date with Net Available Cash from Asset Dispositions utilized in accordance with Section 3.8(b)(iii) and (b) the Borrowing Base and (y) Indebtedness pursuant to Debt Facilities to finance the extension by the Company and its Restricted Subsidiaries of financing to boat and engine dealers in an aggregate principal amount not to exceed the Floorplan Borrowing Base;

(iii) Guarantees by (x) the Company or Subsidiary Guarantors of Indebtedness permitted to be Incurred by the Company or a Subsidiary Guarantor in accordance with the provisions of this Indenture, provided that in the event such Indebtedness that is being Guaranteed is a Subordinated Obligation or a Guarantor Subordinated Obligation, then the related Guarantee shall be subordinated in right of payment to the Securities or the Subsidiary Guarantee, as the case may be, and (y) Non-Guarantor Subsidiaries of Indebtedness Incurred by Non-Guarantor Subsidiaries in accordance with the provisions of this Indenture;

(iv) Indebtedness of the Company owing to and held by any Restricted Subsidiary (other than a Receivables Entity) or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any other Restricted Subsidiary (other than a Receivables Entity); provided, however,

(A)	if the Company is the obligor on Indebtedness owing to a Non-Guarantor Subsidiary, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Securities;

(B)	if a Subsidiary Guarantor is the obligor on such Indebtedness and a Non-Guarantor Subsidiary is the obligee, such Indebtedness is subordinated in right of payment to the Subsidiary Guarantees of such Subsidiary Guarantor; and

(C)	(1) any subsequent issuance or transfer of Capital Stock or any other event that results in any such Indebtedness being beneficially held by a Person other than the Company or a Restricted Subsidiary (other than a Receivables Entity) of the Company; and (2) any subsequent sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary (other than a Receivables Entity) of the Company;

shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be.

(v) any Indebtedness (other than the Indebtedness described in clauses (i), (ii) (iii), (iv), (vii), (ix), (x), (xi), (xii) and (xv)) outstanding on the Issue Date, including, without limitation, Indebtedness of the Company evidenced by the 2013 Notes, and any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (v) or clause (vi) or Incurred pursuant to Section 3.3(a);

(vi) Indebtedness of Persons Incurred and outstanding on the date on which such Person became a Restricted Subsidiary or was acquired by, or merged into, the Company or any Restricted Subsidiary (other than Indebtedness Incurred (x) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by the Company or (y) otherwise in connection with, or in contemplation of, such acquisition); provided, however, that at the time such Person is acquired by the Company, either (A) the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to Section 3.3(a) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (vi) or (B) the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries would have improved after giving effect to the Incurrence of such Indebtedness pursuant to this clause (vi); provided that, for purposes of this clause (B), the Consolidated Coverage Ratio is at least 1.5:1.0;

(vii) Indebtedness under Hedging Obligations; provided, however, that such Hedging Obligations are entered into for the purpose of fixing, hedging or swapping the underlying exposure of the Company or any Restricted Subsidiary in the ordinary course of business (and not for speculative purposes);

(viii) (x) Indebtedness (including Capitalized Lease Obligations) of the Company or a Restricted Subsidiary Incurred to finance the purchase, lease, construction or improvement of any property, plant or equipment used or to be used in the business of the Company or such Restricted Subsidiary through the direct purchase of such property, plant or equipment including any Indebtedness assumed in connection with the purchase of such property, plant or equipment or secured by a Lien on such property, plant or equipment prior to the purchase thereof, or (y) Attributable Indebtedness in respect of a Sale/Leaseback Transaction, and any Indebtedness of a Restricted Subsidiary which serves to refund or refinance any Indebtedness Incurred pursuant to this clause (viii), in a principal amount not to exceed the greater of (A) $75.0 million and (B) 3.0% of Total Tangible Assets in the aggregate at any one time outstanding together with all other Indebtedness issued under this clause (viii);

(ix) Indebtedness Incurred by the Company or its Restricted Subsidiaries in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance, self-insurance obligations, performance, bid surety, appeal and similar bonds and completion Guarantees (not for borrowed money) provided in the ordinary course of business;

(x) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business or assets of the Company or any business, assets or Capital Stock of a Subsidiary, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition, provided that;

(A) the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition; and

(B) such Indebtedness is not reflected on the balance sheet of the Company or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet shall not be deemed to be reflected on such balance sheet for purposes of this clause (x);

(xi) Indebtedness represented by earnout provisions, contingent payments in respect of purchase price or adjustment of purchase price or similar obligations in acquisition agreements; provided that this clause (xi) shall not extend to Indebtedness Incurred to finance an earnout or contingent payment;

(xii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument, including, but not limited to, electronic transfers, wire transfers and commercial card payments drawn against insufficient funds in the ordinary course of business (except in the form of committed or uncommitted lines of credit); provided, however, that such Indebtedness is extinguished within five Business Days of Incurrence;

(xiii) Indebtedness Incurred by Foreign Subsidiaries in an aggregate principal amount, together with all other Indebtedness Incurred pursuant to this clause (xiii), not to exceed the greater of (x) $100.0 million and (y) 4.0% of Foreign Assets and any Guarantee by the Company thereof;

(xiv) Indebtedness Incurred by the Company in connection with insurance premium financing arrangements not to exceed $10.0 million at any one time outstanding;

(xv) Indebtedness arising out of customer deposits in the ordinary course of business;

(xvi) Indebtedness of the Company or a Restricted Subsidiary owing to and held by any entity, agency, instrumentality or political subdivision of the United States, any State of the United States, the District of Columbia or any territory thereof in connection with the construction or relocation of facilities or job creation incentives of such entity, agency, instrumentality or political subdivision (which Indebtedness may arise as a consequence of a Sale/Leaseback Transaction) not to exceed 3.5% of Total Tangible Assets as of July 4, 2009 at any one time outstanding; and

(xvii) in addition to the items referred to in clauses (i) through (xvi) above, Indebtedness of the Company and its Restricted Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other

Indebtedness Incurred pursuant to this clause (xvii) and then outstanding, shall not exceed $15.0 million.

(c) In addition, the Company shall not permit any of its Unrestricted Subsidiaries to Incur any Indebtedness or issue any shares of Disqualified Stock, other than Non-Recourse Debt. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this Section 3.3, the Company shall be in Default of this Section 3.3).

(d) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this Section 3.3:

(i) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in Section 3.3(b), the Company, in its sole discretion, shall classify such item of Indebtedness (or any portion thereof) on the date of Incurrence and may later reclassify such item of Indebtedness (or any portion thereof) in any manner that complies with Section 3.3(b) and only be required to include the amount and type of such Indebtedness in one of such clauses; provided that all Indebtedness outstanding on the Issue Date under the ABL Facility and the Mercury Facility shall each be deemed Incurred on the Issue Date under Section 3.3(b)(ii) and not Section 3.3(a) or Section 3.3(b)(v) and may not later be reclassified;

(ii) Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(iii) if obligations in respect of letters of credit are Incurred pursuant to a Debt Facility and are being treated as Incurred pursuant to Section 3.3(b)(ii) and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;

(iv) the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary that is not a Subsidiary Guarantor, shall be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(v) Indebtedness permitted by this Section 3.3 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 3.3 permitting such Indebtedness;

(vi) the principal amount of any Indebtedness outstanding in connection with a Qualified Receivables Transaction is the Receivables Transaction Amount relating to such Qualified Receivables Transaction; and

(vii) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

Accrual of interest, accrual of dividends, the accretion of accreted value or the amortization of debt discount, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock shall not be deemed to be an Incurrence of Indebtedness for purposes of this Section 3.3. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount or the aggregate principal amount outstanding in the case of Indebtedness issued with interest payable-in-kind and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

(e) For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this Section 3.3, the maximum amount of Indebtedness that the Company may Incur pursuant to this Section 3.3 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

SECTION 3.4. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to:

(i) declare or pay any dividend or make any distribution (whether made in cash, securities or other property) on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) other than:

(A) dividends or distributions payable solely in Capital Stock of the Company (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock of the Company; and

(B) dividends or distributions by a Restricted Subsidiary payable to the Company or another Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of common Capital Stock on a pro rata basis);

(ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any direct or indirect parent of the Company held by Persons other than the Company or a Restricted Subsidiary (other than in exchange for Capital Stock of the Company (other than Disqualified Stock));

(iii) make any principal payment on, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or Guarantor Subordinated Obligations other than (A) Indebtedness of the Company owing to and held by any Subsidiary Guarantor or Indebtedness of a Subsidiary Guarantor owing to and held by the Company or any other Subsidiary Guarantor permitted under Section 3.3(b)(iv); (B) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations or Guarantor Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement); (C) repayments from time to time of advances outstanding under revolving credit facilities, or (D) repayments following the occurrence of a default or event of default under an indenture or other agreement relating to Indebtedness; or

(iv) make any Restricted Investment in any Person;

(all such payments and other actions referred to in clauses (i) through (iv) (other than any exception thereto) shall be referred to as a “Restricted Payment”), unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default shall have occurred and be continuing (or would result therefrom);

(2) immediately after giving effect to such transaction on a pro forma basis, the Company is able to Incur $1.00 of additional Indebtedness under Section 3.3(a) hereof; or

(3) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date (excluding Restricted Payments made pursuant to clauses (i), (ii), (iii), (iv), (vii), (viii), (x), and (xi) of Section 3.4(b)) would not exceed the sum of, without duplication:

(A) 50% of Consolidated Net Income for the period (treated as one accounting period) from January 1, 2010 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are available (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit);

(B) 100% of the aggregate Net Cash Proceeds and the fair market value, as determined in Good Faith by the Company, of marketable securities or other property received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date, other than:

(x) Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Company or to an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); and;

(y) Net Cash Proceeds received by the Company from the issue and sale of its Capital Stock or capital contributions to the extent applied to redeem Securities in compliance with the provisions set forth under Section 5.1(b);

(C) the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company’s consolidated balance sheet upon the conversion or exchange (other than Indebtedness held by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair market value of any other property, distributed by the Company upon such conversion or exchange);

(D) 100% of the Net Cash Proceeds and the fair market value of property other than cash and marketable securities (such fair market value to be determined in Good Faith by the Company) from the sale or other disposition (other than to the Company or a Subsidiary Guarantor or to an employee stock ownership plan or trust established by the Company or any Restricted Subsidiary) of Restricted Investments made after the Issue Date and redemptions and repurchases of such Restricted Investments from the Company or its Restricted Subsidiaries and repayment of Restricted Investments in the form of loans or advances from the Company and its Restricted Subsidiaries and releases of Guarantees that constitute Restricted Investments by the Company and its Restricted Subsidiaries (other than in each case to the extent the Restricted Investment was made pursuant to Section 3.4(b)(xiv));

(E) 100% of the Net Cash Proceeds and the fair market value of property other than cash and marketable securities (such fair market value to be determined in Good Faith by the Company) received by the Company or Restricted Subsidiaries from the sale (other than to the Company or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary

(other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Company or a Restricted Subsidiary pursuant to Section 3.4(b)(xiv) or to the extent such Investment constituted a Permitted Investment); and

(F) to the extent that any Unrestricted Subsidiary of the Company designated as such after the Issue Date is redesignated as a Restricted Subsidiary or any Unrestricted Subsidiary of the Company merges into or consolidates with the Company or any of its Restricted Subsidiaries, in each case after the Issue Date, the fair market value of such Subsidiary as of the date of such redesignation or such merger or consolidation, or in the case of the transfer, dividend or distribution of assets of an Unrestricted Subsidiary to the Company or a Restricted Subsidiary, the fair market value of such assets of the Unrestricted Subsidiary, as determined in Good Faith by the Company at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, consolidation or transfer of assets (other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary was made by a Restricted Subsidiary pursuant to Section 3.4(b)(xiv) or to the extent such Investment constituted a Permitted Investment).

(b) The provisions of Section 3.4(a) hereof shall not prohibit

(i) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock, Disqualified Stock, Subordinated Obligations of the Company or Guarantor Subordinated Obligations of any Subsidiary Guarantor or any Restricted Investment made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); provided, however, that the Net Cash Proceeds from such sale of Capital Stock shall be excluded from clause (3)(B) of Section 3.4(a);

(ii) (A) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations or Guarantor Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company or (B) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Guarantor Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Guarantor Subordinated Obligations that, in each case, is permitted to be Incurred pursuant to Section 3.3 and constitutes Refinancing Indebtedness;

(iii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Stock of the Company or such Restricted Subsidiary, as the case may be, that, so long as such refinancing Disqualified Stock is permitted to be Incurred pursuant to Section 3.3 and constitutes Refinancing Indebtedness;

(iv) any purchase or redemption of Subordinated Obligations or Guarantor Subordinated Obligations from Net Available Cash to the extent permitted under Section 3.8;

(v) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision;

(vi) the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock, of the Company or any direct or indirect parent of the Company held by any existing or former employees, management or directors of the Company or any Subsidiary of the Company or their assigns, estates or heirs, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other compensatory agreements approved by the Board of Directors; provided that such redemptions or repurchases pursuant to this clause shall not exceed $2.0 million in the aggregate during any calendar year, although such amount in any calendar year may be increased by an amount not to exceed:

(A)	the Net Cash Proceeds from the sale of Capital Stock (other than Disqualified Stock) of the Company and, to the extent contributed to the Company, Capital Stock of any of the Company’s direct or indirect parent companies, in each case to existing or former employees or members of management of the Company, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments (provided that the Net Cash Proceeds from such sales or contributions shall be excluded from Section 3.4(a)(3)(B)); plus

(B)	the cash proceeds of key man life insurance policies received by the Company or its Restricted Subsidiaries after the Issue Date; less

(C)	the amount of any Restricted Payments previously made with the cash proceeds described in the clauses (A) and (B) of this clause (vi);

(vii) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company issued in accordance with the terms of this Indenture to the extent such dividends are included in the definition of “Consolidated Interest Expense”;

(viii) repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants, other rights to purchase Capital Stock or other convertible securities if such Capital Stock represents a portion of the exercise price thereof;

(ix) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Obligation or Guarantor Subordinated Obligation (i) at a purchase price not greater than 101% of the principal amount of such Subordinated Obligation or Guarantor Subordinated Obligation in the event of a Change of Control in accordance with provisions similar to Section 3.10 or (ii) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to Section 3.8; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Company has made the Change of Control Offer or Asset Disposition Offer, as applicable, as provided in Section 3.8 or Section 3.10 with respect to the Securities and has completed the repurchase or redemption of all Securities validly tendered for payment in connection with such Change of Control Offer or Asset Disposition Offer;

(x) the repurchase or redemption of the Company’s preferred stock purchase rights, or any substitute therefor, in an aggregate amount not to exceed the product of (x) the number of outstanding shares of Common Stock of the Company and (y) $0.01 per share, as such amount may be adjusted in accordance with the rights agreement relating to the Common Stock of the Company;

(xi) the repurchase, redemption or other acquisition for value of Capital Stock of the Company or any direct or indirect parent of the Company representing fractional shares of such Capital Stock in connection with a merger, consolidation, amalgamation or other combination involving the Company or any direct or indirect parent of the Company;

(xii) the declaration and payment of dividends on the Company’s common stock of up to $5.0 million per calendar year;

(xiii) Restricted Payments under hedge and warrant option transactions entered into in connection with a Permitted Convertible Notes Offering; and

(xiv) other Restricted Payments in an aggregate amount, which, when taken together with all other Restricted Payments made pursuant to this clause (xiv) (as reduced by the amount of capital returned from any such Restricted Payments that constituted Restricted Investments in the form of cash and Cash Equivalents (exclusive of amounts included in Section 3.4(a)(3)(A)) not to exceed $10.0 million;

provided, however, that at the time of and after giving effect to, any Restricted Payment permitted under clauses (iv), (vi), (vii), (xii) and (xiv), no Default shall have occurred and be continuing or would occur as a consequence thereof.

(c) The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the assets or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount and any non-cash Restricted Payment shall be determined conclusively in Good Faith by the Company and any such determination shall be (x) delivered to the Trustee if such fair market value is estimated in Good Faith by the Company to exceed $10.0 million and (y) based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value is estimated in Good Faith by the Company to exceed $25.0 million.

(d) As of the Issue Date, all of the Company’s Subsidiaries shall be Restricted Subsidiaries. The Company shall not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated shall be deemed to be Restricted Payments in an amount determined as set forth in the definition of “Investment.” Such designation shall be permitted only if a Restricted Payment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries shall not be subject to any of the restrictive covenants set forth in this Indenture.

(e) The Company shall not permit any “Unrestricted Subsidiary” to become a “Restricted Subsidiary” under the 1987 Indenture, with respect to any Indebtedness currently outstanding or issued after the Issue Date.

SECTION 3.5. Limitation on Liens.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (other than Permitted Liens) that secures obligations under any Indebtedness on any asset or property of the Company or such Restricted Subsidiary, including any Guarantee of such Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom. In addition, if the Company or any Subsidiary Guarantor, directly or indirectly, shall create, incur or suffer to exist any Lien securing ABL Obligations (other than Liens on the Capital Stock or Indebtedness of the 1987 Restricted Subsidiaries or on any asset that constitutes a “Principal Property” under the 1987 Indenture until such time as all notes issued under the 1987 Indenture have been repaid, discharged or defeased or the lien covenant thereunder is no longer in effect), the Company or such Subsidiary Guarantor, as the case may be, must concurrently grant at least a second-priority Lien, subject to Permitted Liens, upon such property as security for the Securities and the Subsidiary Guarantees.

SECTION 3.6. Limitation on Sale/Leaseback Transactions. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction unless:

(a) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Sale/Leaseback Transaction at least equal to the fair market value (as determined in Good Faith by the Company) of the property subject to such transaction;

(b) the Company or such Restricted Subsidiary could have Incurred Indebtedness in an amount equal to the Attributable Indebtedness in respect of such Sale/Leaseback Transaction pursuant to Section 3.3;

(c) the Company or such Restricted Subsidiary would be permitted to create a Lien on the property subject to such Sale/Leaseback Transaction under Section 3.5; and

(d) the Sale/Leaseback Transaction is treated as an Asset Disposition and all of the conditions of this Indenture described in Section 3.8 (including the provisions concerning the application of Net Available Cash) are satisfied with respect to such Sale/Leaseback Transaction, treating all of the consideration received in such Sale/Leaseback Transaction as Net Available Cash for purposes of such covenant.

SECTION 3.7. Limitation on Restrictions on Distributions from Restricted Subsidiaries (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(i)(A) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or

(B) pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends, or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(ii) make any loans or advances to the Company or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(iii) sell, lease or transfer any of its property or assets to the Company or any Restricted Subsidiary (it being understood that such transfers shall not include any type of transfer described in clause (i) or (ii) above).

(b) The restrictions in Section 3.7(a) shall not prohibit encumbrances or restrictions existing under or by reason of:

(i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date, including, without limitation, the 1987 Indenture, this Indenture, the Securities, the Subsidiary Guarantees, the Collateral Documents, the Intercreditor Agreement, the ABL Facility (and related documentation) and the Mercury Marine Facility (and related documentation) in effect on such date;

(ii) any encumbrance or restriction with respect to a Person pursuant to an agreement relating to any Capital Stock or Indebtedness Incurred by such Person on or before the date on which such Person became a Restricted Subsidiary or was acquired by, merged into or consolidated with the Company or a Restricted Subsidiary (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was acquired by, merged into or consolidated with the Company or in contemplation of the transaction) and outstanding on such date, provided, that any such encumbrance or restriction shall not extend to any Person or the assets or property of the Company or any other Restricted Subsidiary other than the Person and its Subsidiaries or the assets and property so acquired and that, in the case of Indebtedness, was permitted to be Incurred pursuant to this Indenture;

(iii) any encumbrance or restriction pursuant to an agreement effecting a refunding, replacement or refinancing of Indebtedness Incurred pursuant to an agreement referred to in the preceding clauses (i) or (ii) or this clause (iii) or contained in any amendment, restatement, modification, renewal, supplement, refunding replacement or refinancing of an agreement referred to in the preceding clauses (i) or (ii) or this clause (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement are no less favorable (as determined in Good Faith by the Company) in any material respect, taken as a whole, to the Holders of the Securities than the encumbrances and restrictions contained in such agreements referred to in clauses (i) or (ii) of this Section 3.7(b) on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary or was merged into a Restricted Subsidiary, whichever is applicable;

(iv) in the case of Section 3.7(a)(iii), Liens permitted to be Incurred under the provisions of Section 3.5 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(v) (a) purchase money obligations for property acquired in the ordinary course of business and (b) Capitalized Lease Obligations permitted under this Indenture, in each case, that impose encumbrances or restrictions of the nature described in Section 3.7(a)(iii) on the property so acquired;

(vi) any Purchase Money Note or other Indebtedness or contractual requirements Incurred with respect to a Qualified Receivables Transaction relating exclusively to a Receivables Entity that, as determined in Good Faith by the Company, are appropriate to effect such Qualified Receivables Transaction;

(vii) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Company pursuant to an agreement that has been entered into for the sale of all or a portion of the Capital Stock or assets of such Subsidiary;

(viii) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(ix) any customary provisions in joint venture agreements relating to joint ventures and other similar agreements entered into in the ordinary course of business, provided that if such joint venture is a Restricted Subsidiary, such provisions shall not materially affect the Company’s ability to make anticipated principal or interest payments on the Securities (as determined in Good Faith by the Company);

(x) any customary provisions in leases, subleases or licenses and other agreements entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(xi) encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order;

(xiii) encumbrances or restrictions contained in indentures or debt instruments or other debt arrangements Incurred or Preferred Stock issued by Subsidiary Guarantors in accordance with Section 3.3 that are not more restrictive, taken as a whole, than those applicable to the Company in either this Indenture or the ABL Facility on the Issue Date (which results in encumbrances or restrictions comparable to those applicable to the Company at a Restricted Subsidiary level); and

(xiv) encumbrances or restrictions contained in indentures or other debt instruments or debt arrangements Incurred or Preferred Stock issued by Restricted Subsidiaries that are not Subsidiary Guarantors subsequent to the Issue Date pursuant to clauses (ii), (vi), (xiii) and (xiv) of Section 3.3(b) by Restricted Subsidiaries, provided that such encumbrances and restrictions contained in any agreement or instrument shall not materially affect the Company’s ability to make anticipated principal or interest payments on the Securities (as determined in Good Faith by the Company).

SECTION 3.8. Limitation on Sales of Assets and Subsidiary Stock. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any Asset Disposition of First-Priority Collateral unless:

(i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the fair market value (such fair market value to be determined as of the date of contractually agreeing to such Asset Disposition), as determined in Good Faith by the Company, (including as to the value of all non-cash consideration), of the First-Priority Collateral subject to such Asset Disposition;

(ii) at least 75% of the consideration from such Asset Disposition received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents and is deposited directly into the Collateral Accounts; and

(iii) the remaining consideration from such Asset Disposition that is not in the form of cash or Cash Equivalents is thereupon with its acquisition pledged as First-Priority Collateral to secure the Securities and the Subsidiary Guarantees.

Any Net Available Cash deposited into the Collateral Account from any Asset Dispositions of First-Priority Collateral or Recovery Events (as described below) may be withdrawn by the Company or a Restricted Subsidiary to be invested by the Company or such Restricted Subsidiary in First-Priority Collateral within 360 days of the date of such Asset Disposition or Recovery Event, which First-Priority Collateral is thereupon with its acquisition added to the First-Priority Collateral securing the Securities.

All of the Net Available Cash received by the Company or such Restricted Subsidiary, as the case may be, from any Recovery Event shall be deposited directly into the Collateral Account and may be withdrawn by the Company or such Restricted Subsidiary to be invested in First-Priority Collateral (which may include performance of a restoration of the affected Collateral) in accordance with the preceding paragraph within 360 days of the date of such Recovery Event.

Any Net Available Cash from Asset Dispositions of First-Priority Collateral or Recovery Events that are not applied or invested as provided in this subsection (a) shall be deemed to constitute “Excess Collateral Proceeds.” When the aggregate amount of Excess Collateral Proceeds exceeds $10.0 million, the Company shall be required to make an offer (“Collateral Disposition Offer”) to all Holders to purchase the maximum principal amount of the Securities (on a pro rata basis) and, if required by the terms of any other Pari Passu Lien Indebtedness, to holders of such Pari Passu Lien Indebtedness, to which the Collateral Disposition Offer applies that may be purchased out of the Excess Collateral Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Securities and such other Pari Passu Lien Indebtedness, plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in this Indenture in denominations of $2,000 and integral multiples of $1,000 in excess thereof. To the extent that the aggregate amount of Securities so validly tendered and not properly withdrawn pursuant to a Collateral Disposition Offer is less than the Excess Collateral Proceeds, the Company may use any remaining Excess Collateral Proceeds for general corporate purposes, subject to the other covenants contained in this Indenture. If the aggregate principal amount of Securities surrendered by Holders exceeds the amount of Excess Collateral Proceeds, the Securities to be purchased shall be selected on a pro rata basis on the basis of the aggregate principal amount of tendered Securities. Upon completion of such Collateral Disposition Offer, the amount of Excess Collateral Proceeds shall be reset at zero.

(b) The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition (other than Asset Dispositions of First-Priority Collateral which shall be treated in the manner set forth in Section 3.8(a)) unless:

(i) the Company or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by way of any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at least equal to the fair market value (such fair market value to be determined as of the date of contractually agreeing to such Asset Disposition) (as determined in Good Faith by the Company (including as to the value of all non-cash consideration)) of the shares and assets subject to such Asset Disposition;

(ii) at least 75% of the consideration from such Asset Disposition received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and

(iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) as follows (it being understood that actions under clause (B) may occur prior to actions under clause (A)):

(A) to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Indebtedness), to prepay, repay or purchase Indebtedness (other than Disqualified Stock, Subordinated Obligations and Guarantor Subordinated Obligation) within 365 days after the date of such Asset Disposition;

(B) to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within 365 days from the date of such Asset Disposition;

(C) to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to purchase Securities and Pari Passu Indebtedness with similar asset sale provisions, pro rata at 100% of the tendered principal amount thereof (or 100% of the accreted value of such other Pari Passu Indebtedness so tendered, if such Pari Passu Indebtedness was offered at a discount) plus accrued and unpaid interest, if any, thereon to the purchase date; and

(D) to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C) above, to fund (to the extent consistent with any other applicable provision of this Indenture) any corporate purpose; provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

In the case of the second paragraph of Section 3.8(a) or Section 3.8(b)(iii)(B) above, a binding commitment shall be treated as a permitted application of the Net Available Cash from the date of such commitment; provided that (A) such Net Available Cash is applied to acquire Additional Assets within 540 days of the Asset Disposition and (B) in the event such binding commitment is later canceled or terminated for any reason before such Net Available Cash is so applied, the Company or such Restricted Subsidiary may satisfy its obligations as to any Net Available Cash by entering into another binding commitment within 90 days of such cancellation or termination of the prior binding commitment or termination of the prior binding commitment and applying the Net Available Cash within 180 days of such subsequent binding commitment; provided further that the Company or such Restricted Subsidiary may only enter into such a commitment under the foregoing provision one time with respect to each Asset Disposition.

In the event of an Asset Disposition that requires the purchase of Securities pursuant to Section 3.8(b)(iii)(C) above, the Company shall be required to apply such Excess Proceeds (as defined below) to the repayment of the Securities and any other Pari Passu Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Indebtedness with the proceeds from any Asset Disposition as follows: (A) the Company shall make an offer to purchase (an “Asset Disposition Offer”) within ten Business Days of such time from all Holders in accordance with the procedures set forth in this Indenture in the maximum principal amount (expressed in denominations of $2,000 and integral multiples of $1,000 in excess thereof) of Securities that may be purchased out of an amount (the “Note Amount”) equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Securities and the denominator of which is the sum of the outstanding principal amount of the Securities and such Pari Passu Indebtedness and (B) to the extent required by such Pari Passu Indebtedness to permanently reduce the principal amount of such Pari Passu Indebtedness, the Company shall make an offer to purchase or otherwise repurchase or redeem such Pari Passu Indebtedness (a “Pari Passu Offer”) in an amount equal to the excess of the Excess Proceeds over the Note Amount at a purchase price of 100% of their principal amount plus accrued and unpaid interest (or 100% of the accreted value of such Pari Passu Indebtedness, if such Pari Passu Indebtedness was offered at a discount) to the purchase date in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture with respect to the Asset Disposition Offer and in the documentation governing such Pari Passu Indebtedness with respect to the Pari Passu Offer. If the aggregate purchase price of the Securities and Pari Passu Indebtedness tendered pursuant to the Asset Disposition Offer and Pari Passu Offer is less than the Excess Proceeds, the remaining Excess Proceeds shall be available to the Company for use in accordance with clause (b)(iii)(D) above. The Company shall only be required to make an Asset Disposition Offer for Securities pursuant to Section 3.8(b) if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (b)(iii)(A) and (b)(iii)(B) above) (“Excess Proceeds”) exceeds $10.0 million (any lesser amounts shall be carried forward for purposes of determining whether an Asset Disposition Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of any such Offer, the amount of Excess Proceeds shall be reset at zero.

(c) The Collateral Disposition Offer or Asset Disposition Offer shall remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Disposition Offer Period”). No later than five Business Days after the termination of the Disposition Offer Period (the “Disposition Purchase Date”), the Company shall purchase the principal amount of Securities (and other Indebtedness required to be purchased pursuant to the last paragraph of Section 3.8(a)) and Pari Passu Indebtedness required to be purchased pursuant to this Section 3.8 (the “Disposition Offer Amount”) or, if less than the Disposition Offer Amount has been so validly tendered, all Securities (and other Indebtedness required to be purchased pursuant to the last paragraph of Section 3.8(a)) and Pari Passu Indebtedness, if applicable, validly tendered in response to the Collateral Disposition Offer or Asset Disposition Offer, as applicable.

Upon the commencement of a Collateral Disposition Offer or an Asset Disposition Offer, as applicable, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders of the Securities. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Collateral Disposition Offer or Asset Disposition Offer, as applicable. The notice, which shall govern the terms of the Collateral Disposition Offer or Asset Disposition Offer, as applicable, shall state:

(i) that the Collateral Disposition Offer or Asset Disposition Offer is being made pursuant to this Section 3.8 and the length of time the Collateral Disposition Offer or Asset Disposition Offer shall remain open;

(ii) the Disposition Offer Amount, the purchase price and the Disposition Purchase Date;

(iii) that any Security not tendered or accepted for payment shall continue to accrue interest;

(iv) that, unless the Company defaults in making such payment, any Security accepted for payment pursuant to the Collateral Disposition Offer or Asset Disposition Offer shall cease to accrue interest after the Disposition Purchase Date;

(v) that Holders electing to have a Security purchased pursuant to a Collateral Disposition Offer or Asset Disposition Offer, as applicable, may elect to have Securities purchased in denominations of $2,000 or integral multiples of $1,000 in excess thereof only;

(vi) that Holders electing to have a Security purchased pursuant to any Collateral Disposition Offer or Asset Disposition Offer, as applicable, shall be required to surrender the Security, with the form entitled “Option of Holder to Elect Purchase” attached to the Security completed, or transfer its interest in such Security by book-entry transfer, to the Company or a Paying Agent at the address specified in the notice at least three Business Days before the Disposition Purchase Date;

(vii) that Holders shall be entitled to withdraw their election if the Company or the Paying Agent, as the case may be, receives, not later than the expiration of the Disposition Offer Period, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

(viii) that, if the aggregate principal amount of Securities and, if applicable, other Pari Passu Lien Indebtedness (in the case of a Collateral Disposition Offer) or Pari Passu Indebtedness (in the case of an Asset Disposition Offer) surrendered by the holders thereof exceeds the Disposition Offer Amount, the Company shall select the Securities and, if applicable, other Pari Passu Lien Indebtedness and Pari Passu Indebtedness, as the case may be, to be purchased on a pro rata basis based on the principal amount of Securities and such other Pari Passu Lien Indebtedness and Pari Passu Indebtedness, as the case may be, surrendered (with such adjustments as may be deemed appropriate so that only Securities in denominations of $2,000, or integral multiples of $1,000 in excess thereof, shall be purchased); and

(ix) that Holders whose Securities were purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered (or transferred by book-entry transfer) but no less than an aggregate principal amount of $2,000.

If the Disposition Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid on such Disposition Purchase Date to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Securities pursuant to the Collateral Disposition Offer or Asset Disposition Offer.

On or before the Disposition Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Disposition Offer Amount of Securities (and other Pari Passu Lien Indebtedness required to be purchased pursuant to the last paragraph of Section 3.8(a)) and Pari Passu Indebtedness or portions of Securities (and other Pari Passu Lien Indebtedness required to be purchased pursuant to the last paragraph of Section 3.8(a)) and Pari Passu Indebtedness so validly tendered and not properly withdrawn pursuant to the Collateral Disposition Offer or Asset Disposition Offer, or if less than the Disposition Offer Amount has been validly tendered and not properly withdrawn, all Securities (and other Pari Passu Lien Indebtedness required to be purchased pursuant to the last paragraph of Section 3.8(a)) and Pari Passu Indebtedness so validly tendered and not properly withdrawn, in each case in denominations of $2,000 or integral multiples of $1,000 in excess thereof. The Company or the Paying Agent, as the case may be, shall promptly (but in any case not later than five Business Days after termination of the Disposition Offer Period) mail or deliver to each tendering Holder of Securities or holder or lender of such other Pari Passu Lien Indebtedness or Pari Passu Indebtedness, as the case may be, an amount equal to the purchase price of the Securities, such other Pari Passu Lien Indebtedness or Pari Passu Indebtedness so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Company for purchase, and the Company shall promptly issue a new Security, and the Trustee, upon delivery of an Officers’ Certificate from the Company, shall authenticate and mail or deliver such new Security to such Holder, in a principal amount equal to any unpurchased portion of the Security surrendered; provided that each such new Security shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Security not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Collateral Disposition Offer or Asset Disposition Offer, as the case may be, on the Disposition Purchase Date.

(d) For the purposes of this Section 3.8, the following are deemed to be cash: (x) the assumption of Indebtedness of the Company (other than Disqualified Stock, Subordinated Obligations, Junior Lien Collateral Indebtedness or Senior Unsecured Pari Passu Indebtedness) or Indebtedness of any Restricted Subsidiary (other than Guarantor Subordinated Obligation, Disqualified Stock, Junior Lien Collateral Indebtedness or Senior Unsecured Pari Passu Indebtedness of any Subsidiary Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition, (y) securities, notes or similar obligations received by the Company or any Restricted Subsidiary from the transferee that are converted within 90 days by the Company or such Restricted Subsidiary into cash and (z) any Designated Non-Cash Consideration received by the Company or any of the Restricted Subsidiaries in such Asset Disposition having an aggregate fair market value (as determined in Good Faith by the Company), taken together with all other Designated Non-Cash Consideration pursuant to this clause (z) that is at that time outstanding, not to exceed 2.5% of Total Tangible Assets at the time of the receipt of such Designated Non-Cash Consideration (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value). Upon the completion of the application of the Net Available Cash from any Asset Disposition pursuant to paragraph (b) above, the amount of Net Available Cash attributable to such Asset Disposition shall be deemed to be zero.

(e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 3.8. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 3.8, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached obligations of the Company described under this Indenture by virtue thereof.

(f) The Company shall not permit any of its Restricted Subsidiaries to transfer any First-Priority Collateral to Brunswick Family Boat Company, Inc., Brunswick Bowling and Billiards Corporation and Sea Ray Boats, Inc.

(g) If the ABL Facility is terminated without a replacement thereof and the ABL Collateral is released as a consequence of such termination, then Asset Dispositions of Collateral that was previously classified as Second-Priority Collateral (and constituting First-Priority Collateral after such release) shall continue to be treated in the manner set forth in Section 3.8(b).

SECTION 3.9. Limitation on Affiliate Transactions. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) unless:

(i) the terms of such Affiliate Transaction are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate;

(ii) in the event such Affiliate Transaction involves an aggregate consideration in excess of $10.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the members of such Board of Directors having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in clause (i) above); and

(iii) in the event such Affiliate Transaction involves an aggregate consideration in excess of $20.0 million, the Company has received a written opinion from an Independent Financial Advisor that such Affiliate Transaction is fair, from a financial point of view, to the Company and the Restricted Subsidiaries or not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate.

(b) The provisions of Section 3.9(a) shall not apply to:

(i) any Restricted Payment permitted to be made pursuant to Section 3.4;

(ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements and other compensation arrangements, options to purchase Capital Stock of the Company pursuant to restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans, pension plans or similar plans approved by the Board of Directors of the Company;

(iii) loans or advances to employees, officers or directors of the Company or any Restricted Subsidiary of the Company in the ordinary course of business consistent with past practices, in an aggregate amount outstanding at any time not in excess of $10.0 million (without giving effect to the forgiveness of any such loan);

(iv) any transaction between or among the Company and any Restricted Subsidiary (other than a Receivables Entity) or between or among Restricted Subsidiaries (other than a Receivables Entity or Receivables Entities) and any Guarantees issued by the Company or a Restricted Subsidiary for the benefit of the Company or a Restricted Subsidiary, as the case may be, in accordance with Section 3.3;

(v) the payment of reasonable and customary fees and compensation to, and employee benefit arrangements, including, without limitation, split-dollar insurance policies, and indemnity provided on behalf of, directors, officers and employees of the Company or any Restricted Subsidiary;

(vi) the existence of, and the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any agreement to which the Company or any of its Restricted Subsidiaries is a party as of or on the Issue Date, as these agreements may be amended, modified, supplemented, extended or renewed from time to time; provided, however, that any future amendment, modification, supplement, extension or renewal entered into after the Issue Date shall be permitted to the extent that its terms are not more disadvantageous to the Holders of the Securities in any material respect, as determined in Good Faith by the Company, than the terms of the agreements in effect on the Issue Date;

(vii) any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged into the Company or a Restricted Subsidiary; provided, that such agreement was not entered into in contemplation of such acquisition or merger, or any amendment thereto (so long as any such amendment is not disadvantageous in any material respect to the Holders, as determined in Good Faith by the Company, when taken as a whole as compared to the applicable agreement as in effect on the date of such acquisition or merger);

(viii) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of the business of the Company and its Restricted Subsidiaries; provided that as determined in Good Faith by the Company, such transactions are on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person;

(ix) any issuance or sale of Capital Stock (other than Disqualified Stock) to Affiliates of the Company and the granting of registration and other customary rights in connection therewith;

(x) cash equity contributions by the Company and/or any Subsidiary to the BAC Joint Venture pursuant to clause (14) of the definition of “Permitted Investments” and other transactions in the ordinary course of conduct with the BAC Joint Venture; and

(xi) sales or other transfers or dispositions of accounts receivable and other related assets customarily transferred in an asset securitization transaction involving accounts receivable to a Receivables Entity in a Qualified Receivables Transaction, and acquisitions of Permitted Investments in connection with a Qualified Receivables Transaction.

SECTION 3.10. Change of Control. (a) If a Change of Control occurs, unless the Company has exercised its right to redeem all of the Securities as described under Section 5.1, each Holder shall have the right to require the Company to repurchase all or any part (equal to $2,000 or a larger integral multiples of $1,000) of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount of the Securities plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

(b) Within 30 days following any Change of Control, unless the Company has exercised its right to redeem all of the Securities as described under Section 5.1, the Company shall mail a notice (the “Change of Control Offer”) to each Holder at the address appearing in the security register, with a copy to the Trustee, stating:

(i) that a Change of Control has occurred and, as a consequence, a Change of Control Offer is being made and such Holder has the right to require the Company to purchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount of such Securities plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date) (the “Change of Control Payment”);

(ii) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Change of Control Payment Date”); and

(iii) the procedures determined by the Company, consistent with this Indenture, that a Holder must follow in order to have its Securities repurchased.

(c) On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i) accept for payment all Securities or portions of Securities (equal to $2,000 or larger integral multiples of $1,000) properly tendered pursuant to the Change of Control Offer;

(ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions of Securities so tendered; and

(iii) deliver or cause to be delivered to the Trustee the Securities so accepted, together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions of Securities being purchased by the Company.

(d) The Paying Agent shall promptly mail to each Holder of Securities so tendered the Change of Control Payment for such Securities, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each such new Security shall be in a principal amount of $2,000 or larger integral multiples of $1,000.

(e) If the Change of Control Payment Date is on or after an interest Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Security is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender pursuant to the Change of Control Offer.

(f) The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(g) The Company will not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer or (ii) a notice of redemption has been given pursuant to Article V of this Indenture, unless and until there has been a default in the payment of the applicable redemption price. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

(h) The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations thereunder in connection with the repurchase of Securities pursuant to this Section 3.10. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 3.10, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue thereof.

SECTION 3.11. Future Subsidiary Guarantors.

(a) The Company shall cause each Restricted Subsidiary that Guarantees, on the Issue Date or any time thereafter, any Indebtedness of the Company or any Subsidiary Guarantor to execute and deliver to the Trustee a Subsidiary Guarantee (which, with respect to Subsidiary Guarantees delivered in the future, will be) in the form of a supplemental indenture substantially in the form of Exhibit B hereto, pursuant to which such Restricted Subsidiary shall unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest in respect of the Securities on a senior secured basis and all other obligations under this Indenture. Notwithstanding the foregoing, in the event (i) a Subsidiary Guarantor is released and discharged in full from all of its obligations under its Guarantees of (1) the ABL Facility and (2) all other Indebtedness of the Company and its Restricted Subsidiaries, and (ii) such Subsidiary Guarantor has not Incurred any Indebtedness in reliance on its status as a Subsidiary Guarantor under Section 3.3 or such Subsidiary Guarantor’s obligations under such Indebtedness are satisfied in full and discharged or are otherwise permitted to be Incurred by a Restricted Subsidiary (other than a Subsidiary Guarantor) under Section 3.3(b) then the Subsidiary Guarantee of such Subsidiary Guarantor shall be automatically and unconditionally released and discharged.

(b) The obligations of each Subsidiary Guarantor shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any Guarantees under the ABL Facility) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

(c) Each Subsidiary Guarantee shall only be released in accordance with Article X.

(d) Each Restricted Subsidiary that becomes a Subsidiary Guarantor on or after the Issue Date shall also become a party to the applicable Collateral Documents and the Intercreditor Agreement and shall as promptly as practicable execute and deliver such security instruments, financing statements, mortgages, deeds of trust (in substantially the same form as those executed and delivered with respect to the First-Priority Collateral and the Second-Priority Collateral) and certificates and opinions of counsel (to the extent, and substantially in the form, delivered on the Issue Date (but in no greater scope)) as may be necessary to vest in the Collateral Agent a perfected first or second priority security interest, as the case may be, (subject to Permitted Liens) in properties and assets that constitute Collateral as security for the Securities or the Subsidiary Guarantees and as may be necessary to have such property or asset added to the applicable Collateral as required under the Collateral Documents and this Indenture, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such properties and assets to the same extent and with the same force and effect; provided, however, that if granting such first or second priority security interest, as the case may be, in any such property or asset requires the consent of a third party, the Company shall use commercially reasonable efforts to obtain such consent; provided, further, however, that if after the use of commercially reasonable efforts, such third party does not consent, to the first or second priority security interest on an asset or property that would constitute an immaterial portion of the Collateral, the Subsidiary Guarantor shall not be required to provide such security interest.

SECTION 3.12. Limitation on Lines of Business. The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than a Related Business.

SECTION 3.13. Effectiveness of Covenants. If after the Issue Date (i) the Securities have an Investment Grade Rating from both of the Ratings Agencies and (ii) no Default has occurred and is continuing under this Indenture then, beginning on that day and continuing at all times thereafter until the Reinstatement Date (as defined below), the Company and its Restricted Subsidiaries shall not be subject to Sections 3.3, 3.4, 3.7, 3.8(b), 3.9, 3.11 and 4.1(a)(iv) (collectively, the “Suspended Covenants”).

(b) If at any time the Securities’ credit rating is downgraded from an Investment Grade Rating by one or both Rating Agencies or if a Default or Event of Default occurs and is continuing, then the Suspended Covenants shall thereafter be reinstated as if such covenants had never been suspended (the “Reinstatement Date”) and be applicable pursuant to the terms of this Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of this Indenture), unless and until the Securities subsequently attain an Investment Grade Rating and no Default or Event of Default is in existence (in which event the Suspended Covenants shall no longer be in effect for such time that the Securities maintain an Investment Grade Rating and no Default or Event of Default is in existence); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist or have occurred under this Indenture, the Securities or the Subsidiary Guarantees with respect to the Suspended Covenants based on, and none of the Company or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period (as defined below), or any actions taken at any time pursuant to any contractual obligation arising prior to the Reinstatement Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The period of time between the date of suspension of the covenants and the Reinstatement Date is referred to herein as the “Suspension Period.”

(c) On the Reinstatement Date, all Indebtedness Incurred during the Suspension Period shall be classified to have been Incurred pursuant to Section 3.3(a) or one of the clauses set forth in Section 3.3(b) (to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reinstatement Date and after giving effect to Indebtedness Incurred prior to the Suspension Period and outstanding on the Reinstatement Date). To the extent such Indebtedness would not be so permitted to be Incurred pursuant to Section 3.3(a) or (b), such Indebtedness shall be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under Section 3.3(b)(v). Calculations made after the

Reinstatement Date of the amount available to be made as Restricted Payments under Section 3.4 shall be made as though Section 3.4 had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period shall reduce the amount available to be made as Restricted Payments under Section 3.4(a).

(d) During any period when the Suspended Covenants are suspended, the Board of Directors of the Company may not designate any of the Company’s Subsidiaries as Unrestricted Subsidiaries pursuant to this Indenture unless the Company would have been permitted to designate such Subsidiary to be an Unrestricted Subsidiary if a Suspension Period had not been in effect at the time of such designation and such designation shall be treated in accordance with the immediately preceding sentence.

SECTION 3.14. Maintenance of Office or Agency. The Company shall maintain in The City of New York, an office or agency where the Securities may be presented or surrendered for payment, where, if applicable, the Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The corporate trust agency of the Trustee, which initially shall be located at the Corporate Trust Office, shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company shall give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

SECTION 3.15. Money for Security Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent, it shall, on or before each due date of the principal of (or premium, if any) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee in writing of its action or failure to so act.

Whenever the Company shall have one or more Paying Agents for the Securities, it shall, on or before each due date of the principal of (or premium, if any) or interest on any Securities, deposit with any Paying Agent a sum in same day funds (or New York Clearing

House funds if such deposit is made prior to the date on which such deposit is required to be made) that shall be available to the Trustee by 10:00 a.m. New York City time on such due date sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee in writing of such action or any failure to so act.

The Company shall cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:

(a) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b) give the Trustee written notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest; and

(c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (or premium, if any) or interest on any Security and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Order, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment to the Company, may at the expense of the Company cause to be published once, in a leading daily newspaper (if practicable, The Wall Street Journal (Eastern Edition)) printed in the English language and of general circulation in New York City, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication nor shall it be later than two years after such principal (or premium, if any) or interest shall have become due and payable, any unclaimed balance of such money then remaining shall be repaid to the Company.

SECTION 3.16. Corporate Existence. Subject to Article IV, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership, limited liability company or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) and the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such existence, right, license or franchise, or the corporate, partnership, limited liability company or other existence of any of its Restricted Subsidiaries, if it shall be determined (in Good Faith by the Company) that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole.

SECTION 3.17. Payment of Taxes. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary, except such as are being contested in good faith by appropriate negotiations or proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

SECTION 3.18. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default or Event of Default and whether or not the signers know of any Default or Event of Default that occurred during such period. If they do, the certificate shall describe the Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto. The Officers’ Certificate shall also notify the Trustee should the then current fiscal year be changed to end on any date other than on the date as herein defined.

SECTION 3.19. Further Instruments and Acts. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 3.20. Statement by Officers as to Default. The Company shall deliver to the Trustee, within 30 days after the knowledge thereof, written notice in the form of an Officers’ Certificate of any Event of Default or any event which, with notice or the lapse of time or both, would constitute an Event of Default under Section 6.1(a)(i), (ii), (iii), (iv), (v), (vi), (ix), (x) or (xi), which shall include their status and what action the Company is taking or proposing to take in respect thereof.

SECTION 3.21. Payment for Consents. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of any Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Securities unless such consideration is offered to be paid and is paid to all Holders of the Securities that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

SECTION 3.22. Amendment of BAC LLC Agreement. The Company shall not, and shall not permit any Subsidiary to, amend, modify or waive any of its rights under the BAC LLC Agreement to the extent any such amendment, modification or waiver would materially adversely affect the Company’s or any Subsidiary Guarantor’s ability to make anticipated principal or interest payments on the Securities or Subsidiary Guarantee, as the case may be.

ARTICLE IV

Successor Company and Successor Guarantor

SECTION 4.1. When Company May Merge or Otherwise Dispose of Assets.

(a) The Company shall not consolidate with or merge with or into or wind up into (whether or not the Company is the surviving corporation), or sell, assign, convey, transfer, lease, convey or otherwise dispose of all or substantially all of its properties and assets, in one or more related transactions, to any Person unless:

(i) if other than the Company, the resulting, surviving or transferee Person (the “Successor Company”) shall be a corporation organized and existing under the laws of the United States of America, any State of the United States, the District of Columbia or any territory thereof;

(ii) the Successor Company (if other than the Company) assumes pursuant to a supplemental indenture or other documentation instruments, executed and delivered to the Trustee, in forms reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities, this Indenture, the Collateral Documents (as applicable) and the Intercreditor Agreement and shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to the Successor Company, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions;

(iii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor

Company or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(iv) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period;

(A) the Successor Company would be able to Incur at least $1.00 of additional Indebtedness pursuant to Section 3.3(a); or

(B) the Consolidated Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction;

(v) each Subsidiary Guarantor (unless it is the other party to the transactions above, in which case clause (i) shall apply) shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person’s obligations in respect of this Indenture and the Securities and its obligations under the Collateral Documents and the Intercreditor Agreement shall continue to be in effect and shall cause such amendments, supplements or other instruments to be executed, filed, and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by such Subsidiary Guarantor, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions; and

(vi) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture and, if any supplement to any Collateral Document is required in connection with such transaction, such supplement shall comply with the applicable provisions of this Indenture.

(b) Notwithstanding Section 4.1(a)(iii) and (iv):

(i) any Restricted Subsidiary may consolidate with, merge with or into or transfer all or part of its properties and assets to the Company or a Subsidiary Guarantor so long as no Capital Stock of the Restricted Subsidiary is distributed to any Person other than the Company or a Subsidiary Guarantor, and

(ii) the Company may merge with an Affiliate of the Company solely for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits, so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby; provided that, in the case of a Restricted Subsidiary that merges into the Company, the Company shall not be required to comply with the preceding clause (vi).

For purposes of this Section 4.1, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

(c) The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, the Collateral Documents (as applicable) and the Intercreditor Agreement, but the predecessor Company in the case of a conveyance, transfer or lease of all or substantially all its assets shall not be released from the obligation to pay the principal of and interest on the Securities. Solely for the purpose of computing amounts under Sections 3.4(a)(3)(A), (a)(3)(B), (a)(3)(C) and (a)(3)(D), the Successor Company shall only be deemed to have succeeded and be substituted for the Company with respect to periods subsequent to the effective time of such merger, consolidation, combination or transfer of assets.

SECTION 4.2. When a Subsidiary Guarantor May Merge or Otherwise Dispose of Assets. (a) In addition, the Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into or wind up into (whether or not the Subsidiary Guarantor is the surviving corporation), or sell, assign, convey, transfer, lease, convey or otherwise dispose of all or substantially all of its properties and assets, in one or more related transactions, to any Person (other than to the Company or another Subsidiary Guarantor), unless:

(i) if such entity remains a Subsidiary Guarantor, (A) the resulting, surviving or transferee Person (the “Successor Guarantor”) shall be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States, the District of Columbia or any other territory thereof; (B) the Successor Guarantor, if other than such Subsidiary Guarantor, expressly assumes in writing by supplemental indenture (and other applicable documents), executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee, this Indenture, the Collateral Documents (as applicable) and the Intercreditor Agreement and shall cause such amendments, supplements or other instruments to be executed, filed, and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to the Successor Guarantor, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions; (C) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Guarantor or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Guarantor or such Restricted Subsidiary at the time of such transaction), no Default of Event of Default shall have occurred and be continuing; and (D) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; and

(ii) the transaction is made in compliance with Section 3.8 (it being understood that only such portion of the Net Available Cash as is required to be applied on the date of such transaction in accordance with the terms of this Indenture needs to be applied in accordance therewith at such time), to the extent applicable.

(b) Notwithstanding the foregoing, any Subsidiary Guarantor may merge with or into or transfer all or part of its properties and assets to another Subsidiary Guarantor or the Company or merge with a Restricted Subsidiary of the Company solely for the purpose of reincorporating the Subsidiary Guarantor in a State of the United States or the District of Columbia, as long as the amount of Indebtedness of such Subsidiary Guarantor and its Restricted Subsidiaries is not increased thereby.

ARTICLE V

Redemption of Securities

SECTION 5.1. Optional Redemption. (a) Except pursuant to clause (a) or (b) of this Section 5.1, the Securities shall not be redeemable at the Company’s option prior to November 1, 2013. At any time prior to November 1, 2013, upon not less than 30 nor more than 60 days’ prior notice as provided for in Section 5.5, the Company may redeem the Securities, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Securities redeemed plus the Applicable Premium plus accrued and unpaid interest, if any, to, the date of redemption (the “Redemption Date”), subject to the rights of Holders of Securities on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(b) Prior to November 1, 2012, the Company may on any one or more occasions redeem up to 35% of the original principal amount of the Securities (calculated after giving effect to any issuance of Additional Notes) with the Net Cash Proceeds of one or more Equity Offerings at a Redemption Price of 111.250% of the principal amount thereof, plus accrued and unpaid interest, if any, to the applicable Redemption Date (subject to the right of Holders of Securities on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided that:

(i) at least 65% of the original principal amount of the Securities (calculated after giving effect to any issuance of Additional Notes) remains outstanding after each such redemption; and

(ii) the redemption occurs within 90 days after the closing of such Equity Offering.

Notice of any redemption upon any Equity Offering may be given prior to the completion of such Equity Offering, and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

(c) From and after November 1, 2013, the Company may redeem the Securities, in whole or, from time to time, in part, upon not less than 30 nor more than 60 days’ prior notice as provided for in Section 5.5, at the redemption prices (expressed as percentages of principal amount of the Securities to be redeemed), plus accrued and unpaid interest thereon, if any, to the applicable Redemption Date (subject to the right of Holders of Securities of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date) if redeemed during the twelve-month period beginning on November 1 of each of the years indicated below:

Year	Percentage
2013	105.625%
2014	102.813%
2015 and thereafter	100.000%

SECTION 5.2. Mandatory Redemption. The Company shall not be required to make mandatory redemption payments or sinking fund payments with respect to the Securities.

SECTION 5.3. Election to Redeem; Notice to Trustee. If the Company elects to redeem Securities pursuant to Section 5.1, the Company shall furnish to the Trustee, at least 5 Business Days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 5.5 but not more than 60 days before a Redemption Date, an Officers’ Certificate setting forth (a) the paragraph or subparagraph of such Security and/or Section of this Indenture pursuant to which the redemption shall occur, (b) the Redemption Date, (c) the principal amount of the Securities to be redeemed and (d) the redemption price. The Company shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 5.4.

SECTION 5.4. Selection by Trustee of Securities to Be Redeemed. In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Security of $2,000 in original principal amount or less shall be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption relating to such note shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Security.

The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

SECTION 5.5. Notice of Redemption. Notice of redemption shall be given in the manner provided for in Section 12.1 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed. The Trustee shall give notice of redemption in the Company’s name and at the Company’s expense; provided, however, that the Company shall deliver to the Trustee, at least 5 Business Days before the notice of redemption is required to be mailed or caused to be mailed to Holders (unless a shorter notice shall be agreed to by the Trustee), an Officers’ Certificate requesting that the Trustee give such notice at the Company’s expense and setting forth the information to be stated in such notice as provided in the following items; provided, further, that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with Article VIII.

All notices of redemption shall state:

(a) the Redemption Date,

(b) the redemption price and the amount of accrued interest to the Redemption Date payable as provided in Section 5.7, if any,

(c) if less than all outstanding Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption,

(d) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder shall receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

(e) that on the Redemption Date the redemption price (and accrued interest, if any, to the Redemption Date payable as provided in Section 5.7) shall become due and payable upon each such Security, or the portion thereof, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest on Securities called for redemption (or the portion thereof) shall cease to accrue on and after said date,

(f) the place or places where such Securities are to be surrendered for payment of the Redemption Price and accrued interest, if any,

(g) the name and address of the Paying Agent,

(h) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price,

(i) the CUSIP number, and that no representation is made as to the accuracy or correctness of the CUSIP number, if any, listed in such notice or printed on the Securities, and

(j) the paragraph of the Securities pursuant to which the Securities are to be redeemed.

SECTION 5.6. Deposit of Redemption Price. Prior to 10:00 a.m. New York City time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.4) an amount of money sufficient to pay the redemption price of, and accrued interest on, all the Securities which are to be redeemed on that date.

SECTION 5.7. Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the redemption price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the redemption price, together with accrued interest, if any, to the Redemption Date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Securities.

If the optional Redemption Date is on or after an interest Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, shall be paid to the Person in whose name the Security is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders whose Securities shall be subject to redemption by the Company.

SECTION 5.8. Securities Redeemed in Part. Any Security which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 3.14 (with, if the Company so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security at the expense of the Company, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered, provided, that each such new Security shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officers’ Certificate is required for the Trustee to authenticate such new Security.

ARTICLE VI

Defaults and Remedies

SECTION 6.1. Events of Default.

(a) Each of the following is an event of default (an “Event of Default”):

(i) default in any payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

(ii) default in the payment of the principal of or premium, if any, on any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise;

(iii) the Company or any Subsidiary Guarantor fails to comply with its obligations under Article IV;

(iv) the Company or any Subsidiary Guarantor fails to comply for 30 days after notice as provided below with (a) any of its obligations under Section 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, 3.21 and 3.22 (in each case, other than a failure to repurchase Securities that shall constitute an Event of Default under Section 6.1(a)(ii) and other than a failure to comply with Article IV which failure shall constitute an Event of Default under Section 6.1(a)(iii));

(v) the Company or any Subsidiary Guarantor fails to comply for 60 days after notice as provided below with its other agreements contained in this Indenture or under the Securities, the Collateral Documents and the Intercreditor Agreement;

(vi) the Company or any of its Restricted Subsidiaries defaults under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default:

(a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness at its stated maturity or due date (after giving effect to any applicable grace periods) (“payment default”); or

(b) results in the acceleration by the holders of such Indebtedness prior to its stated final, maturity (“cross acceleration provision”);

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $35.0 million or more;

(vii) the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law (as defined below):

(A) commences a voluntary case or proceeding with respect to itself;

(B) consents to the entry of an order for relief against it in an involuntary case or proceeding;

(C) consents to the appointment of a Custodian (as defined below) of it or for substantially all of its property; or

(D) makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

(viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any Significant Subsidiary or a group of Restricted Subsidiaries that, taken together (as of the latest audited financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, in an involuntary case;

(B) appoints a Custodian of the Company, any Significant Subsidiary or a group of Restricted Subsidiaries that, taken together (as of the latest audited financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, for any substantial part of its property; or

(C) orders the winding up or liquidation of the Company, any Significant Subsidiary or a group of Restricted Subsidiaries that, taken together (as of the latest audited financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order, decree or relief remains unstayed and in effect for 60 days;

(ix) failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final and nonappealable judgments aggregating in excess of $35.0 million (net of any amount that is covered by insurance issued by a reputable and creditworthy insurance company (as determined in the Good Faith by the Company) that has not contested coverage), which judgments are not paid, discharged or stayed for a period of 60 days after such judgment becomes final (the “judgment default provision”);

(x) any (A) Subsidiary Guarantee, (B) Collateral Document governing a security interest with respect to any Collateral having a fair market value in excess of $10.0 million or (C) obligation under the Intercreditor Agreement, in each case, of a Significant Subsidiary or group of Restricted Subsidiaries that taken together as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of this Indenture and the Subsidiary Guarantees) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor that is a Significant Subsidiary or group of Subsidiary Guarantors that taken together as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries would constitute a Significant Subsidiary denies or disaffirms its obligations under this Indenture, its Subsidiary Guarantee, any Collateral Document or the Intercreditor Agreement and the Company fails to cause such Restricted Subsidiary or Restricted Subsidiaries, as the case may be, to rescind such denials or disaffirmations within 30 days; and

(xi) with respect to any Collateral having a fair market value in excess of $10.0 million, individually or in the aggregate, (A) the failure of the security interest with respect to such Collateral under the Collateral Documents, at any time, to be in full force and effect for any reason other than in accordance with their terms and the terms of this Indenture or the Intercreditor Agreement and other than the satisfaction in full of all obligations under this Indenture and discharge of this Indenture if such Default continues for 60 days or, (B) the assertion by the Company or any Subsidiary Guarantor, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable, except in each case for the failure or loss of perfection resulting from the failure of the Collateral Agent to make filings, renewals and continuations (or other equivalent filings) which are required to be made or the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Notwithstanding the foregoing, a default under clauses (iv), (v) or (xi)(A) or (xi)(B) of this Section 6.1(a) shall not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Securities notify the Company of the default and the Company does not cure such default within the time specified in clauses (iv), (v) or (xi)(A) or (xi)(B) of this paragraph after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.

If an Event of Default (other than an Event of Default described in Section 6.1(a) (vii) or (viii)) occurs and is continuing, the Trustee by notice in writing specifying the Event of Default and that it is a “notice” to the Company, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Securities to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest shall be due and payable immediately.

In the event of a declaration of acceleration of the Securities because an Event of Default described Section 6.1(a)(vi) has occurred and is continuing, the declaration of acceleration of the Securities shall be automatically annulled if the default triggering such Event of Default pursuant to Section 6.1(a)(vi) shall be remedied or cured by the Company or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Securities would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the Securities that became due solely because of the acceleration of the Securities, have been cured or waived. If an Event of Default described Section 6.1(a)(vii) or (viii) above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

SECTION 6.2. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.1(a)(vii) or (viii) with respect to the Company or a Significant Subsidiary) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the outstanding Securities by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal, premium and interest shall, subject to Section 6.4, be immediately due and payable. In the event of a declaration of acceleration because an Event of

Default set forth in Section 6.1(a)(vi) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to Section 6.1(a)(vi) shall be remedied or cured by the Company and/or the relevant Significant Subsidiaries or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in Section 6.1(a)(vii) or (viii) with respect to the Company or a Significant Subsidiary occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

SECTION 6.3. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities, this Indenture, the Subsidiary Guarantees, the Collateral Documents or the Intercreditor Agreement.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.4. Waiver of Past Defaults. The Holders of a majority in principal amount outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes) Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences (except a Default or Event of Default in the payment of the principal of, premium or interest on a Security) and rescind any such acceleration with respect to the Securities and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

SECTION 6.5. Control by Majority. The Holders of a majority in principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or the Collateral Agent or of exercising any trust or power conferred on the Trustee or the Collateral Agent. However, the Trustee or the Collateral Agent, as the case may be, may refuse to follow any direction that conflicts with law or this Indenture, the Securities, the Subsidiary Guarantees, the Collateral Documents or the Intercreditor Agreement, or, subject to Sections 7.1 and 7.2, that the Trustee or the Collateral Agent determines is unduly prejudicial to the rights of other Holders or would involve the Trustee or the Collateral Agent in personal liability; provided, however, that the Trustee or the Collateral Agent may take any other action deemed proper by the Trustee or the Collateral Agent that is not inconsistent with such direction. Prior to taking any action under this

Indenture, the Trustee or the Collateral Agent shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.6. Limitation on Suits. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Securities unless:

(i) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(ii) the Holders of at least 25% in outstanding principal amount of the Securities make a written request to the Trustee to pursue the remedy;

(iii) such Holder or Holders offer to the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(v) the Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.7. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium (if any) or interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8. Collection Suit by Trustee. If an Event of Default specified in Section 6.1(a)(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.6.

SECTION 6.9. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its Subsidiaries or their respective creditors or properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.6.

SECTION 6.10. Priorities. (a) With respect to the First-Priority Collateral, the Trustee shall pay out any money or property received by it from the Collateral Agent, whether pursuant to the foreclosure or other remedial provisions contained in the Collateral Documents or the Intercreditor Agreement (including any money or property deposited into the Collateral Account in connection therewith) or otherwise, in the following order:

First: to the Trustee for amounts due to it under Section 7.6 and to the Collateral Agent for fees and expenses incurred under the Collateral Documents or the Intercreditor Agreement;

Second: to Holders for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, and interest, respectively; and

Third: to the Company or, to the extent the Trustee receives any amount for any Subsidiary Guarantor, to such Subsidiary Guarantor; and

(b) With respect to the Second-Priority Collateral, the Trustee shall pay out any money or property received by it from the Collateral Agent, whether pursuant to the foreclosure or other remedial provisions contained in the Collateral Documents or the Intercreditor Agreement (including any money or property deposited into one or more accounts under the control of the ABL Agent) or otherwise, in the following order:

First: to the Trustee for amounts due to it under Section 7.6 and to the Collateral Agent for fees and expenses incurred under the Collateral Documents or the Intercreditor Agreement;

Second: to Holders for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, and interest, respectively; and

Third: to the Company or, to the extent the Trustee receives any amount for any Subsidiary Guarantor, to such Subsidiary Guarantor;

provided, however, that the payments set forth above shall with respect to the Second-Priority Collateral be made subject to the Intercreditor Agreement.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in outstanding principal amount of the Securities.

ARTICLE VII

Trustee

SECTION 7.1. Duties of Trustee. If an Event of Default has occurred and is continuing, the Trustee or the Collateral Agent shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee and the Collateral Agent shall be under no obligation to exercise any of the rights or powers under this Indenture, the Securities, the Subsidiary Guarantees, the Collateral Documents or the Intercreditor Agreement at the request or direction of any of the Holders unless such Holders have offered the Trustee or the Collateral Agent indemnity or security reasonably satisfactory to the Trustee or the Collateral Agent, as applicable, against loss, liability or expense.

(b) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, the Securities, the Subsidiary Guarantees, the Collateral Documents or the Intercreditor Agreement, as applicable. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture, the Securities, the Subsidiary Guarantees, the Collateral Documents or the Intercreditor Agreement, as the case may be (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer or Trust Officers unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

(d) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(f) No provision of this Indenture, the Securities, the Subsidiary Guarantees, the Collateral Documents or the Intercreditor Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

(h) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

SECTION 7.2. Rights of Trustee. (a) The Trustee may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond or any other paper or document believed by it to be genuine and to have been signed or presented by the proper Person or Persons. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture, the Securities, the Subsidiary Guarantees, the Collateral Documents or the Intercreditor Agreement shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder or under the Securities, the Subsidiary Guarantees, the Collateral Documents or the Intercreditor Agreement in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond or other paper or document; but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(g) The Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i), during any period it is serving as Registrar and Paying Agent for the Securities, any Event of Default occurring pursuant to Section 6.1(a)(i) and 6.1(a)(ii), or (ii) any Default or Event of Default of which a Trust Officer shall have (i) received written notification at the Corporate Trust Office of the Trustee and such notice references the Securities and this Indenture or (ii) obtained “actual knowledge.” “Actual knowledge” shall mean the actual fact or statement of knowing by a Trust Officer without independent investigation with respect thereto.

(h) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, the Collateral Agent, and each agent, custodian and other Person employed to act hereunder

(j) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

SECTION 7.3. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, the Subsidiary Guarantors or their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.9. In addition, the Trustee shall be permitted to engage in transactions with the Company; provided, however, that if the Trustee acquires any conflicting interest the Trustee must (i) eliminate such conflict within 90 days of acquiring such conflicting interest, (ii) apply to the SEC for permission to continue acting as Trustee or (iii) resign.

SECTION 7.4. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Securities, the Subsidiary Guarantees, the Collateral Documents or the Intercreditor Agreement or the Securities, it shall not be accountable for the Company’s use of the Securities or the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication or for the use or application of any funds received by any Paying Agent other than the Trustee.

SECTION 7.5. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if a Trust Officer has actual knowledge thereof, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium (if any), or interest on any Security (including payments pursuant to the required repurchase provisions of such Security, if any), the Trustee may withhold the notice if and so long as its board of directors, a committee of its board of directors or a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders. In addition, the Company is required to deliver to the Trustee (x) within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year and (y) within 30 days after knowledge thereof, written notice of any events that would constitute an Event of Default, the status of such event and the action the Company is taking or proposing to take in respect thereof.

SECTION 7.6. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation for its services as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including, but not limited to, costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Holders and reasonable costs of counsel retained by the Trustee in connection with the delivery of an Opinion of Counsel or otherwise, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall indemnify the Collateral Agent, any predecessor Collateral Agent, the Trustee or any predecessor Trustee in each of its capacities hereunder (including Paying Agent, and Registrar), and each of their officers, directors, employees, counsel and agents, against any and all loss, liability or expense (including, but not limited to, reasonable attorneys’ fees and expenses) incurred by it in connection with the administration of this trust and the performance of its duties hereunder and under the Securities, the Subsidiary Guarantees, the Collateral Documents and the Intercreditor Agreement, including the costs and expenses of enforcing this Indenture (including this Section 7.6), the Securities, the Subsidiary Guarantees, the Collateral Documents and the Intercreditor Agreement and of defending itself against any claims (whether asserted by any Holder, the Company or otherwise). The Collateral Agent and the Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Collateral Agent and the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Collateral Agent and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Collateral Agent and the Trustee through their own willful misconduct, negligence or bad faith, subject to the exceptions contained in Section 7.1(c) hereof.

To secure the Company’s payment obligations in this Section, the Collateral Agent and the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities. The right of the Collateral Agent and the Trustee to receive payment of any amounts due under this Section 7.6 shall not be subordinate to any other liability or indebtedness of the Company.

The Company’s payment obligations pursuant to this Section and any lien arising hereunder shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(a)(vii) or (viii) with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.7. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor Trustee. The Company shall remove the Trustee if:

(i) the Trustee fails to comply with Section 7.9;

(ii) the Trustee is adjudged bankrupt or insolvent;

(iii) a receiver or other public officer takes charge of the Trustee or its property; or

(iv) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.6.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in principal amount of the Securities may petition, at the Company’s expense, any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.9, unless the Trustee’s duty to resign is stayed, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.7, the Company’s obligations under Section 7.6 shall continue for the benefit of the retiring Trustee.

SECTION 7.8. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.9. Eligibility; Disqualification. The Trustee shall have a combined capital and surplus of at least $50 million as set forth in its most recent filed annual report of condition.

SECTION 7.10. Limitation on Duty of Trustee and Collateral Agent in Respect of Collateral; Indemnification. (a) Beyond the exercise of reasonable care in the custody thereof, neither the Trustee nor the Collateral Agent shall have any duty as to any Collateral in their possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and neither the Trustee nor the Collateral Agent shall be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Trustee and the Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in their possession if the Collateral is accorded treatment substantially equal to that which they accord their own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee or the Collateral Agent in good faith.

(b) Neither the Trustee nor the Collateral Agent shall have any duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture, the Securities, the Subsidiary Guarantees, the Collateral Documents or the Intercreditor Agreement by the Company, the Subsidiary Guarantors, the ABL Agent or any other Person.

ARTICLE VIII

Discharge of Indenture; Defeasance

SECTION 8.1. Discharge of Liability on Securities; Defeasance. (a) When (i) (x) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.9) for cancellation or (y) all outstanding Securities not theretofore delivered for cancellation have become due and payable whether at maturity or upon redemption pursuant to Article V hereof, or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of a notice of redemption pursuant to Article V and the Company or any Subsidiary Guarantor irrevocably deposits or causes to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders money in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as shall be sufficient without consideration of any reinvestment of interest to pay and discharge the entire Indebtedness on such Securities not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption; (ii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit (other than a default resulting from borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) and such deposit will not result in a breach or violation of, or constitute a default under, the ABL Facility or any other material instrument (other than the Indenture) to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound; (iii) the Company or any Subsidiary Guarantor has paid or caused to be paid all sums payable to the Trustee under this Indenture and the Securities; and (iv) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Securities at maturity or the Redemption Date, as the case may be, then this Indenture shall, subject to Section 8.1(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture and release of all Liens on the Collateral with respect to the Securities on demand of the Company (accompanied by an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with) and at the cost and expense of the Company.

(b) Subject to Sections 8.1(c) and 8.2, the Company at its option and at any time may terminate (i) all the obligations of the Company and any Subsidiary Guarantor under the Securities, this Indenture, the Collateral Documents and the Intercreditor Agreement, and cause the release of all Liens on the Collateral granted under the Collateral Documents (“legal defeasance option”) or (ii) the obligations of the Company and any Subsidiary Guarantor under Sections 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, 3.21, 3.22, 4.1(a)(iv), 4.1(a)(v) and 4.2 and the Company and the Subsidiary Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant or provision, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or provision or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply with such covenants or provisions shall no longer constitute a Default or an Event of Default under Section 6.1(a)(iii) (only with respect to Section 4.1(a)(iv) , 4.1(a)(v) and 4.2), 6.1(a)(iv) (only with respect to such covenants), 6.1(a)(v) (only with respect to such covenants), 6.1(a)(vi), 6.1(a)(vii) (only with respect to Significant Subsidiaries or a group of Restricted Subsidiaries that, taken together (as of the latest audited financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary), Section 6.1(a)(viii) (only with respect to Significant Subsidiaries or a group of Restricted Subsidiaries that, taken together (as of the latest audited financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary) and 6.1(a)(ix) (clause (ii) being referred to as the “covenant defeasance option”), but except as specified above, the remainder of this Indenture, the Securities, the Collateral Documents and the Intercreditor Agreement shall be unaffected thereby. The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option or covenant defeasance option, the Subsidiary Guarantees in effect at such time shall terminate and the Liens on Collateral shall terminate and shall be released with respect to the Securities.

If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.1(a)(iii) (only with respect to Section 4.1(a)(iv)), 6.1(a)(iv) (only with respect to the covenants subject to such covenant defeasance), 6.1(a)(v), 6.1(a)(vi),

6.1(a)(vii) (but only with respect to a Significant Subsidiary), 6.1(a)(viii) (but only with respect to a Significant Subsidiary), 6.1(a)(ix), or 6.1(a)(x) or 6.1(a)(xi).

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c) Notwithstanding the provisions of Sections 8.1(a) and (b), the Company’s obligations in Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.9, 2.10, 2.11, 2.12, 3.1, 6.7, 6.8, 7.1, 7.2, 7.6, 7.7, 8.1(b) (with respect to legal defeasance), 8.3, 8.4, 8.5 and 8.6 shall survive until the Securities have been paid in full. Thereafter, the Company’s obligations in Sections 6.7, 7.6, 8.4 and 8.5 shall survive.

SECTION 8.2. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

(i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, U.S. Government Obligations, or a combination of cash in U.S. dollars and U.S. Government Obligations, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding Securities issued hereunder on the Stated Maturity or on the applicable Redemption Date, as the case may be, and the Company must specify whether the notes are being defeased to maturity or to a particular Redemption Date;

(ii) in the case of legal defeasance, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders shall not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(iii) in the case of covenant defeasance, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the respective outstanding Securities shall not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(iv) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

(v) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings);

(vi) the Company must deliver to the Trustee an Opinion of Counsel to the effect that, assuming, among other things, no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and assuming that no Holder is an “insider” of the Company under applicable bankruptcy law, after the 91st day following the deposit, the trust funds shall not be subject to the effect of Section 547 of Title 11 of the United States Code;

(vii) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(viii) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent to the defeasance and discharge of the Securities and this Indenture as contemplated by this Article VIII have been complied with.

SECTION 8.3. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

SECTION 8.4. Repayment to Company. Anything herein to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Order any money or U.S. Government Obligations held by it as provided in this Article VIII which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect legal defeasance or covenant defeasance, as applicable, provided that the Trustee shall not be required to liquidate any U.S. Government Obligations in order to comply with the provisions of this paragraph.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal of or interest on the Securities that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.

SECTION 8.5. Indemnity for U.S. Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.6. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company and each Subsidiary Guarantor under this Indenture, the Securities, the Subsidiary Guarantees, the Collateral Documents and the Intercreditor Agreement shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Company or the Subsidiary Guarantors have made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company or the Subsidiary Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE IX

Amendments

SECTION 9.1. Without Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture, the Securities, the Subsidiary Guarantees, the Collateral Documents and the Intercreditor Agreement without notice to or consent of any Holder:

(i) to cure any ambiguity, omission, defect or inconsistency;

(ii) to comply with (i) Article IV in respect of the assumption by a Successor Company of an obligation of the Company under this Indenture, the Securities, the Collateral Documents and the Intercreditor Agreement and (ii) Article IV and Article X in respect of the assumption by a Person of the obligations of a Subsidiary Guarantor under its Subsidiary Guarantee, this Indenture, the Collateral Documents and the Intercreditor Agreement;

(iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

(iv) to add Guarantees with respect to the Securities or to release a Subsidiary Guarantor from its obligations under its Subsidiary Guarantee or this Indenture in accordance with the applicable provisions of this Indenture;

(v) to pledge or grant a security interest in favor of the Collateral Agent as additional security for the payment and performance of the Company’s and Subsidiary Guarantors’ obligations with respect to the Securities and the Subsidiary Guarantees thereof, in any property or assets, including any that are required to be mortgaged, pledged or hypothecated or in which a security interest is required to be granted, to the Collateral Agent pursuant to the Collateral Documents or otherwise;

(vi) to release Liens in favor of the Collateral Agent in the Collateral as provided under Section 11.6 or otherwise in accordance with the terms of this Indenture, Collateral Documents or the Intercreditor Agreement;

(vii) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

(viii) to make any change that does not adversely affect the rights of any Holder in any material respect;

(ix) comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act of 1939, as amended;

(x) provide for the appointment of a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of the Indenture; or

(xi) conform the text of the Indenture, the Securities or the Subsidiary Guarantees to any provision of the “Description of notes” Section of the Company’s Offering Memorandum dated August 11, 2009, relating to the initial offering of the Securities, to the extent that such provision in the “Description of notes” is intended to be a verbatim recitation of a provision of the Indenture, the Securities or the Subsidiary Guarantees.

After an amendment under this Section becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section. A consent to any amendment, supplement or waiver under the Indenture by any Holder given in connection with a tender of such Holder’s Security shall not be rendered invalid by such tender.

Holders shall be deemed to have consented for purposes of the Collateral Documents and the Intercreditor Agreement to any of the following amendments, waivers and other modifications to the Collateral Documents and the Intercreditor Agreement:

(1) (A) to add other parties (or any authorized agent thereof or trustee therefor) holding Pari Passu Lien Indebtedness that are Incurred in compliance with the ABL Facility, the Indenture and the Collateral Documents, (B) to establish that the Liens on any First-Priority Collateral securing such Pari Passu Lien Indebtedness shall be pari passu under the Intercreditor Agreement with the Liens on such First-Priority Collateral securing the Obligations under this Indenture and the Securities, all on the terms provided for in the Intercreditor Agreement in effect immediately prior to such amendment and (C) to establish that the Liens on any Second-Priority Collateral securing such Pari Passu Lien Indebtedness shall be pari passu under the Intercreditor Agreement with the Liens on such Second-Priority Collateral securing the Obligations under this Indenture and the Securities and junior and subordinated to the Liens on such Second-Priority Collateral securing any obligations under the ABL Facility, all on the terms provided for in the Intercreditor Agreement as in effect immediately prior to such amendment;

(2) (A) to add other parties (or any authorized agent thereof or trustee therefor) holding Indebtedness that is incurred in compliance with the ABL Facility and this Indenture and the Collateral Documents, (B) to establish that the Liens on any Second-Priority Collateral securing such Indebtedness shall be pari passu under the Intercreditor Agreement with the Liens on such Second-Priority Collateral securing the obligations under the ABL Facility and senior to the Liens on such Second-Priority Collateral securing any obligations under this Indenture and the Securities, all on the terms provided for in the Intercreditor Agreement in effect immediately prior to such amendment and (C) to establish that the Liens on any First-Priority Collateral securing such Indebtedness shall be junior and subordinated to the Liens on such First-Priority Collateral securing any obligations under this Indenture and the Securities, all on the terms provided for in the Intercreditor Agreement in effect immediately prior to such amendment;

(3) to effectuate the release of assets included in the Second-Priority Collateral from the Liens securing the Securities (x) if all other Liens on those assets securing the Obligations (including all commitments thereunder) under the ABL Facility and other Indebtedness are released (other than (i) Trademark Collateral or (ii) in connection with a cancellation or termination of the ABL Facility without a replacement thereof) or (y) if those assets are owned by a Subsidiary that is a Subsidiary Guarantor and that Subsidiary Guarantor is released from its Guarantee in accordance with the terms of this Indenture;

(4) to establish that the Liens on any ABL Collateral securing any Indebtedness replacing the ABL Facility permitted to be incurred under Section 3.3(b)(ii) shall be senior to the Liens on such ABL Collateral securing any obligations under this Indenture, the Securities and the Subsidiary Guarantees, and any obligations under this Indenture, the Securities and the Subsidiary Guarantees shall continue to be secured on a first-priority basis by the First-Priority Collateral and on a second-priority basis on the Second-Priority Collateral; and

(5) upon any cancellation or termination of the ABL Facility without a replacement thereof to establish that the Second-Priority Collateral shall become First-Priority Collateral.

Any such additional party and the ABL Agent, Trustee and the Collateral Agent shall be entitled to conclusively rely upon an Officer’s Certificate certifying that such Pari Passu Lien Indebtedness or Indebtedness, as the case may be, was issued or borrowed in compliance with the ABL Facility and this Indenture and the Collateral Documents.

SECTION 9.2. With Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, the Securities, the Subsidiary Guarantees, the Collateral Documents and the Intercreditor Agreement with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities). Subject to clause (a)(vi) of Section 11.6, any past default or compliance with the provisions of this Indenture, the Securities, the Subsidiary Guarantees, the Collateral Documents or the Intercreditor Agreement (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on a Security (except in accordance with Section 6.4)) may be waived with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities). However, without the consent of each Holder of an outstanding Security affected, an amendment, supplement or waiver may not:

(i) reduce the principal amount of Securities whose Holders must consent to an amendment;

(ii) reduce the rate of or extend the time for payment of interest on any Security;

(iii) reduce the principal of or extend the Stated Maturity of any Security;

(iv) waive a Default or Event of Default in the payment of principal of, or in the payment of, or interest or premium, if any, on the Securities issued hereunder (except a rescission of acceleration of the Securities issued hereunder by the Holders of at least a majority in aggregate principal amount of the Securities issued hereunder with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration):

(v) reduce the premium payable upon the redemption or repurchase of any Security or change the time at which any Security may or shall be redeemed or repurchased in accordance with Section 3.10 or Article V, whether through an amendment or waiver of provisions in the covenants or otherwise; provided that any amendments to the definition of “Change of Control” shall not require the consent of each Holder affected;

(vi) make any Security payable in money other than that stated in the Security;

(vii) impair the right of any Holder to receive payment of principal, premium, if any, and interest on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities;

(viii) make any change in the amendment provisions that require each Holder’s consent or in the waiver provisions;

(ix) modify the Subsidiary Guarantees of any Significant Subsidiary or group of Subsidiary Guarantors that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary in any manner, taken as a whole, materially adverse to the Holders; or

(x) release any Subsidiary Guarantor that is a Significant Subsidiary or group of Subsidiary Guarantors that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary from any of its obligations under its Subsidiary Guarantee or this Indenture, except in compliance with the terms thereof.

In addition, without the consent of the Holders of at least 75% in principal amount of Securities then outstanding, no amendment, supplement or waiver may (1) modify any Collateral Document or the provisions in this Indenture dealing with Collateral Documents or application of trust moneys in any manner, taken as a whole, materially adverse to the Holders or otherwise release any Collateral other than in accordance with this Indenture, the Collateral Documents and the Intercreditor Agreement or (2) modify the Intercreditor Agreement in any manner adverse to the Holders in any material respect other than in accordance with the terms of this Indenture, the Collateral Documents and the Intercreditor Agreement.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof. A consent to any amendment, supplement or waiver under the Indenture by any Holder given in connection with a tender of such Holder’s Security shall not be rendered invalid by such tender.

After an amendment under this Section becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.3. Revocation and Effect of Consents and Waivers. A consent to an amendment, supplement or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder unless it makes a change described in clauses (i) through (x) of Section 9.2, in which case the amendment, supplement or waiver or other action shall bind each Holder who has consented to it and every subsequent Holder that evidences the same debt as the consenting Holder’s Securities. An amendment or waiver made pursuant to Section 9.2 shall become effective upon receipt by the Trustee of the requisite number of written consents.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 120 days after such record date.

SECTION 9.4. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

SECTION 9.5. Trustee To Sign Amendments. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not, in the sole determination of the Trustee, adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing any amendment, supplement or waiver pursuant to this Article IX, the Trustee shall be entitled to receive, and (subject to Section 7.1 and 7.2) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Company and any Subsidiary Guarantors, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.3). Notwithstanding the foregoing, no Opinion of Counsel will be required for the Trustee to execute any amendment or supplement adding a new Subsidiary Guarantor under this Indenture.

ARTICLE X

Subsidiary Guarantee

SECTION 10.1. Subsidiary Guarantee. Subject to the provisions of this Article X, each Subsidiary Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Subsidiary Guarantor, to each Holder of the Securities, to the extent lawful, and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest on the Securities and all other obligations and liabilities of the Company under this Indenture (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or any Subsidiary Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and the obligations under Section 7.6), the Collateral Documents and the Intercreditor Agreement (all the foregoing being hereinafter collectively called the “Guarantor Obligations”). Each Subsidiary Guarantor agrees that the Guarantor Obligations shall rank equally in right of payment with other Indebtedness of such Subsidiary Guarantor, except to the extent such other Indebtedness is expressly subordinated to the Guarantor Obligations, in which case the Guarantor Obligations shall rank senior in right of payment to such other Indebtedness. Each Subsidiary Guarantor further agrees (to the extent lawful) that the Guarantor Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it shall remain bound under this Article X notwithstanding any extension or renewal of any Guarantor Obligation.

Each Subsidiary Guarantor waives (to the extent lawful) presentation to, demand of, payment from and protest to the Company of any of the Guarantor Obligations and also waives (to the extent lawful) notice of protest for nonpayment. Each Subsidiary Guarantor waives (to the extent lawful) notice of any default under the Securities or the Guarantor Obligations.

Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Guarantor Obligations.

Except as set forth in Section 4.2, Section 10.2 and Article VIII, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guarantor Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not (to the extent lawful) be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guarantor Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not (to the extent lawful) be discharged or impaired or otherwise affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under this Indenture, the

Securities, the Collateral Documents, the Intercreditor Agreement or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities, the Collateral Documents, the Intercreditor Agreement or any other agreement; (d) the release of any security held by any Holder or the Collateral Agent for the Guarantor Obligations or any of them; (e) the failure of any Holder to exercise any right or remedy against any other Subsidiary Guarantor; (f) any change in the ownership of the Company; (g) any default, failure or delay, willful or otherwise, in the performance of the Guarantor Obligations, or (h) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

Each Subsidiary Guarantor agrees that its Subsidiary Guarantee herein shall remain in full force and effect until payment in full of all the Guarantor Obligations or such Subsidiary Guarantor is released from its Subsidiary Guarantee in compliance with Section 4.2, Section 10.2 and Article VIII. Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, or interest on any of the Guarantor Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay any of the Guarantor Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee or the Trustee on behalf of the Holders an amount equal to the sum of (i) the unpaid amount of such Guarantor Obligations then due and owing and (ii) accrued and unpaid interest on such Guarantor Obligations then due and owing (but only to the extent not prohibited by law)(including interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Company or any Subsidiary Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).

Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Guarantor Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantor Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Guarantor Obligations, such Guarantor Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for the purposes of this Subsidiary Guarantee.

Each Subsidiary Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or the Holders in enforcing any rights under this Section.

Neither the Company nor the Subsidiary Guarantors shall be required to make a notation on the Securities to reflect any Subsidiary Guarantee or any release, termination or discharge thereof and any such notation shall not be a condition to the validity of any Subsidiary Guarantee.

SECTION 10.2. Limitation on Liability; Termination, Release and Discharge. Any term or provision of this Indenture to the contrary notwithstanding, the obligations of each Subsidiary Guarantor hereunder shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any guarantees under all Debt Facilities) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

(a) A Subsidiary Guarantee by a Subsidiary Guarantor will be automatically and unconditionally released and discharged, and each Subsidiary Guarantor and its obligations under the Subsidiary Guarantee, this Indenture, the Collateral Documents and the Intercreditor Agreement will be released and discharged, upon any sale, exchange, transfer or disposition of (whether by merger, consolidation or the sale of) the Capital Stock of such Subsidiary Guarantor after which the applicable Subsidiary Guarantor is no longer a Restricted Subsidiary or the sale of all or substantially all the assets (other than by lease) of such Subsidiary Guarantor, whether or not such Subsidiary Guarantor is the surviving corporation in such transaction to a Person which is not the Company or a Restricted Subsidiary; provided that (x) such sale, exchange, transfer or disposition is made in compliance with the Indenture, including Section 3.8 (it being understood that only such portion, if any, of the Net Available Cash as is required to be applied on or before the date of such release in accordance with the terms of this Indenture needs to be applied in accordance therewith at such time) and Article IV and (y) all the obligations of such Subsidiary Guarantor under all Indebtedness of the Company or its Restricted Subsidiaries terminate upon consummation of such transaction.

(b) Each Subsidiary Guarantor shall be deemed released from all its obligations under this Indenture, its Subsidiary Guarantee, the Collateral Documents to which it is a party and the Intercreditor Agreement, and such Subsidiary Guarantee shall terminate, upon the legal defeasance or covenant defeasance of the Securities or upon satisfaction and discharge of this Indenture, in each case pursuant to the provisions of Article VIII hereof.

(c) A Subsidiary Guarantee of a Subsidiary Guarantor shall be automatically and unconditionally released and discharged, and the Subsidiary Guarantor and its obligations under this Indenture, the Collateral Documents to which it is a party and the Intercreditor Agreement shall be released and discharged in the event that such Subsidiary Guarantor is released and discharged from its Guarantee of Indebtedness of the Company and the Subsidiary Guarantors under the ABL Facility (including by reason of the termination of the ABL Facility), all other Indebtedness of the Company and its Restricted Subsidiaries and/or the Guarantee that resulted in the obligation of such Subsidiary Guarantor to guarantee the Securities, if such Subsidiary Guarantor would not then otherwise be required to guarantee the Securities pursuant to this Indenture (and treating any Guarantees of such Subsidiary Guarantor that remain outstanding as Incurred at least 30 days prior to such release or discharge), except a discharge or release by or as a result of payment under such Guarantee, this Indenture, the Collateral Documents and the Intercreditor Agreement; provided, that if such Person has Incurred any Indebtedness or issued any Preferred Stock or Disqualified Stock in reliance on its status as a Subsidiary Guarantor under Section 3.3, such Subsidiary Guarantor’s obligations under such Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, so Incurred are satisfied in full and discharged or are otherwise permitted to be Incurred by a Restricted Subsidiary (other than a Subsidiary Guarantor) under Section 3.3(b).

(d) Each Subsidiary Guarantor shall be released from its obligations under this Indenture, its Subsidiary Guarantee, the Collateral Documents to which it is a party and the Intercreditor Agreement if the Company designates such Subsidiary Guarantor as an Unrestricted Subsidiary and such designation complies with the other applicable provisions of this Indenture.

(e) In the case of paragraph (b) above, such Subsidiary Guarantor shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

(f) The release of a Subsidiary Guarantor from its Subsidiary Guarantee, and its obligations under this Indenture, the Collateral Documents to which it is a party and the Intercreditor Agreement in accordance with the provisions of this Section 10.2 shall not preclude the future applications of Section 3.11 to such Person.

SECTION 10.3. Right of Contribution. Each Subsidiary Guarantor hereby agrees that to the extent that any Subsidiary Guarantor shall have paid more than its proportionate share of any payment made on the obligations under the Subsidiary Guarantees, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against the Company or any other Subsidiary Guarantor who has not paid its proportionate share of such payment. The provisions of this Section 10.3 shall in no respect limit the obligations and liabilities of each Subsidiary Guarantor to the Trustee and the Holders and each Subsidiary Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

SECTION 10.4. No Subrogation. Notwithstanding any payment or payments made by each Subsidiary Guarantor hereunder, no Subsidiary Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Company or any other Subsidiary Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Guarantor Obligations, nor shall any Subsidiary Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Subsidiary Guarantor in respect of payments made by such Subsidiary Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Company on account of the Guarantor Obligations are paid in full. If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights at any time when all of the Guarantor Obligations shall not have been paid in full, such amount shall be held by such Subsidiary Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Subsidiary Guarantor, and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to the Trustee in the exact form received by such Subsidiary Guarantor (duly indorsed by such Subsidiary Guarantor to the Trustee, if required), to be applied against the Guarantor Obligations.

ARTICLE XI

Collateral and Security

SECTION 11.1. The Collateral.

(a) The due and punctual payment of the principal of, premium, if any, and interest on the Securities and the Subsidiary Guarantees thereof when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent lawful), if any, on the Securities and the Subsidiary Guarantees thereof and performance of all other obligations under this Indenture, including, without limitation, the obligations of the Company set forth in Section 7.6 and Section 8.6 herein, and the Securities and the Subsidiary Guarantees thereof and the Collateral Documents, shall be secured by (i) first-priority Liens and security interests and (ii) second-priority Liens and security interests, in each case subject to Permitted Liens, as provided in the Collateral Documents which the Company and the Subsidiary Guarantors, as the case may be, have entered into simultaneously with the execution of this Indenture and shall be secured by all Collateral Documents hereafter delivered as required or permitted by this Indenture, the Collateral Documents and the Intercreditor Agreement.

(b) The Company and the Subsidiary Guarantors hereby agree that the Collateral Agent shall hold the Collateral in trust for the benefit of all of the Holders and the Trustee, in each case pursuant to the terms of the Collateral Documents and the Intercreditor Agreement and the Collateral Agent is hereby authorized to execute and deliver the Collateral Documents and the Intercreditor Agreement.

(c) Each Holder, by its acceptance of any Securities and the Subsidiary Guarantees thereof, consents and agrees to the terms of the Collateral Documents and the Intercreditor Agreement (including, without limitation, the provisions providing for foreclosure) as the same may be in effect or as may be amended from time to time in accordance with their terms and authorizes and directs the Collateral Agent to perform its obligations and exercise its rights under the Collateral Documents and the Intercreditor Agreement in accordance therewith.

(d) The Trustee and each Holder, by accepting the Securities and the Subsidiary Guarantees thereof, acknowledges that, as more fully set forth in the Collateral Documents and the Intercreditor Agreement, the Collateral as now or hereafter constituted shall be held for the benefit of all the Holders and the Trustee, and that the Lien of this Indenture and the Collateral Documents in respect of the Trustee and the Holders is subject to and qualified and limited in all respects by the Collateral Documents and the Intercreditor Agreement and actions that may be taken thereunder.

SECTION 11.2. Further Assurances.

(a) The Company shall, and shall cause each Subsidiary Guarantor to, at their sole expense, do or cause to be done all acts which may be reasonably necessary, if requested by the Collateral Agent, to confirm that the Collateral Agent holds, for the benefit of the Holders and the Trustee, duly created, enforceable and perfected first or second priority Liens and security interests, as applicable, in the Collateral (subject to Permitted Liens) to the extent required by this Indenture, the Collateral Documents and the Intercreditor Agreement.

(b) As necessary, or upon request of the Collateral Agent or the Trustee, the Company and the Subsidiary Guarantors shall, at their sole expense, execute, acknowledge and deliver such documents and instruments and take such other actions, which may be necessary, or as the Collateral Agent or the Trustee may reasonably request, to assure, perfect, transfer and confirm the property and rights and priority of Liens created or intended to be created by the Collateral Documents, including with respect to after-acquired Collateral, to the extent required thereunder. If the Company or such Subsidiary fails to do so, the Trustee is hereby irrevocably authorized and empowered, with full power of substitution, to execute, acknowledge and deliver such Collateral Documents, the Intercreditor Agreement, instruments, certificates, notices and other documents and, subject to the provisions of the Collateral Documents and the Intercreditor Agreement, take such other actions in the name, place and stead of the Company or such Subsidiary, but the Trustee shall have no obligation to do so and no liability for any action taken or omitted by it in good faith in connection therewith.

SECTION 11.3. Impairment of Security Interest. Neither the Company nor any of its Restricted Subsidiaries shall take or omit to take any action which would materially adversely affect or impair the Liens in favor of the Collateral Agent and the Holders with respect to the Collateral. Neither the Company nor any of its Restricted Subsidiaries shall grant to any Person, or permit any Person to retain (other than the Collateral Agent), any interest whatsoever in the Collateral, other than Permitted Liens. Neither the Company nor any of its Restricted Subsidiaries shall enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than as permitted by this Indenture, the Securities, the Subsidiary

Guarantees, the Collateral Documents and the Intercreditor Agreement. The Company shall, and shall cause each Subsidiary Guarantor to, at its sole cost and expense, execute and deliver all such agreements and instruments as necessary, or as the Trustee reasonably requests, to more fully or accurately describe the assets and property intended to be Collateral or the obligations intended to be secured by the Collateral Documents.

SECTION 11.4. After-Acquired Property. Subject to Permitted Liens and the terms of the Collateral Documents, upon the acquisition by the Company or any Subsidiary Guarantor after the Issue Date of (1) any after-acquired real property or any equipment or fixtures which constitute accretions, additions or technological upgrades to the equipment or fixtures that, in any such case forms part of the First-Priority Collateral or Second-Priority Collateral, as applicable, or (2) any material Additional Assets that are required to become Collateral pursuant to Section 3.8, the Company or such Subsidiary Guarantor shall execute and deliver (i) with regard to any real property that is a Bowling Asset with a Gross PPE of $0.3 million or more with a fair market value of $0.3 million, the items described under Section 11.5 within 60 days of the date of acquisition and (ii) to the extent required by the Collateral Documents, any information, documentation or other certificates as may be necessary to vest in the Collateral Agent a perfected security interest, subjected only to Permitted Liens, in such after-acquired property (other than Excluded Assets) and to have such after-acquired property added to the Collateral, and thereupon all provisions of this Indenture, the Securities, the Collateral Documents and the Intercreditor Agreement relating to the Collateral shall be deemed to relate to such after-acquired property to the same extent and with the same force and effect.

Upon the acquisition by the Company or any Subsidiary Guarantor of any after-acquired assets that would constitute Second-Priority Collateral after the Issue Date, the Company or such Subsidiary Guarantor shall execute and deliver any information, documentation or other instruments, and shall take such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents) as may be necessary to vest in the Collateral Agent a perfected security interest, subject to Permitted Liens, in such after-acquired property in substantially the same form, to the same extent and substantially concurrently as the ABL Agent, except that the Collateral Agent shall have a second-priority lien in such Second-Priority Collateral.

SECTION 11.5. Real Estate Mortgages and Filings. (a) With respect to the applicable Premises:

(i) the Company shall deliver to the Collateral Agent, as mortgagee or beneficiary, as applicable, fully executed counterparts of Mortgages, duly executed by the Company or the applicable Subsidiary Guarantor, together with evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage (and payment of any taxes or fees in connection therewith) as may be necessary to create a valid, perfected first-priority Lien, subject to Permitted Liens, against the Premises purported to be covered thereby, within 120 days of the Issue Date for Premises with an aggregate value of gross property, plant and equipment before depreciation (as reflected in the Company’s records, “Gross PPE”) equal to or greater than 75% of the total Gross PPE of all Premises as of the Issue Date and within 180 days of the Issue Date for the remaining Premises; and to the extent reasonably necessary (as determined in Good Faith by the Company), proper fixture filings under the Uniform Commercial Code on Form UCC-1 for filing under the Uniform Commercial Code in the appropriate jurisdictions in which the Premises are located, in order to perfect the security interests in fixtures purported to be created by the Mortgages in favor of the Collateral Agent for its benefit and for the benefit of the Trustee and the Holders;

(ii) the Collateral Agent shall have received an ALTA policy of title insurance (or commitment to issue such a policy having the effect of a policy of title insurance), which shall insure or commit to insure that the Mortgages insured thereby create valid and enforceable first-priority mortgage or deed of trust Liens on such Premises described therein, in an amount not more than 100% of the fair market value of such Premises as reasonably determined, in Good Faith by the Company and reasonably acceptable to the Collateral Agent, (such policies collectively, the “Mortgage Policies”) and issued by a nationally recognized title insurance company, which reasonably assures the Trustee and the Collateral Agent that the Mortgage on such Premises is a valid and enforceable mortgage Lien, free and clear of all defects and encumbrances except Mortgage Permitted Exceptions, and such title policy shall otherwise be in form and substance as are customary in a transaction of this type and shall include such title endorsements (other than the creditor’s rights endorsements which shall not be required) and affirmative coverage as are customary in a transaction of this type, to the extent the same are available in a particular jurisdiction, to the extent the same are applicable to the particular Premises, and to the extent the same are available at commercially reasonable rates and shall be accompanied by evidence of the payment in full of all premiums thereon within 120 days of the Issue Date for Premises with an aggregate Gross PPE equal to or greater than 75% of the total Gross PPE of all Premises as of the Issue Date and within 180 days of the Issue Date for the remaining Premises; provided that the Mortgage Policies shall contain the standard survey exception and shall not include survey related endorsements, unless the Company delivers surveys pursuant to clause (iii) below and such surveys are satisfactory to the title company for the title company to remove the standard survey exception and issue survey related endorsements at commercially reasonable rates, and provided further that the Collateral Agent shall accept a zoning letter or zoning report in lieu of a zoning endorsement for a particular Premise should the cost of obtaining a zoning endorsement exceed the cost of obtaining a zoning letter or zoning report by more than a de minimis amount;

(iii) the Company shall use reasonable best efforts to, or shall use reasonable best efforts to cause its Subsidiary Guarantors to, deliver to the Collateral Agent, with respect to each of the Premises, any and all surveys, opinions of special counsel, or opinions or reports from architects, engineers or zoning report companies currently in their possession as may be reasonably required to cause the title company to issue the title insurance required pursuant to clause (ii) above within 120 days of the Issue Date for Premises with an aggregate Gross PPE equal to or greater than 75% of the total Gross

PPE of all Premises as of the Issue Date and within 180 days of the Issue Date for the remaining Premises; and

(iv) the Company shall, or shall cause its Subsidiary Guarantors to, deliver to the Collateral Agent, with respect to each of the Premises, an opinion of counsel in each jurisdiction where any Premise is located within 120 days of the Issue Date for Premises with an aggregate Gross PPE equal to or greater than 75% of the total Gross PPE of all Premises as of the Issue Date and within 180 days of the Issue Date for the remaining Premises.

(b) Notwithstanding anything to the contrary in subsection (a) above, in the event the Company and the Subsidiary Guarantors cannot, with respect to any Bowling Assets that constitute Premises satisfy the delivery requirements as provided in clauses (i) through (iv) under subsection (a) above after using commercially reasonable efforts to do so (“Removed Premises”), they shall not be deemed to be in default of their obligations under such clauses if, within the time periods required above, the Company and the Subsidiary Guarantors deliver the items described in clauses (i) through (iv) under subsection (a) above with respect to one or more substitute Premises which in the aggregate have a Gross PPE equal to or greater than the Removed Premises, provided that if, within 180 days of the Issue Date the Company and the Subsidiary Guarantors are in compliance with subsection (a) above with respect to the Premises which shall have an aggregate Gross PPE of equal to or greater than 90% of the total Gross PPE of all Premises as of the Issue Date, then a Default shall not be deemed to occur if the Company and the Subsidiary Guarantors are unable to satisfy the requirements of subsection (a) with respect to the remaining Premises so long as the Company and the Subsidiary Guarantors continue to use commercially reasonable efforts to satisfy such requirements. With respect to any other real property required to be subject to a first-priority Lien pursuant to the provisions of this Indenture, the foregoing obligations shall be completed within 60 days of acquisition.

SECTION 11.6. Release of Liens on the Collateral.

(a) The Liens on the Collateral shall be released with respect to the Securities and the Subsidiary Guarantors, as applicable:

(i) in whole, upon payment in full of the principal of, accrued and unpaid interest and premium, if any, on the Securities;

(ii) in whole, upon satisfaction and discharge of this Indenture as set forth in Section 8.1(a) hereof;

(iii) in whole, upon a legal defeasance as set forth in Section 8.1(b) hereof;

(iv) in part, as to any property constituting Collateral (A) that is sold or otherwise disposed of by the Company or any of the Subsidiary Guarantors in a transaction permitted by Section 3.8 and by the Collateral Documents, to the extent of the interest sold or disposed of, or otherwise not prohibited by this Indenture and the

Collateral Documents; (B) that is cash or Net Available Cash withdrawn from the Collateral Accounts for any one or more purposes permitted by Section 3.8(a); (C) with respect to Second-Priority Collateral, upon any release, sale or disposition (other than in connection with a cancellation or termination of the ABL Facility without a replacement thereof) of such Second-Priority Collateral pursuant to the terms of the ABL Facility resulting in the release of the Lien on such Collateral securing the ABL Facility, other than with respect to Trademark Collateral; or (D) otherwise in accordance with, and as expressly provided for under, this Indenture or the Intercreditor Agreement;

(v) in whole as to all Collateral that is owned by a Subsidiary Guarantor that is released from its Subsidiary Guarantee in accordance with this Indenture; and

(vi) with the consent of Holders of seventy five percent (75%) in aggregate principal amount of the Securities (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, Securities), provided, that, in the case of any release in whole pursuant to this Section 11.6(a), all amounts owing to the Trustee under this Indenture, the Securities, the Subsidiary Guarantees, the Collateral Documents and the Intercreditor Agreement have been paid.

(b) For the release of Premises that constitute First-Priority Collateral, the Company and each Subsidiary Guarantor shall furnish to the Trustee, prior to each proposed release of such First-Priority Collateral pursuant to the Collateral Documents and this Indenture, an Officers’ Certificate and an Opinion of Counsel as required under Section 12.2 (i) requesting such release and (ii) to the effect that all conditions precedent provided for in this Indenture and the Collateral Documents to such release have been complied with.

(c) Upon compliance by the Company or the Subsidiary Guarantors, as the case may be, with the conditions precedent set forth above, the Trustee or the Collateral Agent shall promptly cause to be released and reconveyed to the Company, or its Subsidiary Guarantors, as the case may be, the released Collateral in accordance with the directions of the Company, or its Subsidiary Guarantor, as the case may be.

(d) The release of any Collateral from the terms of the Collateral Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof or affect the Lien of this Indenture or the Collateral Documents if and to the extent the Collateral is released pursuant to this Indenture, the Collateral Documents or the Intercreditor Agreement or upon the termination of this Indenture.

(e) Notwithstanding any provision to the contrary herein, as and when requested by the Company, the Trustee shall instruct the Collateral Agent to execute and deliver Uniform Commercial Code financing statement amendments or releases (which shall be prepared by the Company) solely to the extent necessary to delete Excluded Assets from the description of assets in any previously filed financing statements. If requested in writing by the Company, the Trustee shall instruct the Collateral Agent to execute and deliver such documents, instruments or statements (which shall be prepared by the Company) and to take such other action as the Company may request to evidence or confirm that Excluded Assets described in the immediately preceding sentence has been released from the Liens of each of the Collateral Agreements. The Collateral Agent shall execute and deliver such documents, instruments and statements and shall take all such actions promptly upon receipt of such instructions from the Trustee.

SECTION 11.7. Authorization of Actions to be Taken by the Trustee or the Collateral Agent Under the Collateral Documents.

(a) Subject to the provisions of the Collateral Documents and the Intercreditor Agreement, each of the Trustee or the Collateral Agent may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of its rights or any of the rights of the Holders under the Collateral Documents and the Intercreditor Agreement and (ii) collect and receive any and all amounts payable in respect of the Collateral in respect of the obligations of the Company and the Subsidiaries hereunder and thereunder. Subject to the provisions of the Collateral Documents and the Intercreditor Agreement, the Trustee or the Collateral Agent shall have the power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents, the Intercreditor Agreement or this Indenture, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interest and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or the Trustee).

(b) The Trustee or the Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, bad faith or willful misconduct on the part of the Trustee or the Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee or the Collateral Agent shall have no responsibility for recording, filing, re-recording or refiling any financing statement, continuation statement, document, instrument or other notice in any public office at any time or times or to otherwise take any action to perfect or maintain the perfection of any security interest granted to it under the Collateral Documents or otherwise.

(c) Where any provision of this Indenture requires that additional property or assets be added to the Collateral, the Company and each Subsidiary Guarantor shall deliver to the Trustee or the Collateral Agent the following:

(i) a request from the Company that such Collateral be added;

(ii) the form of instrument adding such Collateral, which, based on the type and location of the property subject thereto, shall be in substantially the form of the applicable Collateral Documents entered into on the date of this Indenture, with such changes thereto as the Company shall consider appropriate, or in such other form as the Company shall deem proper; provided that any such changes or such form are administratively satisfactory to the Trustee or the Collateral Agent;

(iii) an Officers’ Certificate to the effect that the Collateral being added is in the form, consists of the assets and is in the amount or otherwise has the fair market value required by this Indenture; and

(iv) an Officers’ Certificate and Opinion of Counsel to the effect that all conditions precedent provided for in this Indenture to the addition of such Collateral have been complied with, which Opinion of Counsel shall also opine as to the creation and perfection of the Collateral Agent’s Lien on such Collateral and as to the due authorization, execution and delivery, validity and enforceability of the Collateral Document being entered into; and

(v) such financing statements, if any, as the Company shall deem necessary to perfect the Collateral Agent’s security interest in such Collateral.

(d) The Trustee or the Collateral Agent, in giving any consent or approval under the Collateral Documents or the Intercreditor Agreement, shall be entitled to receive, as a condition to such consent or approval, an Officers’ Certificate to the effect that the action or omission for which consent or approval is to be given does not violate this Indenture, the Collateral Documents or the Intercreditor Agreement, and the Trustee or the Collateral Agent shall be fully protected in giving such consent or approval on the basis of such Officers’ Certificate.

SECTION 11.8. Collateral Accounts.

(a) The Trustee and Collateral Agent, as applicable, are authorized to receive any funds for the benefit of the Holders distributed under, and in accordance with, the Collateral Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture, the Collateral Documents and the Intercreditor Agreement.

(b) The Collateral Agent shall establish the Collateral Accounts when and as needed. Such Collateral Accounts shall at all times thereafter until this Indenture shall have terminated, be maintained with, and under the sole control of, the Collateral Agent. The Collateral Accounts shall be trust accounts and shall be established and maintained by the Collateral Agent at one of its corporate trust offices (which may include the Corporate Trust Office) and all Collateral shall be credited thereto. All cash and Cash Equivalents received by the Trustee and/or Collateral Agent from Asset Dispositions of First-Priority Collateral, Recovery Events, foreclosures of or sales of First-Priority Collateral, Net Insurance Proceeds and other awards or proceeds pursuant to the Collateral Documents, including earnings, revenues, rents, issues, profits and income from the Collateral received pursuant to the Collateral Documents, shall be deposited in the Collateral Account, and thereafter shall be held, applied and/or disbursed by the Trustee or the Collateral Agent, as applicable, in accordance with the terms of this Indenture (including, without limitation, Sections 3.8, 6.10 and 11.8(a). In connection with any and all deposits to be made into the Collateral Accounts under this Indenture, the Collateral Documents or the Intercreditor Agreement, the Trustee and/or the Collateral Agent, as applicable, shall receive an Officers’ Certificate identifying which Collateral Account shall receive such deposit and directing the Trustee and/or the Collateral Agent to make such deposit.

(c) Pending the distribution of funds in the Collateral Accounts in accordance with the provisions hereof and provided that no Event of Default shall have occurred and be continuing, the Company may direct the Trustee and/or the Collateral Agent to invest such funds in Cash Equivalents specified in such direction, such investments to mature by the times such funds are needed hereunder and such direction to certify that such funds constitute Cash Equivalents and that no Event of Default shall have occurred and be continuing. So long as no Event of Default shall have occurred and be continuing, the Company may direct the Trustee and/or the Collateral Agent to sell, liquidate or cause the redemption of any such investments, such direction to certify that no Event of Default shall have occurred and be continuing. Any gain or income on any investment of funds in the Collateral Accounts shall be credited to such Collateral Account. Neither the Trustee nor the Collateral Agent shall have any liability for any loss incurred in connection with any investment or any sale, liquidation or redemption thereof made in accordance with the provisions of this Section 11.8(c).

SECTION 11.9. Trademark Collateral. In the event any ABL Agent releases its first-priority security interest in any Trademark Collateral, the Securities and the Subsidiary Guarantees will be secured by the Trademark Collateral on a first-priority basis; provided that the Company and the Subsidiary Guarantors may use the Trademark Collateral to secure Indebtedness Incurred under Section 3.3(b)(ii)(x)(A) or Section 3.3(b)(v) on a first-priority basis and the Trademark Collateral shall then secure the Securities and the Subsidiary Guarantees on a second-priority basis.

SECTION 11.10. Additional Intercreditor Agreements. If Indebtedness is Incurred (i) under Section 3.3(b)(ii)(x)(A) and is permitted to be secured by the Trademark Collateral on a first-priority basis after the release thereof by the ABL Agent or (ii) to refinance the 2013 Notes and such Indebtedness is secured by a first-priority Lien on any ABL Collateral released by the ABL Agent, and in either case, the Securities and the Subsidiary Guarantees are secured on a second-priority Lien by such asset in accordance with clause (24) of the definition of “Permitted Liens”, the Collateral Agent and the representative of the holders of such Indebtedness shall enter into an intercreditor agreement with terms substantially similar to the Intercreditor Agreement.

ARTICLE XII

Miscellaneous

SECTION 12.1. Notices. Notices given by publication shall be deemed given on the first date on which publication is made, and notices given by first-class mail, postage prepaid, shall be deemed given five calendar days after mailing. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

if to the Company or to any Subsidiary Guarantor:

Brunswick Corporation

1 N. Field Ct., Lake Forest,

Illinois 60045-4811

Attention: William Metzger, Vice President and Treasurer

Facsimile No.: (847) 735-4359

With a copy to:

Cravath Swaine & Moore LLP

Worldwide Plaza

825 Eight Avenue

New York, NY 10019

Attention: Andrew Pitts, Esq.

Facsimile No.: (212) 474-3700

if to the Trustee:

The Bank of New York Mellon Trust Company

2 North LaSalle Street

Suite 1020

Chicago, Illinois 60602

Fax No.: (312) 827-8542

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 12.2. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Collateral Documents or the Intercreditor Agreement (except in connection with the original issuance of Securities on the date hereof), the Company shall furnish to the Trustee:

(i) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture, the applicable Collateral Documents and the Intercreditor Agreement relating to the proposed action have been complied with; and

(ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 12.3. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(i) a statement that the individual making such certificate or opinion has read such covenant or condition;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officers’ Certificate or on certificates of public officials.

SECTION 12.4. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, any Subsidiary Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 12.5. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 12.6. Days Other than Business Days. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is not a Business Day, and no interest shall accrue for the intervening period. If a regular Record Date is not a Business Day, the Record Date shall not be affected.

SECTION 12.7. Governing Law. This Indenture, the Securities and the Subsidiary Guarantees shall be governed by, and construed in accordance with, the laws of the State of New York. The Collateral Documents (other than the Mortgages) and the Intercreditor Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The Mortgages shall be governed by, and construed in accordance with, the laws of the states in which the applicable Premises are located.

SECTION 12.8. No Recourse Against Others. An incorporator, director, officer, employee, stockholder or controlling person, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities, the Subsidiary Guarantees, the Collateral Documents, the Intercreditor Agreement or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

SECTION 12.9. Successors. All agreements of the Company and each Subsidiary Guarantor in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.10. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 12.11. Variable Provisions. The Company initially appoints the Trustee as Paying Agent and Registrar and custodian with respect to any Global Securities.

SECTION 12.12. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 12.13. Intercreditor Agreement Control. Notwithstanding any contrary provision in this Indenture, this Indenture is subject to the provisions of the Intercreditor Agreement. The Company, the Subsidiary Guarantors and the Trustee (to the extent its interests are affected thereby) and the Holders, by their acceptance of the Securities, acknowledge and agree to be bound by the provisions of the Intercreditor Agreement.

SECTION 12.14. Direction by Holders to Enter into Collateral Documents and Intercreditor Agreement. By accepting a Security, each Holder is deemed to have authorized and directed the Trustee and the Collateral Agent, as applicable, to enter into the Collateral Documents and the Intercreditor Agreement.

SECTION 12.15. Force Majeure. In no event shall the Trustee or the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee and the Collateral Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

BRUNSWICK CORPORATION

By:	/s/ William L. Metzger
Name:	William L. Metzger
Title:	Vice President and Treasurer

ATTWOOD CORPORATION as Subsidiary Guarantor

By:	/s/ William L. Metzger
Name:	William L. Metzger
Title:	Assistant Treasurer

BBG LOGISTICS, INC. as Subsidiary Guarantor

By:	/s/ William L. Metzger
Name:	William L. Metzger
Title:	Assistant Treasurer

BOSTON WHALER, INC. as Subsidiary Guarantor

By:	/s/ William L. Metzger
Name:	William L. Metzger
Title:	Assistant Treasurer

[Signature Page to Indenture]

BRUNSWICK COMMERCIAL & GOVERNMENT PRODUCTS, INC. as Subsidiary Guarantor

By:	/s/ William L. Metzger
Name:	William L. Metzger
Title:	Assistant Treasurer

BRUNSWICK FAMILY BOAT CO. INC. as Subsidiary Guarantor

By:	/s/ William L. Metzger
Name:	William L. Metzger
Title:	Assistant Treasurer

BRUNSWICK LEISURE BOAT COMPANY, LLC as Subsidiary Guarantor

By:	/s/ William L. Metzger
Name:	William L. Metzger
Title:	Assistant Treasurer

LAND ‘N’ SEA CORPORATION as Subsidiary Guarantor

By:	/s/ William L. Metzger
Name:	William L. Metzger
Title:	Assistant Treasurer

[Signature Page to Indenture]

LAND ‘N’ SEA DISTRIBUTING, INC. as Subsidiary Guarantor

By:	/s/ William L. Metzger
Name:	William L. Metzger
Title:	Assistant Treasurer

LUND BOAT COMPANY as Subsidiary Guarantor

By:	/s/ William L. Metzger
Name:	William L. Metzger
Title:	Assistant Treasurer

SEA RAY BOATS, INC. as Subsidiary Guarantor

By:	/s/ William L. Metzger
Name:	William L. Metzger
Title:	Assistant Treasurer

BRUNSWICK BOWLING & BILLIARDS CORPORATION as Subsidiary Guarantor

By:	/s/ Warren N. Hardie
Name:	Warren N. Hardie
Title:	President

[Signature Page to Indenture]

LEISERV, INC. as Subsidiary Guarantor

By:	/s/ Warren N. Hardie
Name:	Warren N. Hardie
Title:	President

LIFE FITNESS, INC. as Subsidiary Guarantor

By:	/s/ William L. Metzger
Name:	William L. Metzger
Title:	Vice President and Treasurer

LIFE FITNESS INTERNATIONAL SALES, INC. as Subsidiary Guarantor

By:	/s/ William L. Metzger
Name:	William L. Metzger
Title:	Vice President and Treasurer

MARINE POWER INTERNATIONAL PTY. LIMITED as Subsidiary Guarantor

By:	/s/ David W. Berkow
Name:	David W. Berkow
Title:	Assistant Treasurer

[Signature Page to Indenture]

MARINE POWER INTERNATIONAL LIMITED as Subsidiary Guarantor

By:	/s/ William L. Metzger
Name:	William L. Metzger
Title:	Treasurer

MARINE POWER NEW ZEALAND LIMITED as Subsidiary Guarantor

By:	/s/ William L. Metzger
Name:	William L. Metzger
Title:	Vice President and Assistant Treasurer

TRITON BOAT COMPANY, L.P. as Subsidiary Guarantor

By:	Brunswick Corporation, its general partner

By:	/s/ William L. Metzger
Name:	William L. Metzger
Title:	Vice President and Treasurer

BRUNSWICK MARINE IN EMEA, INC. as Subsidiary Guarantor

By:	/s/ William L. Metzger
Name:	William L. Metzger
Title:	Treasurer

[Signature Page to Indenture]

BRUNSWICK INTERNATIONAL LIMITED as Subsidiary Guarantor

By:	/s/ William L. Metzger
Name:	William L. Metzger
Title:	Treasurer

[Signature Page to Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee

By:	/s/ M. Callahan
Name:	M. Callahan
Title:	Vice President

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Collateral Agent

By:	/s/ M. Callahan
Name:	M. Callahan
Title:	Vice President

[Signature Page to Indenture]

EXHIBIT A

[FORM OF FACE OF NOTE]

[Applicable Restricted Securities Legend]

[Depository Legend, if applicable]

[Signature Page to Indenture]

No. [ ]	Principal Amount $[ ],
as revised by the Schedule of Increases
and Decreases in the Global Security attached hereto

CUSIP NO.

BRUNSWICK CORPORATION

11.250% Senior Secured Note due 2016

Brunswick Corporation, a Delaware corporation, promises to pay to [                    ], or registered assigns, the principal sum of [                            ] Dollars, as revised by the Schedule of Increases and Decreases in the Global Security attached hereto, on November 1, 2016.

Interest Payment Dates: May 1 and November 1.

Record Dates: April 15 and October 15.

Additional provisions of this Security are set forth on the other side of this Security.

BRUNSWICK CORPORATION

By:

By:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By
	Authorized Signatory	Date:

[Signature Page to Indenture]

[FORM OF REVERSE SIDE OF NOTE]

11.250% Senior Secured Note due 2016

1.	Interest

Brunswick Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above.

The Company shall pay interest semiannually on May 1 and November 1 of each year, with the first interest payment to be made on November 1, 2009. Interest on the Securities shall accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from August 14, 2009. The Company shall pay interest on overdue principal or premium, if any (plus interest on such interest to the extent lawful), at the rate borne by the Securities to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 2.0% per annum.

Interest shall accrue (in addition to the interest rate borne by the Securities) from and including the date on which an Event of Default under Section 6.1(a)(vii) or 6.1(a)(viii) shall occur to but excluding the date on which such Event of Default shall have been cured, at a rate per annum equal to 2.0% of the principal amount of the Securities.

2.	Method of Payment

By no later than 10:00 a.m. (New York City time) on the date on which any principal of, premium, if any, or interest on any Security is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Company shall pay interest (except Defaulted Interest) to the Persons who are registered Holders of Securities at the close of business on the April 15 and October 15 next preceding the interest payment date even if Securities are cancelled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Securities represented by a Global Security (including principal, premium, if any, and interest) shall be made by the transfer of immediately available funds to the accounts specified by the Depositary. The Company shall make all payments in respect of a Definitive Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $5,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

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3.	Paying Agent and Registrar

Initially, The Bank of New York Mellon Trust Company, N.A., duly organized and existing under the laws of the United States of America and having a corporate trust office in 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602 (“Trustee”), shall act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Holder. The Company or any of its domestically incorporated Wholly-Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.	Indenture

The Company issued the Securities under an Indenture dated as of August 14, 2009 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Securities are senior secured obligations of the Company. The aggregate principal amount of Securities which may be authenticated and delivered under the Indenture is unlimited. This Security is one of the 11.250% Senior Secured Notes due 2016 referred to in the Indenture. The Securities include (i) $350,000,000 aggregate principal amount of the Company’s 11.250% Senior Secured Notes due 2016 issued under the Indenture on August 14, 2009 (herein called “Initial Notes”) and (ii) if and when issued, additional 11.250% Senior Secured Notes due 2016 of the Company that may be issued from time to time under the Indenture subsequent to August 14, 2009 (herein called “Additional Notes”) subject to the limitations of Sections 3.3 and 3.5 of the Indenture. The Indenture, among other things, imposes certain limitations on the Incurrence of Indebtedness by the Company and its Restricted Subsidiaries, the payment of dividends and other distributions on the Capital Stock of the Company and its Restricted Subsidiaries, the purchase or redemption of Capital Stock of the Company, certain purchases or redemptions of Subordinated Obligations or Guarantor Subordinated Obligations, the sale or transfer of assets and Capital Stock of Subsidiaries, certain Sale/Leaseback Transactions involving the Company or any Restricted Subsidiary, the issuance or sale of Capital Stock of Restricted Subsidiaries, the incurrence of certain Liens, future Subsidiary Guarantors, the business activities and investments of the Company and its Subsidiaries and transactions with Affiliates, provided, however, certain of such limitations shall be suspended if the Securities receive a rating of “BBB-” or higher from Standard & Poor’s Rating Services (or its successors) and “Baa3” or higher from Moody’s Investors Service, Inc. (or its successors), in each case, with a stable or better outlook. In addition, the Indenture limits the ability of the Company and its Restricted Subsidiaries to enter into agreements that restrict distributions and dividends from Subsidiaries. The Indenture also imposes requirements with respect to the provision of financial information.

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5.	Guarantee

To guarantee the due and punctual payment of the principal, premium, if any, and interest (including post-filing or post-petition interest) on the Securities and all other amounts payable by the Company under the Indenture, the Securities, the Collateral Documents and the Intercreditor Agreement when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors have unconditionally guaranteed (and future guarantors, together with the Subsidiary Guarantors, shall unconditionally Guarantee), jointly and severally, such obligations on a senior, secured basis pursuant to the terms of the Indenture.

6.	Security

The Initial Notes and Additional Notes are treated as a single class of securities under the Indenture and shall be secured by first- and second-priority Liens and security interests, subject to Permitted Liens, in the Collateral on the terms and conditions set forth in the Indenture, the Intercreditor Agreement and the Collateral Documents. The Collateral Agent holds the Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the Collateral Documents and the Intercreditor Agreement. Each Holder, by accepting this Security, consents and agrees to the terms of the Collateral Documents (including the provisions providing for the foreclosure and release of Collateral) and the Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs the Collateral Agent to enter into the Collateral Documents and the Intercreditor Agreement, and to perform its obligations and exercise its rights thereunder in accordance therewith.

7.	Redemption

(a) Except as described below under clauses 7(b) and 7(c) hereof, the Notes shall not be redeemable at the Issuer’s option before November 1, 2013.

(b) At any time prior to November 1, 2013, upon not less than 30 nor more than 60 days’ prior notice, the Company may redeem the Securities, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Securities redeemed plus the Applicable Premium plus accrued and unpaid interest, if any, to, the date of redemption (the “Redemption Date”), subject to the rights of Holders of Securities on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

“Applicable Premium” means with respect to any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such Security; and

(2) the excess, if any, of (a) the present value as of such Redemption Date of (i) $1,056.25 per $1,000 principal amount of such Security on November 1, 2013 plus (ii) all required interest payments due on such Security through November 1, 2013 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points, over (b) the then-outstanding

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principal of such Security, in each case as calculated by the Company or on behalf of the Company by such Person as the Company shall designate; provided that such calculation shall not be a duty or obligation of the applicable Trustee.

“Treasury Rate” means the yield to maturity at the time of computation of United states Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the Redemption Date to November 1, 2013; provided, however, that if the period from the Redemption Date to November 1, 2013 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to November 1, 2013 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

(c) On or prior to November 1, 2012, the Company may on any one or more occasions redeem up to 35% of the original principal amount of the Securities (calculated after giving effect to any issuance of Additional Notes) with the Net Cash Proceeds of one or more Equity Offerings at a Redemption Price of 111.250% of the principal amount thereof, plus accrued and unpaid interest, if any, to the applicable Redemption Date (subject to the right of Holders of Securities on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided that at least 65% of the original principal amount of the Securities (exclusive of Additional Notes) remains outstanding after each such redemption; provided, further the redemption occurs within 90 days after the closing of such Equity Offering. Notice of any redemption upon any Equity Offering may be given prior to the completion of such Equity Offering, and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

(d) From and after November 1, 2013, the Company may redeem the Securities, in whole or, from time to time, in part, upon not less than 30 nor more than 60 days’ prior notice, at the redemption prices (expressed as percentages of principal amount of the Securities to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to the applicable Redemption Date, subject to the right of Holders of Securities of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on November 1 of each of the years indicated below:

Year	Percentage
2013	105.625%
2014	102.813%
2015 and thereafter	100.000%

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(e) Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Section 5.2 through 5.8 of the Indenture.

8.	Mandatory Redemption

The Company shall not be required to make mandatory redemption payments or sinking fund payments with respect to the Securities.

9.	Put Provisions

(a) Upon the occurrence of a Change of Control, any Holder of Securities shall have the right to require the Company to repurchase all or any part of the Securities of such Holder at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

(b) In the event of an Asset Disposition that requires the purchase of Securities pursuant to Section 3.8(a) or Section 3.8(b) of the Indenture, the Company shall be required to make an offer to all Holders to purchase the maximum principal amount of Securities, and if required by the terms thereof, to the holders of Pari Passu Lien Indebtedness in accordance with the procedures set forth in Section 3.8(a) of the Indenture or to the holders of Pari Passu Indebtedness in accordance with the procedures set forth in Section 3.8(b) of the Indenture, as applicable, at an offer price in cash in an amount equal to 100% of the principal amount of the Securities and such other Pari Passu Lien Indebtedness or Pari Passu Indebtedness, as applicable, plus accrued and unpaid interest to the date of purchase. Holders of Securities that are the subject of an offer to purchase will receive a Collateral Disposition Offer or Asset Disposition Offer from the Company prior to any related purchase date and may elect to have such Security purchased pursuant to such offer by completing the form entitled “Option of Holder to Elect Purchase” attached hereto, or transferring its interest in such Security by book-entry transfer, to the Company or a Paying Agent at the address specified in the notice at least three Business Days before the Disposition Purchase Date.

10.	Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of principal amount of $2,000 and whole multiples of $1,000 in excess thereof. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities for a period beginning 15 Business Days before an interest payment date and ending on such interest payment date.

11.	Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

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12.	Unclaimed Money

If money for the payment of the principal of or premium, if any, or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13.	Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14.	Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Securities, the Collateral Documents or the Intercreditor Agreement may be amended with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for Securities) and (ii) any default (other than (x) with respect to nonpayment or (y) in respect of a provision that cannot be amended without the written consent of each Holder affected or (z) with respect to Section 11.6(a)(vi) of the Indenture) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the Securities then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for Securities). Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture, the Securities, the Collateral Documents or the Intercreditor Agreement to cure any ambiguity, omission, defect or inconsistency, or to comply with Article IV or Article X of the Indenture in respect of the assumption by a Successor Company of an obligation of the Company under the Indenture or by a Successor Guarantor of obligations under a Subsidiary Guarantee, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add Guarantees with respect to the Securities or to secure the Securities, or to release a Subsidiary Guarantor upon its designation as an Unrestricted Subsidiary or otherwise in accordance with the Indenture, to release Liens in favor of the Collateral Agent in the Collateral as provided under the collateral release provisions, or to add additional covenants or surrender rights and powers conferred on the Company, or to make any change that does not adversely affect the rights of any Holder in any material respect or to conform the text of the Indenture, the Securities or the Subsidiary Guarantees to the “Description of notes” section of the Offering Memorandum dated August 11, 2009 in certain cases.

15.	Defaults and Remedies

Under the Indenture, Events of Default include, without limitation: (i) default for 30 days in payment of interest when due on the Securities; (ii) default in payment of the principal

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of or premium, if any, on the Securities at Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise; (iii) failure by the Company or any Subsidiary Guarantor to comply with its obligations under Article IV of the Indenture, (iv) failure by the Company or any Subsidiary Guarantor to comply with certain other provisions or agreements in the Indenture, the Securities, the Collateral Documents and the Intercreditor Agreement, in certain cases subject to notice and lapse of time; (v) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company or any Restricted Subsidiary if the amount accelerated (or so unpaid) exceeds $35.0 million (vi) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary; (vii) certain final judgments or decrees for the payment of money in excess of $35.0 million; (viii) the failure of any (1) Subsidiary Guarantee, (2) Collateral Document governing a security interest with respect to any Collateral having a fair market value in excess of $10.0 million or (3) obligation under the Intercreditor Agreement, in each case entered into by a Subsidiary Guarantor which is a Significant Subsidiary or group of Restricted Subsidiaries that taken together would constitute a Significant Subsidiary, to be in full force and effect (except as contemplated thereby) or any denial or disaffirmation thereof and (ix) with respect to Collateral with a fair market value in excess of $10.0 million, a declaration or assertion of invalidity or unenforceability or the failure to be in full force and effect (except as contemplated hereby), subject to any applicable grace periods as set forth in the Indenture.

If an Event of Default occurs and is continuing, the Trustee or Holders of at least 25% in aggregate principal amount of the outstanding Securities then outstanding may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which shall result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee and the Collateral Agent may refuse to enforce the Indenture or the Securities unless each receives indemnity or security reasonably satisfactory to each of the Trustee and the Collateral Agent. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

16.	Trustee Dealings with the Company

Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.	No Recourse Against Others

A director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or any

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Subsidiary Guarantor under the Securities, the Indenture, the Subsidiary Guarantees, the Collateral Documents, the Intercreditor Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

18.	Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

19.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

20.	CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers placed thereon.

21.	Governing Law

This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company shall furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

Brunswick Corporation

1 N. Field Ct.

Lake Forest, Illinois 60045-4811

Attention: William Metzger

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